Exhibit 10.1

DIGIRAD CORPORATION

REVOLVING CREDIT AGREEMENT
DATED AS OF JUNE 21, 2017

WITH

COMERICA BANK

Page

1.		DEFINITIONS	1
	1.1	Certain Defined Terms	1
	1.2	Accounting Terms	22
	1.3	Other Interpretive Provisions	22
2.		REVOLVING CREDIT	22
	2.1	Commitment	23
	2.2	Accrual of Interest and Maturity; Evidence of Indebtedness	23
	2.3	Requests for and Refundings and Conversions of Advances	23
	2.4	Disbursement of Advances	25
	2.5	Interest Payments; Default Interest	25
	2.6	Optional Prepayments	26
	2.7	PRR-based Advance in Absence of Election or Upon Default	26
	2.8	Revolving Credit Fees	27
	2.9	Mandatory Repayment of Revolving Credit Advances	27
	2.10	Use of Proceeds of Advances	28
3.		LETTERS OF CREDIT	28
	3.1	Letters of Credit	28
	3.2	Conditions of Issuance	28
	3.3	Letter of Credit Fees; Increased Costs	30
	3.4	Other Fees	31
	3.5	Drawings and Demands for Payment Under Letters of Credit	31
	3.6	Obligations Irrevocable	31
	3.7	Indemnification	32
4.		CONDITIONS	33
	4.1	Conditions of Initial Advances	33
	4.2	Continuing Conditions	37
5.		REPRESENTATIONS AND WARRANTIES	37
	5.1	Corporate Authority	37
	5.2	Due Authorization	37
	5.3	Good Title; Leases; Assets; No Liens	37
	5.4	Taxes	38
	5.5	No Defaults	38
	5.6	Enforceability of Agreement and Loan Documents	38
	5.7	Compliance with Laws	38
	5.8	Non-contravention	39
	5.9	Litigation	39
	5.10	Consents, Approvals and Filings, Etc.	39
	5.11	Agreements Affecting Financial Condition	39
	5.12	No Investment Company or Margin Stock	40
	5.13	ERISA	40
	5.14	Conditions Affecting Business or Properties	40
	5.15	Environmental and Safety Matters	40
	5.16	Subsidiaries	41
	5.17	Material Contracts	41
	5.18	Franchises, Patents, Copyrights, Tradenames, etc.	41
	5.19	Capital Structure	41

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Page

	5.20	Accuracy of Information	41
	5.21	Solvency	42
	5.22	Employee Matters	42
	5.23	No Misrepresentation	42
	5.24	Corporate Documents and Corporate Existence	42
6.		AFFIRMATIVE COVENANTS	42
	6.1	Financial Statements	43
	6.2	Certificates; Other Information	43
	6.3	Payment of Obligations	44
	6.4	Conduct of Business and Maintenance of Existence; Compliance with Laws	45
	6.5	Maintenance of Property; Insurance	45
	6.6	Inspection of Property; Books and Records, Discussions	45
	6.7	Notices	46
	6.8	Hazardous Material Laws	47
	6.9	Financial Covenants	47
	6.10	Governmental and Other Approvals	48
	6.11	Compliance with ERISA; ERISA Notices	48
	6.12	Defense of Collateral	48
	6.13	Future Subsidiaries; Additional Collateral	48
	6.14	Account Relationship and Cash Management	50
	6.15	Use of Proceeds	50
	6.16	Further Assurances and Information	50
7.		NEGATIVE COVENANTS	50
	7.1	Limitation on Debt	50
	7.2	Limitation on Liens	51
	7.3	Acquisitions	51
	7.4	Limitation on Mergers, Dissolution of Sale of Assets	52
	7.5	Restricted Payments	53
	7.6	Limitation on Investments, Loans and Advances	53
	7.7	Transactions with Affiliates	54
	7.8	Sale-Leaseback Transactions	54
	7.9	Limitations on Other Restrictions	55
	7.10	Modification of Certain Agreements	55
	7.11	Management Fees	55
	7.12	Fiscal Year	55
8.		DEFAULTS	55
	8.1	Events of Default	55
	8.2	Exercise of Remedies	57
	8.3	Rights Cumulative	58
	8.4	Waiver by the Borrower of Certain Laws	58
	8.5	Waiver of Defaults	58
	8.6	Set Off	58
9.		PAYMENTS, RECOVERIES AND COLLECTIONS	59
	9.1	Payment Procedure	59
	9.2	Application of Proceeds of Collateral	59
10.		CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS	60

ii

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Page

	10.1	Reimbursement of Prepayment Costs	60
	10.2	LIBOR Lending Office	60
	10.3	Circumstances Affecting LIBOR Rate Availability	61
	10.4	Laws Affecting LIBOR Rate Availability	61
	10.5	Increased Cost of Advances Carried at the LIBOR Rate	61
	10.6	Capital Adequacy and Other Increased Costs	62
	10.7	Delay in Requests	62
11.		MISCELLANEOUS	62
	11.1	Accounting Principles	62
	11.2	Consent to Jurisdiction	63
	11.3	Governing Law	63
	11.4	Interest	63
	11.5	Closing Costs and Other Costs; Indemnification	63
	11.6	Notices	65
	11.7	Further Action	66
	11.8	Successors and Assigns	66
	11.9	Counterparts	66
	11.10	Amendment and Waiver	66
	11.11	Confidentiality	66
	11.12	WAIVER OF JURY TRIAL	67
	11.13	USA Patriot Act Notice	69
	11.14	Complete Agreement; Conflicts	69
	11.15	Severability	69
	11.16	Table of Contents and Headings; Section References	69
	11.17	Construction of Certain Provisions	70
	11.18	Independence of Covenants	70
	11.19	Electronic Transmissions	70
	11.20	Advertisements	70
	11.21	Reliance on and Survival of Provisions	70

iii

REVOLVING CREDIT AGREEMENT
This Revolving Credit Agreement (“Agreement”) is made as of June 21, 2017, by and between Comerica Bank, a Texas banking association (“Bank”), and Digirad Corporation, a Delaware corporation ( “Borrower”).
RECITALS
A.    The Borrower has requested that Bank extend to it credit and letters of credit on the terms and conditions set forth herein.
B.    Bank is prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the covenants contained herein, the Borrower and Bank agree as follows:

1.	DEFINITIONS.
1.1    Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:
“Account(s)” shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.
“Adjusted EBITDA” shall mean, in respect of any applicable Person(s) and for any applicable period of determination, the sum (without duplication) of (i) the EBITDA of such Person(s) for such period; plus (ii) non-recurring costs and expenses and integration charges related to Permitted Acquisitions, in an aggregate amount up to three percent (3.0%) of the EBITDA of such Person(s) for such period; plus (iii) non-recurring costs and expenses related to Permitted Litigation, in an aggregate amount to be agreed upon between Bank and Borrower in writing for the period ending December 31, 2017; plus (iv) non-recurring fees, costs, and expenses incurred in connection with the consummation of the transactions contemplated by the Loan Documents, including but not limited to, non-cash debt extinguishment costs related to the termination of Borrower’s credit facility with Wells Fargo Bank, NA, (i.e., GAAP accounting impact of terminating debt and related costs under credit facility); plus (v) non-cash stock based compensation; plus (vi) non-cash gains or losses; plus (vii) other additions and adjustments acceptable to Bank in its sole discretion, all as determined in accordance with GAAP.
“Advance(s)” shall mean, as the context may indicate, a borrowing requested by the Borrower, and made by the Bank under Section 2.1 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof, and any advance deemed to have been made in respect of a Letter of Credit under Section 3.5(b) hereof, and shall include, as applicable, a LIBOR-based Advance and a PRR-based Advance.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. Provided that for purposes of Section 7.7 hereof, a Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 20% or more of the Equity Interests having ordinary voting power for the election of directors or managers of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Interest Rate” shall mean, with respect to each Advance, the LIBOR-based Rate or the PRR-based Rate, as selected by the Borrower from time to time subject to the terms and conditions of this Agreement.
“Applicable Margin” shall mean:

(a)    in respect of the LIBOR–based Rate, two and thirty five one-hundredths percent (2.35%) per annum; and

(b)    in respect of the PRR-based Rate, one-half percent (0.50%) per annum.
“Asset Sale” shall mean the sale, transfer or other disposition by any Credit Party of any asset (other than the sale or transfer of less than one hundred percent (100%) of the stock or other ownership interests of any Subsidiary) to any Person (other than to Borrower or a Guarantor).
“Authorized Signer” shall mean each person who has been authorized by Borrower to execute and deliver any requests for Advances hereunder pursuant to a written authorization delivered to the Bank and whose signature card or incumbency certificate has been received by the Bank.
“Bank” shall have the meaning set forth in the preamble.
“Bank Products” shall mean any one or more of the following types of services or facilities extended to the Credit Parties by the Bank: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.
“Bankruptcy Code” shall mean Title 11 of the United States Code and the rules promulgated thereunder.
“Board of Directors” shall mean, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Borrower” shall have the meaning set forth in the preamble to this Agreement.
“Business Day” shall mean any day other than a Saturday Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation on which the Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to LIBOR-based Advances, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Capital Expenditures” shall mean, for any period, with respect to any Person (without duplication), the aggregate of all expenditures incurred by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment, plant and property that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.
“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.
“Change in Law” shall mean the occurrence, after the Effective Date, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including, without limitation, any risk-based capital guidelines or any interpretation, administration, request, regulation, guideline or directive relating to liquidity. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in “Law”, regardless of the date enacted, adopted, issued or promulgated, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” shall mean an event or series of events whereby:

(a)
any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Equity Interests of the Borrower (or other securities convertible into such Equity Interests) representing 35% or more of the combined voting power of all Equity Interests of the Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of the Borrower;

(b)	any Person or two or more Persons acting in concert, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such Equity Interests; or

(c)
during any period of 12 consecutive months commencing on or after the Effective Date, the occurrence of a change in the composition of the Board of Directors of the Borrower such that a majority of the members of such Board of Directors are not Continuing Directors; or

(d)
the Borrower ceases to own and control, directly or indirectly, 100% of the Equity Interests of each other Credit Party; provided, however, that if the Bank consents to the disposition or sale of Equity Interests of a Credit Party, such event shall not be deemed a “Change of Control” hereunder.

“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of Bank is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.
“Collateral Access Agreement” shall mean an agreement in form and substance satisfactory to the Bank in its sole discretion, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Credit Party, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, includes such other agreements with respect to the Collateral as the Bank may require in its sole discretion, as the same may be amended, restated or otherwise modified from time to time.
“Collateral Documents” shall mean the Security Agreement, the Pledge Agreements, the Collateral Access Agreements, and all other security documents (and any joinders thereto) executed by any Credit Party in favor of the Bank on or after the Effective Date, in connection with any of the foregoing collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.
“Commitment” shall mean the Revolving Credit Commitment.
“Consolidated” (or “consolidated”) or “Consolidating” (or “consolidating”) shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated (or consolidating) basis in accordance with GAAP, applied on a consistent basis. Unless otherwise specified herein, “Consolidated” and “Consolidating” shall refer to the Borrower and its Subsidiaries, determined on a Consolidated or Consolidating basis.

“Continuing Director” shall mean (a) any member of the Board of Directors who was a director (or comparable manager) of the Borrower on the Effective Date, and (b) any individual who becomes a member of the Board of Directors after the Effective Date if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors.
“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Covenant Compliance Report” shall mean the report to be furnished by the Borrower to the Bank pursuant to Section 6.2(a) hereof, substantially in the form attached hereto as Exhibit E and certified by a Responsible Officer of Borrower, in which report the Borrower shall set forth the information specified therein.
“Credit Parties” shall mean the Borrower and the Guarantors, and “Credit Party” shall mean any one of them, as the context indicates or otherwise requires.
“Current Maturities of Long Term Debt” shall mean, in respect of any applicable Person(s) and as of any applicable date of determination thereof, that portion of the Long Term Debt of such Person(s) that should be classified as a current liability at such time in accordance with GAAP, including, without limitation, that portion of capital lease obligations of such Person(s) that would be so classified at such time; provided, however, that the principal amount outstanding under the Revolving Credit shall not be included in Current Maturities of Long Term Debt unless six (6) months or less remain until the Revolving Credit Maturity Date.
“Daily Adjusting LIBOR Rate” shall mean for any day a per annum interest rate which is equal to the quotient of the following:

(a)
for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by the Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness hereunder which is to bear interest at such “LIBOR Rate” and for a period equal to one (1) month;

divided by

(b)
1.00 minus the maximum rate on such date at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;

provided, however, and notwithstanding anything to the contrary set forth in this Agreement, if at any time the Daily Adjusting LIBOR Rate determined as provided above would be less than zero percent (0%), then the Daily Adjusting LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Agreement and the Revolving Credit Note. Each calculation by the Bank of the Daily Adjusting LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.
“Debt” shall mean as to any Person, without duplication (a) all Funded Debt of a Person, (b) all Guarantee Obligations of such Person, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all indebtedness of such Person arising in connection with any Hedging Transaction entered into by such Person, (e) all recourse Debt of any partnership of which such Person is the general partner, and (f) any Off Balance Sheet Liabilities.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.
“Distribution” is defined in Section 7.5 hereof.
“Dollars” and the sign “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of the Borrower incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof or which is considered to be a “disregarded entity” for United States federal income tax purposes and which is not a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code, in each case provided such Subsidiary is owned by the Borrower or a Domestic Subsidiary of the Borrower, and “Domestic Subsidiaries” shall mean any or all of them.
“EBITDA” shall mean, in respect of any applicable Person(s) and for any applicable period of determination, the Net Income of such Person(s) for such period, plus, to the extent deducted in computation of such Net Income, the amount of interest expense, income tax expense, and depreciation and amortization expense of such Person(s) for such period, all as determined in accordance with GAAP.
“Effective Date” shall mean the date on which all the conditions precedent set forth in Sections 4.1 and 4.2 have been satisfied.

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.
“E-System” shall mean any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated, hosted or utilized by the Bank, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.
“Event of Default” shall mean each of the Events of Default specified in Section 8.1 hereof.
“Excluded Taxes” shall mean, with respect to Bank, taxes measured by net income (including branch profit taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on Bank as a result of a present or former connection between Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from Bank having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document).
“FCCR Capital Expenditures” shall mean the greater of (a) Capital Expenditures made during such period, excluding that portion of Capitalized Leases that was not paid for in cash, or (b) $3,500,000.
“Fees” shall mean the Revolving Credit Facility Fee, the Revolving Credit Unused Fee, the Letter of Credit Fees and the other fees and charges payable by the Borrower to the Bank hereunder.
“Fiscal Year” shall mean the twelve-month period ending on each December 31.
“Fixed Charge Coverage Ratio” shall mean, in respect of any applicable Person(s) and for any applicable period of determination, the ratio of (a) Adjusted EBITDA for such period, less (i) cash income taxes paid for such period, less (ii), FCCR Capital Expenditures made during such period, less (iii) payments, repurchases or redemptions of stock of made by such Person during such period, less (iv) Distributions and Purchases made by such Person during such period, to (b) (i) the Current Maturities of Long Term Debt of such Person(s) as of the last day of such period plus (ii) interest paid during such period.
“Foreign Subsidiary” shall mean any Subsidiary, other than a Domestic Subsidiary, and “Foreign Subsidiaries” shall mean any or all of them.

“Funded Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all direct reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, bankers acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities of the type described in (a), (b) and (c) above that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, the amount of which is determined in accordance with GAAP; provided however that so long as such Person is not personally liable for any such liability, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations in respect of any liability which constitutes Funded Debt; provided, however that Funded Debt shall not include any indebtedness under any Hedging Transaction prior to the occurrence of a termination event with respect thereto.
“Funded Debt to Adjusted EBITDA Ratio” shall mean, in respect of any applicable Person(s) and as of any applicable date of determination, the ratio of (i) Funded Debt of such Person(s) as of such date of determination to (ii) Adjusted EBITDA of such Person(s) for the four (4) fiscal quarter period ending as of such date of determination.
“GAAP” shall mean, as of any applicable date of determination, generally accepted accounting principles in the United States of America, as applicable on such date, consistently applied, as in effect on the Effective Date.
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Governmental Obligations” shall mean noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.
“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing Person in respect of any obligation of another Person (the “primary obligor”) (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the “primary obligations”) of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.
“Guarantor(s)” shall mean (a) Digirad Imaging Solutions, Inc., a Delaware corporation, (b) Telerhythmics, LLC, a Tennessee limited liability company, (c) MD Office Solutions, a California corporation, (d) Project Rendezvous Holding Corporation, a Delaware corporation, (e) Project Rendezvous Acquisition Corporation, a Delaware corporation, (f) DMS Health Technologies, Inc., a North Dakota corporation, (g) DMS Imaging, Inc., a North Dakota corporation, (h) DMS Health Technologies-Canada, Inc., a North Dakota corporation, and (i) each Domestic Subsidiary of Borrower which has executed and delivered to the Bank a Guaranty (or a joinder to a Guaranty) and a Security Agreement (or a joinder to the Security Agreement).
“Guaranty” shall mean, collectively, the guaranty agreements executed and delivered by the applicable Guarantors on the Effective Date pursuant to Section 4.1 hereof and those guaranty agreements executed and delivered from time to time after the Effective Date (whether by execution of joinder agreements or otherwise) pursuant to Section 6.13 hereof or otherwise, in each case in the form attached hereto as Exhibit D, as amended, restated or otherwise modified from time to time.
“Hazardous Material” shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.
“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations and other governmental restrictions and requirements issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any Hazardous Material which is present or alleged to be present on or about or used in any facilities owned, leased or operated by any Credit Party, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called “superfund” or “superlien” law; and any other United States federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of the Agreement in effect.

“Hedging Agreement” shall mean any agreement relating to a Hedging Transaction entered into between the Borrower and the Bank or an Affiliate of the Bank.
“Hedging Transaction” means each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction and currency hedge (including any option with respect to any of these transactions and any combination of any of the foregoing).
“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.
“Indebtedness” shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after an applicable maturity date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to the Bank, in any manner and at any time, whether arising under this Agreement, the Guaranty or any of the other Loan Documents (including without limitation, payment obligations under Hedging Transactions evidenced by Hedging Agreements), due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party to the Bank, and which shall be deemed to include protective advances made by the Bank with respect to the Collateral under or pursuant to the terms of any Loan Document and any liabilities of any Credit Party to the Bank arising in connection with any Bank Products, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Credit Parties (whether direct or contingent) shall be determined without duplication. Notwithstanding the foregoing, the term “Indebtedness” shall not be deemed to include any obligation of a Credit Party to guarantee, become jointly and severally obligated for or pledge assets in support of a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”), entered into on or after October 12, 2012, if at the time that swap is entered into, such Credit Party is not an “eligible contract participant” as defined in Section 1(a)(18) of the CEA.
“Intercompany Note” shall mean any promissory note issued or to be issued by any Credit Party to evidence an intercompany loan in form and substance reasonably satisfactory to the Bank.
“Interest Period” shall mean with respect to a LIBOR-based Advance, a LIBOR-Interest Period, commencing on the day a LIBOR-based Advance is made, or on the effective date of an election of the LIBOR-based Rate made under Section 2.3 hereof; provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a LIBOR-based Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a LIBOR-based Advance begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period in respect of any Advance shall extend beyond the Revolving Credit Maturity Date.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated thereunder.
“Inventory” shall mean any inventory as defined under the UCC.
“Investment” shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any Guarantee Obligation) in respect of any Equity Interest, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in Equity Interests in any other Person, including, without limitation, any investment made in exchange for the issuance of Equity Interest of such Person and any investment made as a capital contribution to such other Person.
“Issuing Office” shall mean such office as Bank shall designate as its Issuing Office.
"Joint Venture" means any Person a portion (but not all) of the Equity Interests of which is owned directly or indirectly by a Credit Party but which is not a Subsidiary and which is engaged in a business which is similar to or complementary with the Credit Parties.
“Letter of Credit Agreement” shall mean, collectively, the letter of credit application and related documentation executed and/or delivered by the Borrower in respect of each Letter of Credit, in each case satisfactory to the Bank, as amended, restated or otherwise modified from time to time.
“Letter of Credit Documents” shall have the meaning ascribed to such term in Section 3.7(a) hereof.
“Letter of Credit Fee Percentage” shall mean two and one-half percent (2.50%) per annum.
“Letter of Credit Fees” shall mean the fees payable in connection with Letters of Credit pursuant to Section 3.3 hereof.
“Letter of Credit Maximum Amount” shall mean One Million and 00/100 Dollars ($1,000,000.00).
“Letter of Credit Obligations” shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, and (b) the aggregate amount of Reimbursement Obligations which remain unpaid as of such date.
“Letter of Credit Payment” shall mean any amount paid or required to be paid by the Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.
“Letter(s) of Credit” shall mean any standby letters of credit issued by the Bank at the request of or for the account of the Borrower pursuant to Article 3 hereof.
“LIBOR Rate” shall mean, with respect to the principal amount of any LIBOR-based Advance outstanding hereunder, , the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant LIBOR-Interest Period, commencing on the first day of such LIBOR-Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such LIBOR-Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by the Bank, or, in the absence of such other service, the “LIBOR Rate” shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such LIBOR-Interest Period in the interbank eurodollar market in an amount comparable to the principal amount of the relevant LIBOR-based Advance which is to bear interest on the basis of such LIBOR-based Rate and for a period equal to the relevant LIBOR-Interest Period; provided, however, and notwithstanding anything to the contrary set forth in this Agreement, if at any time the LIBOR Rate determined as provided above would be less than zero percent (0%), then the LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Agreement and the Revolving Credit Note (the “LIBOR 0% Floor”), except for any portion of any outstanding Advance(s) hereunder or any principal Indebtedness outstanding hereunder which, at any such time, is/are subject to any Specified Hedging Agreement, in which case, the LIBOR Rate for such portion of such Advance(s) and Indebtedness shall be determined without giving effect to the LIBOR 0% Floor. Each calculation by the Bank of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR-based Advance” shall mean any Advance which bears interest at the LIBOR-based Rate.
“LIBOR-based Rate” shall mean a per annum interest rate which is equal to the sum of the Applicable Margin plus the quotient of:

(a)	the LIBOR Rate, divided by

(b)
1.00 minus the maximum rate (expressed as a decimal) on such date at which the Bank is required to maintain reserves on ‘Eurocurrency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Bank is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category.

“LIBOR-Interest Period” shall mean, for any LIBOR-based Advance, an Interest Period of one, two or three months (or any shorter or longer periods agreed to in advance by the Borrower and the Bank) as selected by the Borrower for such LIBOR-based Advance pursuant to Section 2.3.
“LIBOR Lending Office” shall mean the Bank’s office located at its Grand Cayman Branch or such other branch of the Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by written notice to the Borrower.

“Lien” shall mean any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.
“Liquid Assets” shall mean, in respect of any applicable Person and as of any applicable date of determination, the sum of unrestricted cash, unrestricted marketable securities, FDIC insured accounts and United States government securities of such Person at such time, but excluding any assets held in a “401K” account, individual retirement account (IRA), pension or other type of retirement account or annuity, Rule 144 securities, securities pledged to secure any debt whether or not the debt is currently outstanding, securities not fully transferable until conditions are met, and assets held in joint accounts with any party who is not a Credit Party. In the case of Borrower, Liquid Assets shall include the Unused Revolving Credit Availability.
“Loan Documents” shall mean, collectively, this Agreement, the Revolving Credit Note, the Letter of Credit Agreements, the Letters of Credit, the Guaranty, the Collateral Documents, the Sweep Agreement, each Hedging Agreement, and any other documents, certificates or agreements that are executed and required to be delivered pursuant to any of the foregoing documents, as such documents may be amended, restated or otherwise modified from time to time.
“Long Term Debt” shall mean, in respect of any applicable Person(s) and as of any applicable date of determination thereof, all Debt of such Person(s) which should be classified as “funded indebtedness” or “long term indebtedness” on a balance sheet of such Person(s) as of such date in accordance with GAAP, including, without limitation, to the extent not otherwise included, capital lease obligations of such Person(s) to the extent classified as long term at such time.
“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations, properties or prospects of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform its obligations under this Agreement, the Revolving Credit Note or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, the Revolving Credit Note or any of the other Loan Documents or the rights or remedies of the Bank hereunder or thereunder.
“Material Contract” shall mean (i) each agreement or contract to which any Credit Party is a party or in respect of which any Credit Party has any liability, that by its terms (without reference to any indemnity or reimbursement provision therein) provides for aggregate future guaranteed payments in respect of any such individual agreement or contract of at least $500,000 and (ii) any other agreement or contract the loss of which would be reasonably likely to result in a Material Adverse Effect; provided that Material Contracts shall not be deemed to include any Pension Plans, collective bargaining agreements, or casualty or liability or other insurance policies maintained in the ordinary course of business.
“Multiemployer Plan” shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” shall mean, in respect of any applicable Person(s) and for any applicable period of determination, the net income (or loss) of such Person(s) for such period, as determined in accordance with GAAP, but excluding, in any event:
(a)    any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses; and
(b)    in the case of Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash Distributions.
“Off Balance Sheet Liability(ies)” of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivables sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of Debt or any of the liabilities set forth in subsections (i)-(iii) of this definition, but which does not constitute a liability on the balance sheets of such Person.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” shall mean any plan established and maintained by a Credit Party, or contributed to by a Credit Party, which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of Section 412 of the Internal Revenue Code.
“Permitted Acquisition” shall mean any acquisition by the Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person: (a) specifically consented to by the Bank or (b) which satisfies and/or is conducted in accordance with the following requirements:

(a)	Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Borrower or such Guarantor;

(b)
If such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (X) become a wholly-owned direct Subsidiary of the Borrower or of a Guarantor and the Borrower or the applicable Guarantor shall cause such acquired Person to comply with Section 6.13 hereof or (Y) provided that the Credit Parties continue to comply with Section 6.4(a) hereof, be merged with and into the Borrower or such a Guarantor (and, in the case of the Borrower, with the Borrower being the surviving entity);

(c)	If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by the Borrower or a Guarantor (subject to compliance with Section 6.4(a) hereof);

(d)
The Borrower shall have delivered to the Bank not less than ten (10) (or such shorter period of time agreed to by the Bank) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including the acquisition agreement and any related document), and historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete Fiscal Years of the acquisition target, if available, prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and substance reasonably satisfactory to the Bank;

(e)
Both immediately before and after the consummation of such acquisition and after giving effect to the Pro Forma Projected Financial Information, no Default or Event of Default shall have occurred and be continuing;

(f)	The Bank shall have received satisfactory evidence showing that the business or Person being acquired has positive EBITDA;

(g)
The Bank shall have received satisfactory evidence that Borrower’s Liquid Assets will be (a) at least Five Million Dollars ($5,000,000) immediately after giving effect to such acquisition through the date that is six months thereafter and (b) at least Two Million Five Hundred Thousand Dollars ($2,500,000) from the date that is six months after the consummation of such acquisition to the date that is one year after the consummation of such acquisition;

(h)
The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

(i)
All governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to the Borrower or Guarantor making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and evidence thereof reasonably satisfactory in form and substance to the Bank shall have been delivered, or caused to have been delivered, by the Borrower to the Bank;

(j)
There shall be no actions, suits or proceedings pending or, to the knowledge of any Credit Party threatened against or affecting the acquisition target in any court or before or by any governmental department, agency or instrumentality, which could reasonably be expected to be decided adversely to the acquisition target and which, if decided adversely, could reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the acquisition target and its subsidiaries (taken as a whole) or would materially adversely affect the ability of the acquisition target to enter into or perform its obligations in connection with the proposed acquisition, nor shall there be any actions, suits, or proceedings pending, or to the knowledge of any Credit Party threatened against the Credit Party that is making the acquisition which would materially adversely affect the ability of such Credit Party to enter into or perform its obligations in connection with the proposed acquisition; and

(k)
The purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Debt (such Debt being otherwise permitted under this Agreement) assumed or to which such assets, businesses or business or Equity Interests, or any Person so acquired is subject and including any portion of the purchase price allocated to any non-compete agreements, (X) is less than Five Million Dollars ($5,000,000), and (Y) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition (not including acquisitions specifically consented to which fall outside of the terms of this definition)within a trailing twelve (12) month period, plus the amount invested in Joint Ventures within that trailing twelve (12) month period, does not exceed Five Million Dollars ($5,000,000).

“Permitted Investments” shall mean with respect to any Person:

(a)	Governmental Obligations;

(b)
Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

(c)
Banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with Bank or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by any Credit Party in the ordinary course of business;

(d)	Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

(e)
Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced;

(f)	Equity Interests of such Person, provided that both immediately before and after the acquisition of such Equity Interests, no Default or Event of Default shall have occurred and be continuing;

(g)
Creation of, or entry into, a Joint Venture, provided that, (1) both immediately before and after entry into or creation of such Joint Venture, and after giving effect to the Joint Venture, no Default or Event of Default shall have occurred and be continuing, (2) the aggregate amount invested in Joint Ventures does not exceed Two Million Dollars ($2,000,000) within a trailing twelve (12) month period, and (3) the aggregate amount invested in Joint Ventures plus the aggregate amount of acquisitions under clause (k) of the definition of Permitted Acquisitions (not including acquisitions specifically consented to which fall outside of the terms of that definition) does not exceed Five Million Dollars ($5,000,000) within a trailing twelve (12) month period;

(h)	Any other investment to which the Bank has consented; and

(i)	Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.
“Permitted Liens” shall mean with respect to any Person:

(a)
Liens for (i) fees, taxes or governmental assessments, charges or levies or (ii) customs duties in connection with the importation of goods to the extent such Liens attach to the imported goods that are the subject of the duties, in each case (x) to the extent not yet due, (y) as to which the period of grace, if any, related thereto has not expired or (z) which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, any proceedings for the enforcement of such liens have been suspended and adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, processor’s, landlord’s liens or other like liens arising in the ordinary course of business which secure obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, (x) any proceedings commenced for the enforcement of such Liens have been suspended or such Liens have been bonded in accordance with applicable law on terms reasonably satisfactory to the Bank, and (y) appropriate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(c)
(i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations (not otherwise permitted under subsection (g) of this definition), bids, leases, fee and expense arrangements with trustees and fiscal agents, trade contracts, surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided, that in each case full provision for the payment of all such obligations has been made on the books of such Person as may be required by GAAP;

(d)
any attachment or judgment lien that remains unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period ending on the earlier of (i) forty five (45) consecutive days from the date of its attachment or entry (as applicable) or (ii) the commencement of enforcement steps with respect thereto, other than the filing of notice thereof in the public record;

(e)
minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties or any other non-monetary encumbrance affecting real property, or any interest of any lessor or sublessor under any lease permitted hereunder which, in each case, could not reasonably be expected to materially interfere with the business of such Person;

(f)
Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding Liens arising under ERISA), provided that no enforcement proceedings in respect of such Liens are pending and provisions have been made for the payment of such liens on the books of such Person as may be required by GAAP;

(g)
deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money;

(h)	continuations of Liens that are permitted under subsections (a)-(g) hereof, provided such continuations do not violate the specific time periods set forth in subsections (b) and (d) and provided further that such Liens do not extend to any additional property or assets of any Credit Party or secure any additional obligations of any Credit Party;

(i)
Liens arising solely by virtue of any statutory or common law provision or granted to banks in the ordinary course of business relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(j)	any interest or title of a lessor in the property (and the proceeds, accession or products thereof) subject to any operating lease entered into by a Credit Party in the ordinary course of business;

(k)
Liens encumbering real property or fixtures under construction (and proceeds or products thereof) arising from progress or partial payments by a customer of a Credit Party relating to such property or assets;

(l)	precautionary UCC or similar filings in respect of true leases;

(m)
Liens solely on any deposits, advances, contractual payments, including implementation allowances, or escrows made or paid to or with customers or clients or in connection with insurance arrangements, in each case, in the ordinary course of business; and

(n)	Liens set forth on Schedule 1.1B.
Regardless of the language set forth in this definition, no Lien over the Equity Interests of any Credit Party granted to any Person other than to the Bank shall be deemed a “Permitted Lien” under the terms of this Agreement.
“Permitted Litigation” is defined in Section 5.9 hereof.
“Person” shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, firm or association or a government or any agency or political subdivision thereof or other entity of any kind.
“Pledge Agreement(s)” shall mean any pledge agreement executed and delivered by a Credit Party on the Effective Date pursuant to Section 4.1 hereof, if any, and executed and delivered from time to time after the Effective Date by any Credit Party pursuant to Section 6.13 hereof or otherwise, and any agreements, instruments or documents related thereto, in each case in form and substance reasonably satisfactory to the Bank amended, restated or otherwise modified from time to time.
“Prime Rate” shall mean the per annum rate of interest announced by the Bank, at its main office from time to time as its “prime rate” (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Bank to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.
“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement executed by the Borrower (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Credit Parties and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition and as of the end of at least the next succeeding three (3) Fiscal Years following the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the ratios described in Section 6.9 hereof, as projected as of the effective date of the acquisition and as of the ends of those Fiscal Years and accompanied by (i) a statement setting forth a calculation of the ratio so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as the Bank shall reasonably request.
“PRR-based Advance” shall mean an Advance which bears interest at the PRR-based Rate.
“PRR-based Rate” shall mean a per annum interest rate which is equal to the sum of the Applicable Margin plus the Prime Referenced Rate.
“Rating Agency” shall mean Moody’s Investor Services, Inc., Standard and Poor’s Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Bank.
“Reimbursement Obligation(s)” shall mean the aggregate amount of all unreimbursed drawings under all Letters of Credit (excluding for the avoidance of doubt, reimbursement obligations that are deemed satisfied pursuant to a deemed disbursement under Section 3.5(b)).
“Request for Advance” shall mean a request for a Revolving Credit Advance issued by the Borrower under Section 2.3 of this Agreement in the form attached hereto as Exhibit A.
“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, chief financial officer, treasurer, president or controller of such Person, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer of such Person having substantially the same authority and responsibility.

“Revolving Credit” shall mean the revolving credit loans to be advanced to the Borrower by the Bank pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Commitment.
“Revolving Credit Advance” shall mean a borrowing requested by the Borrower and made by the Bank under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any deemed disbursement of an Advance in respect of a Letter of Credit under Section 3.5(b) hereof, and may include, subject to the terms hereof, LIBOR-based Advances and PRR-based Advances.
“Revolving Credit Commitment” shall mean Twenty Five Million Dollars ($25,000,000).
“Revolving Credit Facility Fee” shall mean the fee payable to the Bank in accordance with Section 2.8(b) hereof.
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) June 21, 2022, and (ii) the date on which the Revolving Credit Commitment shall terminate in accordance with the provisions of this Agreement.
“Revolving Credit Note” shall mean the revolving credit note described in Section 2.2 hereof, made by the Borrower to Bank in the form attached hereto as Exhibit B, as such note may be amended or supplemented from time to time, and any other note issued in substitution, replacement or renewal thereof from time to time.
“Revolving Credit Unused Fee” shall mean the fee payable to the Bank in accordance with Section 2.8(a) hereof.
“Revolving Credit Unused Fee Percentage” shall mean one quarter percent (0.25%) per annum.
“SEC” means the United States Securities and Exchange Commission or any successor agency.
“Security Agreement” shall mean, collectively, the security agreement(s) executed and delivered by the Borrower and the Guarantors on the Effective Date pursuant to Section 4.1 hereof, and any such agreements executed and delivered after the Effective Date (whether by execution of a joinder agreement to any existing security agreement or otherwise) pursuant to Section 6.13 hereof or otherwise, in the form of the Security Agreements attached hereto as Exhibits C-1 and C-2, as amended, restated or otherwise modified from time to time.
“Specified Hedging Agreement” means any agreement or other documentation between the Borrower and the Bank providing for an interest rate swap that does not provide for a minimum rate of zero percent (0%) with respect to determinations of the LIBOR Rate for the purposes of such interest rate swap (e.g., determines the floating amount by using the “negative interest rate method” rather than the “zero interest rate method” in the case of any such interest rate swap made under any master agreement or other documentation published by the International Swaps and Derivatives Association, Inc.).
“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership, partnership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of the Borrower.
“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Bank or any other cash management arrangement which the Borrower and the Bank have executed for the purposes of effecting the borrowing and repayment of Advances.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable state; provided that, unless specified otherwise or the context otherwise requires, such terms shall refer to the Uniform Commercial Code as in effect in the State of California.
“Unused Revolving Credit Availability” shall mean, on any date of determination, the amount equal to the Revolving Credit Commitment minus (x) the aggregate outstanding principal amount of all Advances and (y) the Letter of Credit Obligations.
“USA Patriot Act” is defined in Section 5.7.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
1.2    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Borrower’s audited financial statements, except as otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Bank shall so request, the Bank and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.3    Other Interpretive Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any reference in this Agreement or any other Loan Agreement to any document, instrument and agreement shall mean to refer to such document, instrument or agreement as in effect at any time and from time to time with such amendments, restatement, supplements and other modifications made in accordance with the terms thereof.

2.	REVOLVING CREDIT.

2.1    Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), the Bank agrees to make Advances of the Revolving Credit in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding the Revolving Credit Commitment. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit.
2.2    Accrual of Interest and Maturity; Evidence of Indebtedness. The Borrower hereby promises to pay to the Bank the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Revolving Credit Advance shall, from time to time from and after the date of such Advance (until paid), bear interest at its Applicable Interest Rate. The outstanding Revolving Credit Advances shall be evidenced by the Revolving Credit Note.
2.3    Requests for and Refundings and Conversions of Advances. The Borrower may request an Advance of the Revolving Credit, a refund of any Revolving Credit Advance in the same type of Advance or to convert any Revolving Credit Advance to any other type of Revolving Credit Advance only by delivery to the Bank of a Request for Advance executed by an Authorized Signer for Borrower, subject to the following:

(a)	each such Request for Advance shall set forth the information required on the Request for Advance, including without limitation:

(i)	the proposed date of such Revolving Credit Advance (or the refunding or conversion of an outstanding Revolving Credit Advance), which must be a Business Day;

(ii)	whether such Advance is a new Revolving Credit Advance or a refunding or conversion of an outstanding Revolving Credit Advance; and

(iii)
whether such Revolving Credit Advance is to be a PRR-based Advance or a LIBOR-based Advance, and, except in the case of a PRR-based Advance, the first LIBOR-Interest Period applicable thereto, provided, however, that the initial Revolving Credit Advance made under this Agreement shall be a PRR-based Advance, which may then be converted into a LIBOR-based Advance in compliance with this Agreement.

(b)
each such Request for Advance shall be delivered to the Bank by 10:00 a.m. (California time) three (3) Business Days prior to the proposed date of the Revolving Credit Advance, except in the case of a PRR-based Advance, for which the Request for Advance must be delivered by 10:00 a.m. (California time) on the proposed date for such Revolving Credit Advance;

(c)
on the proposed date of such Revolving Credit Advance, the sum of (x) the aggregate principal amount of all Revolving Credit Advances outstanding on such date (including, without duplication) the Advances that are deemed to be disbursed by the Bank under Section 3.5(b) hereof in respect of the Borrower’s Reimbursement Obligations hereunder), plus (y) the Letter of Credit Obligations as of such date, in each case after giving effect to all outstanding requests for Revolving Credit Advances and for the issuance of any Letters of Credit, shall not exceed the Revolving Credit Commitment;

(d)
in the case of a PRR-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $100,000.00 or the remainder available under the Revolving Credit Commitment if less than $100,000.00;

(e)
in the case of a LIBOR-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Revolving Credit Advance to be then combined therewith having the same LIBOR-Interest Period, if any, shall be at least $250,000.00 (or a larger integral multiple of $100,000.00) and at any one time there shall not be in effect more than six (6) different LIBOR-Interest Periods;

(f)	a Request for Advance, once delivered to the Bank, shall not be revocable by the Borrower and shall constitute a certification by the Borrower as of the date thereof that:

(i)
all conditions to the making of Revolving Credit Advances set forth in this Agreement have been satisfied and shall remain satisfied to the date of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance);

(ii)
there is no Default or Event of Default in existence, and none will exist upon the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance); and

(iii)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance), other than any representation or warranty that expressly speaks only as of a different date;

(g)
At the option of the Bank, subject to revocation by the Bank at any time and from time to time, the Borrower may utilize the Bank’s “Sweep to Loan” automated system for obtaining Advances and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Advances shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement. Each time an Advance is made using the “Sweep to Loan” system, the Borrower shall be deemed to have certified to the Bank each of the matters set forth in Section 2.3(f). Principal and interest on Advances requested, or deemed requested, pursuant to this Section shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of the Revolving Credit shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date. The Bank may suspend or revoke the Borrower’s privilege to use the “Sweep to Loan” system at any time and from time to time for any reason and, immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to the Borrower for the funding of Advances hereunder (or otherwise), and the regular procedures set forth in this Section 2.3 for the making of Advances shall be deemed immediately to apply.
The Bank may also, at its option, lend under this Section 2.3 upon the telephone or email request of an Authorized Signer of Borrower to make such requests and, in the event the Bank makes any such Advance upon a telephone or email request, such Authorized Signers shall fax or deliver by electronic file to the Bank, on the same day as such telephone or email request, an executed Request for Advance. The Borrower hereby authorizes the Bank to disburse Advances under this Section 2.3 pursuant to the telephone or email instructions of any person purporting to be an Authorized Signer. Notwithstanding the foregoing, the Borrower acknowledges that the Borrower shall bear all risk of loss resulting from disbursements made upon any telephone or email request. Each telephone or email request for an Advance from Authorized Signers for the Borrower shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.
2.4    Disbursement of Advances. Subject to submission of an executed Request for Advance by the Borrower without exceptions noted in the compliance certification therein, the Bank shall make available to the Borrower the requested Revolving Credit Advance in Dollars:

(i)
for PRR-based Advances, not later than 5:00 p.m. (California time) on the date of such Revolving Credit Advance, by credit to an account of Borrower maintained with the Bank or to such other account or third party as the Borrower may reasonably direct in writing, provided such direction is timely given; and

(ii)
for LIBOR-based Advances, not later than 5:00 p.m. (the time of the Bank’s Correspondent) on the date of such Revolving Credit Advance, by credit to an account of Borrower maintained with the Bank’s Correspondent or to such other account or third party as the Borrower may direct, provided such direction is timely given.

2.5    Interest Payments; Default Interest.
(a)    Interest on the unpaid balance of all PRR-based Advances of the Revolving Credit from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the PRR-based Rate, and shall be payable in immediately available funds monthly in arrears commencing on August 1, 2017, and on the first day of each month thereafter. Whenever any payment under this Section 2.5(a) shall become due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Interest accruing at the PRR-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the PRR-based Rate on the date of such change in the PRR-based Rate.
(b)    Interest on each LIBOR-based Advance of the Revolving Credit shall accrue at its LIBOR-based Rate and shall be payable in immediately available funds on the last day of the LIBOR-Interest Period applicable thereto (and, if any LIBOR-Interest Period shall exceed three months, then on the last Business Day of the third month of such LIBOR-Interest Period, and at three month intervals thereafter). Interest accruing at the LIBOR-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the LIBOR-Interest Period applicable thereto to but not including the last day thereof.
(c)    Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Revolving Credit Advance refunded or converted pursuant to Section 2.3 shall be due and payable in full on the date such Advance is refunded or converted.
(d)    In the case of any Event of Default under Section 8.1(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, immediately upon receipt by the Bank of notice, interest shall be payable on demand on all Revolving Credit Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance plus, in the case of LIBOR-based Advances, three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, and for all PRR-based Advances from time to time outstanding, at a per annum rate equal to the PRR-based Rate plus three percent (3%).
2.6    Optional Prepayments.
(a)    (i) The Borrower may prepay all or part of the outstanding principal of any PRR-based Advance(s) of the Revolving Credit at any time, provided that, unless the “Sweep to Loan” system shall be in effect in respect of the Revolving Credit, after giving effect to any partial prepayment, the aggregate balance of PRR-based Advance(s) of the Revolving Credit remaining outstanding shall be at least One Hundred Thousand and 00/100 Dollars ($100,000.00), and (ii) subject to Section 2.9(b) hereof, the Borrower may prepay all or part of the outstanding principal of any LIBOR-based Advance of the Revolving Credit at any time (subject to not less than five (5) Business Days’ notice to the Bank) provided that, after giving effect to any partial prepayment, the unpaid portion of such Advance which is to be refunded or converted under Section 2.3 hereof shall be at least Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).
(b)    Any prepayment of a PRR-based Advance made in accordance with this Section shall be without premium or penalty and any prepayment of any other type of Advance shall be subject to the provisions of Section 10.1 hereof, but otherwise without premium or penalty.
2.7    PRR-based Advance in Absence of Election or Upon Default. If, (a) as to any outstanding LIBOR-based Advance of the Revolving Credit, the Bank has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 hereof with respect to the refunding or conversion of such Advance, or (b) if on the last day of the applicable Interest Period, a

Default or an Event of Default shall have occurred and be continuing, then, on the last day of the applicable Interest Period the principal amount of any LIBOR-based Advance which has not been prepaid shall be converted automatically to a PRR-based Advance and the Bank shall thereafter promptly notify the Borrower of said action. All accrued and unpaid interest on any Advance converted to a PRR-based Advance under this Section 2.7 shall be due and payable in full on the date such Advance is converted.
2.8    Revolving Credit Fees.

(a)
Unused Fee. From the Effective Date to the Revolving Credit Maturity Date, the Borrower shall pay to the Bank a Revolving Credit Unused Fee quarterly in arrears commencing October 1, 2017 (in respect of the period beginning on the Effective Date and ending on September 30, 2017), on the first day of each calendar quarter thereafter (in respect of the prior calendar quarter), and on the Revolving Credit Maturity Date (in respect of the prior calendar quarter or any portion thereof). The Revolving Credit Unused Fee shall be determined by multiplying the Revolving Credit Unused Fee Percentage times the average daily amount by which the Revolving Credit Commitment then in effect exceeds the sum of (i) the aggregate principal amount of Revolving Credit Advances outstanding from time to time during such period and (ii) the Letter of Credit Obligations outstanding from time to time during such period, calculated on a daily basis. The Revolving Credit Unused Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Unused Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. It is expressly understood that the Revolving Credit Unused Fee described in this Section is not refundable.

(b)
Facility Fee. The Borrower shall pay to the Bank a fee of $62,500 for the Revolving Credit (less any credit for attorney fees and advances due to Borrower under Section 11.5(a)), which fee is deemed earned as of the Effective Date and when paid is not refundable. $50,000 of the Facility Fee shall be due and payable on the Effective Date and the remaining $12,500 of the Facility Fee, less any credit for attorney fees and advances due to Borrower under Section 11.5(a), shall be due and payable three (3) Business Days after demand by the Bank.

2.9    Mandatory Repayment of Revolving Credit Advances.
(a)    If at any time and for any reason, the aggregate outstanding principal amount of Revolving Credit Advances plus the outstanding Letter of Credit Obligations shall exceed the Revolving Credit Commitment, the Borrower shall immediately reduce any pending request for a Revolving Credit Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, repay any Revolving Credit Advances in an amount equal to the lesser of the outstanding amount of such Advances and the amount of such remaining excess and then, to the extent that any excess remains after payment in full of all Revolving Credit Advances, to provide cash collateral in support of any Letter of Credit Obligations in an amount equal to the lesser of (x) 105% of the amount of such Letter of Credit Obligations and (y) the amount of such remaining excess, with such cash collateral to be provided on terms reasonably satisfactory to the Bank. The Borrower acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 10.1 hereof. Any payments made pursuant to this Section shall be applied first to outstanding PRR-based Advances under the Revolving Credit and then to LIBOR-based Advances of the Revolving Credit.
(b)    To the extent that, on the date any mandatory repayment of the Revolving Credit Advances under this Section 2.9 or payment pursuant to the terms of any of the Loan Documents is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at the LIBOR-based Rate and no Default or Event of Default has occurred and is continuing, the Borrower may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Bank on such terms and conditions as are reasonably acceptable to the Bank and upon such deposit the obligation of the Borrower to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each LIBOR-Interest Period attributable to the LIBOR-based Advances of such Revolving Advance, thereby avoiding breakage costs under Section 10.1 hereof; provided, however, that if a Default or Event of Default shall have occurred at any time while sums are on deposit in the cash collateral account, the Bank may, in its sole discretion, elect to apply such sums to reduce the principal balance of such LIBOR-based Advances prior to the last day of the applicable LIBOR-Interest Period, and the Borrower will be obligated to pay any resulting breakage costs under Section 10.1.
2.10    Use of Proceeds of Advances. Advances of the Revolving Credit shall be used to refinance existing Debt, to finance working capital, lawful corporate purposes and Capital Expenditures.

3.	LETTERS OF CREDIT.
3.1    Letters of Credit. Subject to the terms and conditions of this Agreement, Bank may, but shall not be required to, through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of the Borrower accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Bank may require, issue Letters of Credit in Dollars for the account of the Borrower, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of Fifty Thousand Dollars ($50,000) (or such lesser amount as may be agreed to by the Bank) and each Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of (i) twelve (12) months after the date of issuance thereof and (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to such industry rules and governing law as are acceptable to the Bank. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.
3.2    Conditions to Issuance. No Letter of Credit shall be issued (including the renewal or extension of any Letter of Credit previously issued) at the request and for the account of the Borrower unless, as of the date of issuance (or renewal or extension) of such Letter of Credit:

(a)
(i) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations do not exceed the Letter of Credit Maximum Amount; and (ii) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit Advances (including all Advances deemed disbursed by the Bank under Section 3.5(b) hereof in respect of the Borrower’s Reimbursement Obligations) hereunder requested or outstanding on such date do not exceed the Revolving Credit Commitment;

(b)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of date of the issuance of such Letter of Credit (both before and immediately after the issuance of such Letter of Credit), other than any representation or warranty that expressly speaks only as of a different date;

(c)	there is no Default or Event of Default in existence, and none will exist upon the issuance of such Letter of Credit;

(d)
the Borrower shall have delivered to Bank at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to Bank;

(e)
no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain Bank from issuing the Letter of Credit requested, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit the Bank from issuing the Letter of Credit requested or letters of credit generally;

(f)
there shall have been (i) no introduction of or change in the interpretation of any law or regulation, (ii) no declaration of a general banking moratorium by banking authorities in the United States, California or the respective jurisdictions in which the Borrower and the beneficiary of the requested Letter of Credit are located, and (iii) no establishment of any new restrictions by any central bank or other governmental agency or authority on transactions involving letters of credit or on banks generally that, in any case described in this clause (e), would make it unlawful or unduly burdensome for the Bank to issue the requested Letter of Credit or letters of credit generally; and

(g)	Bank shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Bank pursuant hereto shall constitute the certification by the Borrower of the matters set forth in Section 4.2 hereof. The Bank shall be entitled to rely on such certification without any duty of inquiry.
3.3    Letter of Credit Fees; Increased Costs.

(a)
The Borrower shall pay to the Bank a per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit and the actual number of days that such Letter of Credit is in effect) in the amount of the Letter of Credit Fee Percentage.

(b)
All payments by the Borrower to the Bank under this Section 3.3 shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Bank as may be designated from time to time by written notice to the Borrower by the Bank. The fee described in clause (a) above (i) shall be nonrefundable under all circumstances, (ii) shall be payable quarterly in advance on the first day of each calendar quarter and (iii) shall be determined by multiplying the Letter of Credit Fee Percentage by the undrawn amount of the face amount of each such Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

(c)
If any Change in Law shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Bank or (ii) impose on Bank any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Bank of issuing or maintaining any of the Letters of Credit (which increase in cost or expense shall be determined by the Bank’s reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Bank, as the case may be, the Borrower shall, within thirty (30) days following demand for payment, pay to Bank, as the case may be, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost and expense (together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the PRR-based Rate), provided that if the Bank could take any reasonable action, without cost or administrative or other burden or restriction to Bank, to mitigate or eliminate such cost or expense, it agrees to do so within a reasonable time after becoming aware of the foregoing matters. Each demand for payment under this Section 3.3(c) shall be accompanied by a certificate of Bank setting forth the amount of such increased cost or expense incurred by the Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and in reasonable detail, the methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be conclusive evidence, absent manifest error, as to the amount thereof.

3.4    Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Borrower shall pay to Bank standard documentation, administration, payment and cancellation charges assessed by the Bank or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.
3.5    Drawings and Demands for Payment Under Letters of Credit.
(a)    If the Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Borrower agrees to pay to the Bank an amount equal to the amount paid by the Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Bank relative thereto not later than 1:00 p.m. (California time), in Dollars, on (i) the Business Day that the Borrower received notice of such presentment and honor, if such notice is received prior to 11:00 a.m. (California time) or (ii) the Business Day immediately following the day that the Borrower received such notice, if such notice is received after 11:00 a.m. (California time).
(b)    If the Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrower does not reimburse the Bank as required under clause (a) above and the Revolving Credit Commitment has not been terminated (whether by maturity, acceleration or otherwise), the Borrower shall be deemed to have immediately requested that the Bank make a PRR-based Advance of the Revolving Credit (which Advance may be subsequently converted at any time into a LIBOR-based Advance pursuant to Section 2.3 hereof) in the principal amount equal to the amount paid by the Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Bank relative thereto.
(c)    In the case of any Advance made under this Section 3.5, each such Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 hereof or Article 4 hereof, and, to the extent of the Advance so disbursed, the Reimbursement Obligation of the Borrower to the Bank under this Section 3.5 shall be deemed satisfied (unless, in each case, taking into account any such deemed Advances, the aggregate outstanding principal amount of Advances of the Revolving Credit plus the Letter of Credit Obligations (other than the Reimbursement Obligations to be reimbursed by this Advance) on such date exceed the then applicable Revolving Credit Commitment).
(d)    If the Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Bank shall provide notice thereof to the Borrower on the date such draft or demand is honored. The Bank shall further use reasonable efforts to provide notice to the Borrower prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Borrower under this Section 3.5.
3.6    Obligations Irrevocable. The obligations of the Borrower to make payments to the Bank with respect to Letter of Credit Obligations under Section 3.5 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

(a)
Any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, any other documentation relating to any Letter of Credit, this Agreement or any of the other Loan Documents (the “Letter of Credit Documents”);

(b)
Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit Document;

(c)
The existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Bank, or any other Person, whether in connection with this Agreement, any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

(d)
Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(e)
Payment by the Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(f)
Any failure, omission, delay or lack on the part of the Bank or any party to any of the Letter of Credit Documents or any other Loan Document to enforce, assert or exercise any right, power or remedy conferred upon the Bank, or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Bank or any such party; or

(g)
Any other event or circumstance that would, in the absence of this Section 3.6, result in the release or discharge by operation of law or otherwise of the Borrower from the performance or observance of any obligation, covenant or agreement contained in Section 3.5 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrower against the Bank. With respect to any Letter of Credit, nothing contained in this Section 3.6 shall be deemed to prevent the Borrower, after satisfaction in full of the absolute and unconditional obligations of the Borrower hereunder with respect to such Letter of Credit, from asserting in a separate action any claim, defense, set off or other right which it may have against the Bank in connection with such Letter of Credit.
3.7    Indemnification. The Borrower hereby indemnifies and agrees to hold harmless the Bank and its Affiliates, and the respective officers, directors, employees and agents of such Persons

(each an “L/C Indemnified Person”), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Bank or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit (collectively, the “L/C Indemnified Amounts”), and none of the Bank nor any of its respective officers, directors, employees or agents shall be liable or responsible for:

(a)	the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

(b)
the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(c)
payment by the Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(d)	any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

(e)	any other event or circumstance whatsoever arising in connection with any Letter of Credit.
It is understood that in making any payment under a Letter of Credit the Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.
With respect to subparagraphs (a) through (e) hereof, (i) Borrower shall not be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from the gross negligence or willful misconduct of such L/C Indemnified Person or any officer, director, employee or agent of such L/C Indemnified Person and (ii) the Bank shall be liable to Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Borrower which were caused by the gross negligence or willful misconduct of the Bank or any officer, director, employee or agent of the Bank or by the Bank’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

4.	CONDITIONS.
The obligations of the Bank to make Advances or loans pursuant to this Agreement and the obligation of the Bank to issue Letters of Credit are subject to the following conditions:
4.1    Conditions of Initial Advances. The obligations of the Bank to make initial Advances or loans pursuant to this Agreement and the obligation of the Bank to issue initial Letters of Credit, in each case, on the Effective Date only, are subject to the following conditions:

(a)    Revolving Credit Note, this Agreement and the other Loan Documents. The Borrower shall have executed and delivered to the Bank the Revolving Credit Note; the Borrower shall have executed and delivered this Agreement; and each Credit Party shall have executed and delivered the other Loan Documents to which such Credit Party is required to be a party (including all schedules and other documents to be delivered pursuant hereto); and the Revolving Credit Note, this Agreement and the other Loan Documents shall be in full force and effect.
(b)    Corporate Authority. The Bank shall have received from each Credit Party, a certificate of its Secretary or Assistant Secretary dated as of the Effective Date as to:

(i)
corporate resolutions (or the equivalent) of each Credit Party authorizing the transactions contemplated by this Agreement and the other Loan Documents approval of this Agreement and the other Loan Documents, in each case to which such Credit Party is party, and authorizing the execution and delivery of this Agreement and the other Loan Documents, and in the case of the Borrower, authorizing the execution and delivery of requests for Advances and the issuance of Letters of Credit hereunder,

(ii)
the incumbency and signature of the officers or other authorized persons of such Credit Party executing any Loan Document and in the case of the Borrower, the officers who are authorized to execute any Requests for Advance, or requests for the issuance of Letters of Credit,

(iii)
a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where such Credit Party is qualified to do business, which jurisdictions are listed on Schedule 4.1(b) attached hereto, and

(iv)	copies of such Credit Party’s articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date.
(c)    Collateral Documents, Guaranties and other Loan Documents. The Bank shall have received the following documents, each in form and substance reasonably satisfactory to the Bank and fully executed by each party thereto:

(i)	The following Collateral Documents, each in form and substance acceptable to the Bank and fully executed by each party thereto and dated as of the Effective Date:

(A)	the Security Agreement, executed and delivered by the Credit Parties, and

(B)	the Guaranty, executed and delivered by the Guarantors.

(ii)
(A) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Bank, dated a date reasonably prior to the Effective Date, listing all effective financing statements in the jurisdiction noted on Schedule 4.1(c) which name any Credit Party (under their present names or under any previous names used within five (5) years prior to the date hereof) as debtors, together with (x) copies of such financing statements, and (y) authorized Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 7.2 of this Agreement) and (B) intellectual property search reports results from the United States Patent and Trademark Office and the United States Copyright Office for the Credit Parties dated a date reasonably prior to the Effective Date.

(iii)
for each real property location (including each warehouse or other storage location) leased by any Credit Party as a lessee (such locations being disclosed and identified as such on Schedule 5.3(b) hereto) and at which books and records of the Credit Parties are kept or where Collateral with an aggregate value of $250,000 or more is located, (i) a true, complete and accurate copy of the fully executed applicable lease bailment or warehouse agreement, as the case may be; and (ii) a Collateral Access Agreement with respect to each location.

(iv)
any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) requested by the Bank and reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Bank, a first priority perfected security interest in the Collateral thereunder shall have been filed, registered or recorded, or shall have been delivered to the Bank in proper form for filing, registration or recordation.

(d)    Insurance. The Bank shall have received evidence reasonably satisfactory to it that the Credit Parties have obtained the insurance policies required by Section 6.5 hereof and that such insurance policies are in full force and effect.
(e)    Compliance with Certain Documents and Agreements. Each Credit Party shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents, to the extent required to be performed or complied with by such Credit Party. No Person (other than the Bank) party to this Agreement or any other Loan Document shall be in material default in the performance or compliance with any of the terms or provisions of this Agreement or the other Loan Documents or shall be in material default in the performance or compliance with any of the material terms or material provisions of, in each case to which such Person is a party.
(f)    Opinions of Counsel. The Credit Parties shall furnish the Bank prior to the initial Advance under this Agreement opinions of counsel to the Credit Parties, including opinions of local counsel to the extent deemed necessary by the Bank, in each case dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Bank.
(g)    Payment of Fees. The Borrower shall have paid to Bank any fees, costs or expenses due and outstanding to the Bank as of the Effective Date (including reasonable fees, disbursements and other charges of counsel to the Bank), limited as described in Section 11.1(a).
(h)    Financial Statements. The Borrower shall have delivered to the Bank, in form and substance reasonably satisfactory to the Bank: (a) the audited financial statements of the Borrower for the Fiscal Year ending December 31, 2016, presented in accordance with GAAP, and (b) the quarterly financial statements prepared by the Borrower for the fiscal quarter ending March 31, 2017, presented in accordance with GAAP.
(i)    Appraisals; Audits; Due Diligence. The Bank shall have received, in each case in form and substance reasonably satisfactory to the Bank, (a) an audit of all accounts receivable and inventory of the Borrower and its Subsidiaries, (b) appraisals of all fixed assets of the Borrower and its Subsidiaries, and (c) such other reports or due diligence materials as the Bank may reasonably request.
(j)    Litigation Searches. The Bank shall have received, in each case in form and substance satisfactory to the Bank, certified copies of litigation search results in the jurisdiction noted on Schedule 4.1(c) which name any Credit Party (under their present names or under any previous names used within five (5) years prior to the date hereof) as litigants.
(k)    Material Contracts. The Bank shall have received copies of all Material Contracts described on Schedule 5.17 hereof.
(l)    Governmental and Other Approvals. The Bank shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) received by any Credit Party in connection with the transactions contemplated by the Loan Documents to occur on the Effective Date.
(m)    Closing Certificate. The Bank shall have received a certificate of a Responsible Officer of Borrower dated the Effective Date (or, if different, the date of the initial Advance hereunder), stating that to the best of his or her respective knowledge after due inquiry, (a) the conditions set forth in this Section 4 have been satisfied to the extent required to be satisfied by any Credit Party; (b) the representations and warranties made by the Credit Parties in this Agreement or any of the other Loan Documents, as applicable, are true and correct in all material respects; (c) no Default or Event of Default shall have occurred and be continuing; and (d) since March 31, 2017, nothing shall have occurred which has had, or could reasonably be expected to have, a material adverse change on the business, results of operations, conditions, property or prospects (financial or otherwise) of the Borrower or any other Credit Party.
(n)    Customer Identification Forms. The Bank shall have received completed customer identification forms (forms to be provided by the Bank to the Borrower) from the Borrower and each Guarantor.

4.2    Continuing Conditions. The obligations of Bank to make Advances (including the initial Advance) to provide other credit accommodations and the obligation of the Bank to issue any Letters of Credit shall be subject to the continuing conditions that:
(a)    No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit, as the case may be; and
(b)    Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit (as the case may be) as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date).

5.	REPRESENTATIONS AND WARRANTIES.
The Borrower represents and warrants to the Bank as follows:
5.1    Corporate Authority. Each Credit Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, as applicable, and each Credit Party is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary except where failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has all requisite corporate, limited liability or partnership power and authority to own all its property (whether real, personal, tangible or intangible or of any kind whatsoever) and to carry on its business.
5.2    Due Authorization. Execution, delivery and performance of this Agreement, and the other Loan Documents, to which each Credit Party is party, and the issuance of the Revolving Credit Note by the Borrower are within such Person’s corporate, limited liability or partnership power, have been duly authorized, are not in contravention of any law applicable to such Credit Party or the terms of such Credit Party’s organizational documents and, except as have been previously obtained or as referred to in Section 5.10, below, do not require the consent or approval of any governmental body, agency or authority or any other third party except to the extent that such consent or approval is not material to the transactions contemplated by the Loan Documents.
5.3    Good Title; Leases; Assets; No Liens.

(a)
Each Credit Party, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, subject only to the Liens permitted under Section 7.2 hereof, and each Credit Party has a valid leasehold or interest as a lessee or a licensee in all of its leased real property;

(b)	Schedule 5.3(b) hereof identifies all of the real property owned or leased, as lessee thereunder, by the Credit Parties on the Effective Date, including all warehouse or bailee locations;

(c)	The Credit Parties will collectively own or collectively have a valid leasehold interest in all assets that were owned or leased (as lessee) by the Credit Parties immediately prior to the Effective Date to the extent that such assets are necessary for the continued operation of the Credit Parties’ businesses in substantially the manner as such businesses were operated immediately prior to the Effective Date;

(d)
Each Credit Party owns or has a valid leasehold interest in all real property necessary for its continued operations and, to the best knowledge of the Borrower, no material condemnation, eminent domain or expropriation action has been commenced or threatened against any such owned or leased real property;

(e)	There are no Liens on and no financing statements on file with respect to any of the assets owned by the Credit Parties, except for the Liens permitted pursuant to Section 7.2 of this Agreement; and

(f)
Schedule 5.3(f) hereof identifies all of the Vehicles (as defined in the Security Agreement) owned by the Credit Parties having an original cost (including the original cost of any Equipment (as defined in the Security Agreement) affixed thereto) of $200,000 or more.

5.4    Taxes. Except as set forth on Schedule 5.4 hereof, each Credit Party has filed on or before their respective due dates or within the applicable grace periods, all United States federal, state, local and other tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all material taxes which have become due pursuant to those returns or pursuant to any assessments received by any such Credit Party, as the case may be, to the extent such taxes have become due, except to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate provision has been made on the books of such Credit Party as may be required by GAAP.
5.5    No Defaults. No Credit Party is in default under or with respect to any agreement, instrument or undertaking to which is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect.
5.6    Enforceability of Agreement and Loan Documents. This Agreement and each of the other Loan Documents to which any Credit Party is a party (including without limitation, each Request for Advance), have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).
5.7    Compliance with Laws. (a) Except as disclosed on Schedule 5.7, each Credit Party has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof by the Credit Parties will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).
5.8    Non-contravention. The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Advance) to which each Credit Party is a party are not in contravention of the terms of any indenture, agreement or undertaking to which such Credit Party is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect.
5.9    Litigation. Except as disclosed to Bank in writing prior to the Effective Date and acknowledged by Bank (“Permitted Litigation”), there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending against or to the knowledge of the Borrower, threatened against any Credit Party (other than any suit, action or proceeding in which a Credit Party is the plaintiff and in which no counterclaim or cross-claim against such Credit Party has been filed), or any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against any Credit Party, nor is any Credit Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court which could in any of the foregoing events reasonably be expected to have a Material Adverse Effect.
5.10    Consents, Approvals and Filings, Etc. Except as set forth on Schedule 5.10 hereof, no material authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is required in connection with (a) the execution, delivery and performance: (i) by any Credit Party of this Agreement and any of the other Loan Documents to which such Credit Party is a party or (ii) by the Credit Parties of the grant of Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, as applicable, and (b) otherwise necessary to the operation of its business, except in each case for (x) such matters which have been previously obtained, and (y) such filings to be made concurrently herewith or promptly following the Effective Date as are required by the Collateral Documents to perfect Liens in favor of the Bank. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and, to the best knowledge of the Borrower, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.
5.11    Agreements Affecting Financial Condition. No Credit Party is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

5.12    No Investment Company or Margin Stock. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Credit Party to purchase or carry margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefore, as from time to time in effect, are used in this paragraph with such meanings.
5.13    ERISA. No Credit Party maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 5.13 hereto or otherwise disclosed to the Bank in writing. There is no accumulated funding deficiency within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, or any outstanding liability with respect to any Pension Plans owed to the PBGC other than future premiums due and owing pursuant to Section 4007 of ERISA, and no “reportable event” as defined in Section 4043(c) of ERISA has occurred with respect to any Pension Plan other than an event for which the notice requirement has been waived by the PBGC. None of the Credit Parties has engaged in a prohibited transaction with respect to any Pension Plan, other than a prohibited transaction for which an exemption is available and has been obtained, which could subject such Credit Parties to a material tax or penalty imposed by Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA. Each Pension Plan is being maintained and funded in accordance with its terms and is in material compliance with the requirements of the Internal Revenue Code and ERISA. No Credit Party has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to have resulted in any Withdrawal Liability and, except as notified to the Bank in writing following the Effective Date, no such Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA).
5.14    Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of any Credit Party is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty (except to the extent such event is covered by insurance sufficient to ensure that upon application of the proceeds thereof, no Material Adverse Effect could reasonably be expected to occur) which could reasonably be expected to have a Material Adverse Effect.
5.15    Environmental and Safety Matters. Except as set forth in Schedules 5.9, 5.10 and 5.15:

(a)	all facilities and property owned or leased by the Credit Parties are in compliance with all Hazardous Material Laws in all material respects;

(b)	to the best knowledge of the Borrower, there have been no unresolved and outstanding past, and there are no pending or threatened:

(i)	claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Hazardous Material Law, or

(ii)	written complaints, notices or inquiries to any Credit Party regarding potential liability of any Credit Parties under any Hazardous Material Law; and

(c)
to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by any Credit Party which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to material liability under any Hazardous Material Law or create a material adverse effect on the value of the property.

5.16    Subsidiaries. Except as disclosed on Schedule 5.16 hereto as of the Effective Date, and thereafter, except as disclosed to the Bank in writing from time to time, no Credit Party has any Subsidiaries.
5.17    Material Contracts. Schedule 5.17 attached hereto is an accurate and complete list of all Material Contracts in effect on or as of the Effective Date to which any Credit Party is a party or is bound.
5.18    Franchises, Patents, Copyrights, Tradenames, etc. The Credit Parties possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others. Schedule 5.18 contains a true and accurate list of all trade names and any and all other names used by any Credit Party during the five-year period ending as of the Effective Date.
5.19    Capital Structure. Schedule 5.19 attached hereto sets forth all issued and outstanding Equity Interests of each Credit Party, including the number of authorized, issued and outstanding Equity Interests of each Credit Party, the par value of such Equity Interests and the holders of such Equity Interests, all on and as of the Effective Date. All issued and outstanding Equity Interests of each Credit Party are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (except for the benefit of the Bank) and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as disclosed on Schedule 5.19, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party, of any Equity Interests of any Credit Party.
5.20    Accuracy of Information. (a) The audited financial statements for the Fiscal Year ended December 31, 2016 furnished to the Bank prior to the Effective Date fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and the results of its operations for the periods covered thereby, and have been prepared in accordance with GAAP. The projections and the other pro forma financial information delivered to the Bank prior to the Effective Date are based upon good faith estimates and assumptions believed by management of Borrower to be accurate and reasonable at the time made, it being recognized by the Bank that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

(b)    Since March 31, 2017, there has been no material adverse change in the business, operations, condition, property or prospects (financial or otherwise) of the Credit Parties, taken as a whole.
(c)    To the best knowledge of the Credit Parties, as of the Effective Date, (i) the Credit Parties do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the opening balance sheet to be delivered hereunder and (ii) there are no unrealized or anticipated losses from any present commitment of the Credit Parties which contingent obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.21    Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement and other Loan Documents, each Credit Party will be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its businesses and all business in which it is about to engage. This Agreement is being executed and delivered by the Borrower to the Bank in good faith and in exchange for fair, equivalent consideration. The Credit Parties do not intend to nor does management of the Credit Parties believe the Credit Parties will incur debts beyond their ability to pay as they mature. The Credit Parties do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to any Credit Party, nor does any Credit Party have any knowledge of any threatened bankruptcy or insolvency proceedings against a Credit Party.
5.22    Employee Matters. There are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrower, threatened against any Credit Party by any employees of any Credit Party, other than non-material employee grievances or controversies arising in the ordinary course of business or in connection with Permitted Litigation. Set forth on Schedule 5.22 are all union contracts or agreements to which any Credit Party is party as of the Effective Date and the related expiration dates of each such contract.
5.23    No Misrepresentation. Neither this Agreement nor any other Loan Document, certificate, information or report furnished or to be furnished by or on behalf of a Credit Party to the Bank in connection with any of the transactions contemplated hereby or thereby, contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to any Credit Party after diligent inquiry, that could reasonably be expect to have a Material Adverse Effect that has not expressly been disclosed to the Bank in writing.
5.24    Corporate Documents and Corporate Existence. As to each Credit Party, (a) it is an organization as described on Schedule 1.1A hereto and has provided the Bank with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 1.1A hereto.

6.	AFFIRMATIVE COVENANTS.

Borrower covenants and agrees, so long as Bank has any commitment to extend credit hereunder, or any of the Indebtedness remains outstanding and unpaid, that it will, and, as applicable, it will cause each of its Subsidiaries to:
6.1    Financial Statements. Furnish to the Bank, in form and detail satisfactory to the Bank, the following documents:

(a)
as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, commencing with the fiscal year ending December 31, 2017, a copy of the audited Consolidated and unaudited Consolidating financial statements of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related audited Consolidated and unaudited Consolidating statements of income, stockholders equity, and cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Year or partial Fiscal Year and underlying assumptions, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified as being fairly stated in all material respects by an independent, nationally recognized certified public accounting firm reasonably satisfactory to the Bank;

(b)
as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of Borrower, commencing with the Fiscal Year ending December 31, 2017, a copy of the report filed by the Borrower with the SEC on Form 10-K for the applicable fiscal year;

(c)
as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2017, (i) a copy of the report filed by the Borrower with the SEC on Form 10-Q for the applicable fiscal quarter or (ii) if the Borrower is not required to file Form 10-Q for such fiscal quarter for any reason, Borrower-prepared unaudited Consolidated and Consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such quarter (subject to standard audit adjustments) and the related unaudited statements of income, stockholders equity and cash flows of the Borrower and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein), provided however that the financial statements required to be delivered pursuant to clauses (b) and (c)(i) hereof will be deemed delivered on the date available for download by the Bank from the SEC’s EDGAR system.
6.2    Certificates; Other Information. Furnish to the Bank, in form and detail acceptable to the Bank, the following documents:

(a)
Concurrently with the delivery of the financial statements described in Section 6.1(a) for each Fiscal Year end, and within forty five (45) days after the end of each fiscal quarter, a Covenant Compliance Report duly executed by a Responsible Officer of Borrower;

(b)
Promptly upon receipt thereof, copies of the final versions of all significant reports submitted by the Credit Parties’ firm(s) of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Credit Parties made by such accountants, including any comment letter submitted by such accountants to management in connection with their services;

(c)
By January 15 of each year, preliminary projections of Borrower, and by May 15 of each year, final projections of Borrower, for that Fiscal Year on a quarterly basis and for the next succeeding Fiscal Year on an annual basis, including a balance sheet, as at the end of each relevant period and for the period commencing at the beginning of the Fiscal Year and ending on the last day of such relevant period, such projections certified by a Responsible Officer of Borrower as being based on reasonable estimates and assumptions taking into account all facts and information known (or reasonably available to any Credit Party) by a Responsible Officer of Borrower;

(d)
Within forty five (45) days after and as of the end of each fiscal quarter, including the last fiscal quarter of each Fiscal Year, or more frequently as requested by the Bank (i) the quarterly aging of the accounts receivable and accounts payable of the Credit Parties, and (ii) an inventory report;

(e)
Any additional information as required by any Loan Document, and such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Credit Parties in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Credit Parties, all to such extent as the Bank may reasonably request from time to time, any such schedule, certificate or report to be certified as true and correct in all material respects by a Responsible Officer of the applicable Credit Party and shall be in such form and detail as the Bank may reasonably specify; and

(f)	Such additional financial and/or other information as the Bank may from time to time reasonably request, promptly following such request.
6.3    Payment of Obligations. Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, including without limitation all assessments, governmental charges, claims for labor, supplies, rent or other obligations, except where the amount or validity thereof is currently being appropriately contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties or where such failure could not reasonably be expected to have a Material Adverse Effect.

6.4    Conduct of Business and Maintenance of Existence; Compliance with Laws.
(a)    Continue to engage in their respective business and operations substantially as conducted immediately prior to the Effective Date;
(b) Preserve, renew and keep in full force and effect its existence and maintain its qualifications to do business in each jurisdiction where such qualifications are necessary for its operations, except as otherwise permitted pursuant to Section 7.4 and except where failure to do so could not reasonably be expected to have a Material Adverse Effect;
(c)    Take all action it deems necessary in its reasonable business judgment to maintain all rights, privileges, licenses and franchises necessary for the normal conduct of its business except where the failure to so maintain such rights, privileges or franchises could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(d)    Comply with all Contractual Obligations and applicable Requirements of Law, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(e)    (i) Continue to be a Person whose property or interests in property is not blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Order”), (ii) not engage in the transactions prohibited by Section 2 of that Order or become associated with Persons such that a violation of Section 2 of the Order would arise, and (iii) not become a Person on the list of Specially Designated National and Blocked Persons, or (iv) otherwise not become subject to the limitation of any OFAC regulation or executive order.
6.5    Maintenance of Property; Insurance. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and tear excepted); (b) maintain insurance coverage with financially sound and reputable insurance companies on physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; (c) in the case of all insurance policies covering any Collateral, such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Credit Party, and to the Bank (as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear; (d) in the case of all public liability insurance policies, such policies shall list the Bank as an additional insured, as the Bank may reasonably request; and (e) if requested by the Bank, certificates evidencing such policies, including all endorsements thereto, to be deposited with the Bank, such certificates being in form and substance reasonably acceptable to the Bank.
6.6    Inspection of Property; Books and Records, Discussions. Permit the Bank, through its authorized attorneys, accountants and representatives (a) at all reasonable times during normal business hours, upon the request of the Bank, to examine each Credit Party’s books, accounts, records, ledgers and assets and properties; (b) from time to time, during normal business hours, upon the request of the Bank, to conduct full or partial collateral audits of the Accounts and Inventory of the Credit Parties and appraisals of all or a portion of the fixed assets (including real property) of the Credit Parties, such audits and appraisals to be completed by an appraiser as may be selected by the Bank and consented to by the Borrower (such consent not to be unreasonably withheld), with all reasonable costs and expenses of such audits to be reimbursed by the Credit Parties, provided that so long as no Event of Default or Default exists, the Borrower shall not be required to reimburse the Bank for such audits or appraisals more frequently than once each Fiscal Year; (c) during normal business hours and at their own risk, to enter onto the real property owned or leased by any Credit Party to conduct inspections, investigations or other reviews of such real property; and (d) at reasonable times during normal business hours and at reasonable intervals, to visit all of the Credit Parties’ offices, discuss each Credit Party’s respective financial matters with their respective officers, as applicable, and, by this provision, the Borrower authorizes, and will cause each of its Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of any Credit Party and examine any of such Credit Party’s books, reports or records held by such accountants.
6.7    Notices. Promptly give written notice to the Bank of:

(a)	the occurrence of any Default or Event of Default of which any Credit Party has knowledge;

(b)
any (i) litigation or proceeding existing at any time between any Credit Party and any Governmental Authority or other third party, or any investigation of any Credit Party conducted by any Governmental Authority, which in any case if adversely determined would have a Material Adverse Effect or (ii) any material adverse change in the financial condition of any Credit Party since the date of the last audited financial statements delivered pursuant to Section 6.1(a) hereof;

(c)
the occurrence of any event which any Credit Party believes could reasonably be expected to have a Material Adverse Effect, promptly after concluding that such event could reasonably be expected to have such a Material Adverse Effect;

(d)
promptly after becoming aware thereof, the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position (or any such tax position taken by any Credit Party in a filing with the Internal Revenue Service or any foreign taxing jurisdiction) which could reasonably be expected to have a Material Adverse Effect, setting forth the details of such position and the financial impact thereof; and

(e)
(i) all jurisdictions in which any Credit Party proposes to become qualified after the Effective Date to transact business, (ii) the acquisition or creation of any new Subsidiaries, (iii) any material change after the Effective Date in the authorized and issued Equity Interests of any Credit Party or any other material amendment to any Credit Party’s charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable, provided that such notice shall be given not less than ten (10) Business Days prior to the proposed effectiveness of such changes, acquisition or creation, as the case may be (or such shorter period to which the Bank may consent).
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and, in the case of notices referred to in clauses (a), (b), (c) and (d) hereof stating what action the applicable Credit Party has taken or proposes to take with respect thereto.
6.8    Hazardous Material Laws.
(a)    Use and operate all of its facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all material required permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;
(b)    (i) Promptly notify the Bank and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Credit Party relating to its facilities and properties or compliance with applicable Hazardous Material Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Bank any material actions and proceedings relating to compliance with applicable Hazardous Material Laws to which any Credit Party is named a party, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves;
(c)    To the extent necessary to comply in all material respects with applicable Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material, which solely, or together with other releases or disposals of Hazardous Materials could reasonably be expected to have a Material Adverse Effect;
(d)    Provide such information and certifications which the Bank may reasonably request from time to time to evidence compliance with this Section 6.8.
6.9    Financial Covenants.
(a)    Fixed Charge Coverage Ratio. Maintain, for Borrower and its Subsidiaries on a consolidated basis, a Fixed Charge Coverage Ratio, tested quarterly as of the end of each fiscal quarter of Borrower for the trailing twelve (12) month period, commencing with the fiscal quarter ending June 30, 2017, of not less than 1.25 to 1.00.
(b)    Funded Debt to Adjusted EBITDA. Maintain, for Borrower and its Subsidiaries on a consolidated basis, a Funded Debt to Adjusted EBITDA Ratio, tested quarterly as of the end of each fiscal quarter of Borrower, commencing with fiscal quarter ending June 30, 2017, of not more than to 2.25 to 1.00.
(c)    Liquid Assets. Maintain Liquid Assets of at least (a) Five Million Dollars ($5,000,000) immediately after giving effect to each acquisition through the date that is six months thereafter and (b)

Two Million Five Hundred Thousand Dollars ($2,500,000) from the date that is six months after the consummation of each acquisition to the date that is one year after the consummation of such acquisition.
6.10    Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary or reasonably requested by the Bank in connection with the execution, delivery and performance by any Credit Party of, as applicable, this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by any Credit Party, as applicable in connection therewith or herewith, except where the failure to so apply for, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.
6.11    Compliance with ERISA; ERISA Notices.

(a)
Comply in all material respects with all material requirements imposed by ERISA and the Internal Revenue Code, including, but not limited to, the minimum funding requirements for any Pension Plan, except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b)
Promptly notify the Bank upon the occurrence of any of the following events in writing: (i) the termination, other than a standard termination, as defined in ERISA, of any Pension Plan subject to Subtitle C of Title IV of ERISA by any Credit Party; (ii) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA; (iii) the commencement by the PBGC, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA; (iv) the failure of any Credit Party to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code or Section 302 of ERISA; (v) the withdrawal of any Credit Party from any Multiemployer Plan if any Credit Party reasonably believes that such withdrawal would give rise to the imposition of Withdrawal Liability with respect thereto; or (vi) the occurrence of (x) a “reportable event” which is required to be reported by a Credit Party under Section 4043 of ERISA other than any event for which the reporting requirement has been waived by the PBGC or (y) a “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained.

6.12    Defense of Collateral. Defend the Collateral from any Liens other than Liens permitted by Section 7.2.
6.13    Future Subsidiaries; Additional Collateral.
(a)    With respect to each Person which becomes a Domestic Subsidiary of Borrower (directly or indirectly) subsequent to the Effective Date, whether by Permitted Acquisition or otherwise, cause such new Domestic Subsidiary to execute and deliver to the Bank (unless waived by the Bank):

(i)	within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Bank may determine), a

Guaranty, or in the event that a Guaranty already exists, a joinder agreement to the Guaranty whereby such Domestic Subsidiary becomes obligated as a Guarantor under the Guaranty; and

(ii)
within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Bank may determine), a joinder agreement to the Security Agreement whereby such Domestic Subsidiary grants a Lien over its assets (other than Equity Interests which should be governed by (b) of this Section 6.13) as set forth in the Security Agreement, and such Domestic Subsidiary shall take such additional actions as may be necessary to ensure a valid first priority perfected Lien over such assets of such Domestic Subsidiary, subject only to the other Liens permitted pursuant to Section 7.2 of this Agreement;

(iii)
within the time period specified in and to the extent required under clause (c) of this Section 6.13, Collateral Access Agreements and/or other documents required to be delivered in connection therewith;

(b)    With respect to the Equity Interests of each Person which becomes (i) a Domestic Subsidiary subsequent to the Effective Date, whether by Permitted Acquisition or otherwise, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements, and take such actions as may be necessary to ensure a valid first priority perfected Lien over one hundred percent (100%) of the Equity Interests of such Domestic Subsidiary held by a Credit Party, such Pledge Agreements to be executed and delivered (unless waived by the Bank) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Bank may determine); and (ii) a Foreign Subsidiary subsequent to the Effective Date, the Equity Interests of which is held directly by Borrower or one of its Domestic Subsidiaries, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements and take such actions as may be necessary to ensure a valid first priority perfected Lien over sixty-five percent (65%) of the Equity Interests of such Subsidiary, such Pledge Agreements to be executed and delivered (unless waived by the Bank) within thirty (30) days after the date such Person becomes a Foreign Subsidiary (or such longer time period as the Bank may determine); and
(c)    With respect to the acquisition of any leasehold interest in real property by any Credit Party after the Effective Date, not later than thirty (30) days after the acquisition is consummated or the owner of the applicable leasehold interest becomes a Domestic Subsidiary (or such longer time period as the Bank may determine), the applicable Credit Party shall deliver to the Bank a copy of the applicable lease agreement and shall execute or cause to be executed, at the Bank’s option, unless otherwise waived by the Bank, a Collateral Access Agreement in form and substance reasonably acceptable to the Bank together with such other documentation as may be reasonably required by the Bank; provided, however, that a Collateral Access Agreement for such location shall not be required so long as no books or records of the Credit Parties are kept at such location and the value of Collateral located at such location is less than $250,000;
in each case in form reasonably satisfactory to the Bank, in its reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Bank. Upon the Bank’s request, Credit Parties shall take, or cause to be taken, such additional steps as are necessary or advisable under applicable law to perfect and ensure the validity and priority of the Liens granted under this Section 6.13.
6.14    Account Relationship and Cash Management. Maintain all primary operating accounts, cash management services and business related accounts of each Credit Party with the Bank. Beginning ninety (90) days after the Effective Date, cause substantially all payments received by the Borrower to be directed to a lockbox held with the Bank. Beginning three hundred sixty five (365) days after the Effective Date, cause substantially all banking activity of Borrower and each Credit Party to be processed by the Bank.
6.15    Use of Proceeds. Use all Advances of the Revolving Credit as set forth in Section 2.10 hereof. The Borrower shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation.
6.16    Further Assurances and Information.

(a)
Take such actions as the Bank may from time to time reasonably request to establish and maintain first priority perfected security interests in and Liens on all of the Collateral, subject only to those Liens permitted under Section 7.2 hereof, including executing and delivering such additional pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Credit Parties’ assets as the Bank may reasonably require, such documentation to be in form and substance reasonably acceptable to the Bank, and prepared at the expense of the Borrower.

(b)
Execute and deliver or cause to be executed and delivered to the Bank within a reasonable time following the Bank’s request, and at the expense of the Borrower, such other documents or instruments as the Bank may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

(c)
Provide the Bank with any other information required by Section 326 of the USA Patriot Act or necessary for the Bank to verify the identity of any Credit Party as required by Section 326 of the USA Patriot Act.

7.	NEGATIVE COVENANTS.
Borrower covenants and agrees that, so long as Bank has any commitment to extend credit hereunder, or any of the Indebtedness remains outstanding and unpaid, it will not, and, as applicable, it will not permit any of its Subsidiaries to:
7.1    Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

(a)	Indebtedness of any Credit Party to the Bank;

(b)
any Debt existing on the Effective Date and set forth in Schedule 7.1 attached hereto and any renewals or refinancing of such Debt (provided that (i) the aggregate principal amount of such renewed or refinanced Debt shall not exceed the aggregate principal amount of the original Debt outstanding on the Effective Date (less any principal payments and the amount of any commitment reductions made thereon on or prior to such renewal or refinancing), (ii) the renewal or refinancing of such Debt shall be on substantially the same or better terms as in effect with respect to such Debt on the Effective Date, and shall otherwise be in compliance with this Agreement, and (iii) at the time of such renewal or refinancing no Default or Event of Default has occurred and is continuing or would result from the renewal or refinancing of such Debt;

(c)	Debt under any Hedging Transactions, provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(d)	Debt arising from judgments or decrees not deemed to be a Default or Event of Default under subsection (g) of Section 8.1;

(e)	Debt owing to a Person that is a Credit Party, but only to the extent permitted under Section 7.7 hereof;

(f)
additional unsecured Debt and obligations under Capital Leases not otherwise described above, provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing or result therefrom and (ii) the aggregate amount of all such Debt and Capital Lease obligations shall not exceed $3,500,000 at any one time outstanding; and

(g)	Guaranty by a Credit Party of an obligation of another Credit Party to the extent such guaranteed obligation was permitted hereunder.
7.2    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)	Permitted Liens;

(b)	Liens created pursuant to the Loan Documents; and

(c)
other Liens, existing on the Effective Date, set forth on Schedule 7.2 and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Effective Date and otherwise in compliance with this Agreement.

Regardless of the provisions of this Section 7.2, no Lien over the Equity Interests of Borrower or any Subsidiary of Borrower (except for those Liens for the benefit of the Bank) shall be permitted under the terms of this Agreement.
7.3    Acquisitions. Except for Permitted Acquisitions and Permitted Investments, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any Person, or any Equity Interest of any Person, or any business or going concern.

7.4    Limitation on Mergers, Dissolution or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Equity Interests, receivables and leasehold interests), whether now owned or hereafter acquired or liquidate, wind up or dissolve, except:

(a)	Inventory leased or sold in the ordinary course of business;

(b)
obsolete, damaged, uneconomic or worn out machinery, equipment or other property, or machinery, equipment or other property no longer used or useful in the conduct of the applicable Credit Party’s business;

(c)	Permitted Acquisitions;

(d)
mergers or consolidations of any Subsidiary of the Borrower with or into the Borrower or any Guarantor so long as the Borrower or such Guarantor shall be the continuing or surviving entity; provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result from such merger or consolidation;

(e)
any Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Guarantor if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

(f)
sales or transfers, including without limitation upon voluntary liquidation from any Credit Party to the Borrower or a Guarantor, provided that the Borrower or Guarantor takes such actions as the Bank may reasonably request to ensure the perfection and priority of the Liens in favor of the Bank over such transferred assets;

(g)
(i) Asset Sales (exclusive of asset sales permitted pursuant to all other subsections of this Section 7.4) in which the sales price is at least equal to the fair market value of the assets sold and the consideration received is cash or cash equivalents or Debt of any Credit Party being assumed by the purchaser, provided that the aggregate amount of such Asset Sales does not exceed $500,000.00 in any Fiscal Year and no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), and (ii) other Asset Sales approved by the Bank in its sole discretion;

(h)	the sale or disposition of Permitted Investments and other cash equivalents in the ordinary course of business;

(i)	dispositions of owned or leased vehicles in the ordinary course of business;

(j)	the sale or transfer of Equity Interests, assets or other property of a Credit Party in a transaction to which the Bank has consented; and

(k)	the sale of Equity Interests of Borrower.
7.5    Restricted Payments. Declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, as applicable, or purchase, redeem or otherwise acquire for value any of its Equity Interests, as applicable, or any warrants, rights or options to acquire any of its Equity Interests, now or hereafter outstanding (collectively, “Purchases”), except that

(a)	each Credit Party may pay cash Distributions to the Borrower;

(b)
each Credit Party may declare and make Distributions and Purchases, provided that any such Distribution or Purchase does not otherwise violate the terms of this Agreement, no Default or Event of Default has occurred and is continuing at the time of such Distribution or Purchase, and no Default or Event of Default would result from the making of such Distribution;

(c)
Borrower may (i) repurchase Equity Interests of Borrower held by former or current employees, officers, consultants or directors (or their heirs or estates) pursuant to stock purchase agreements or plans, and (ii) make other repurchases of the Equity Interests of Borrower so long as after giving effect to such repurchases, (A) Borrower remains in compliance with the Fixed Charge Coverage Ratio and (B) that no Default or Event of Default has occurred and is continuing (both before and after giving effect thereto), at the time of such repurchases;

(d)
Borrower may issue Equity Interests of Borrower in connection with compensation of employees, directors and consultants and issue Equity Interests upon the exercise or conversion of Equity Interests of Borrower; and

(e)
Borrower may issue Equity Interests of Borrower in connection with Permitted Acquisitions, provided that no Default or Event of Default has occurred and is continuing (both before and after giving effect thereto), at the time of such issuance.

7.6    Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person other than:

(a)	Permitted Investments;

(b)	Investments existing on the Effective Date and listed on Schedule 7.6 hereof;

(c)	sales on open account in the ordinary course of business;

(d)
intercompany loans or intercompany Investments made by any Credit Party to or in any Guarantor or the Borrower; provided that, in each case, no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made and that any intercompany loans shall be evidenced by and funded under an Intercompany Note pledged to the Bank under the appropriate Collateral Documents;

(e)	Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f)
loans and advances to employees, officers and directors of any Credit Party for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $20,000 in the aggregate at any time outstanding;

(g)	Permitted Acquisitions;

(h)
Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business in an aggregate amount for such deposits not to exceed $200,000 at any one time outstanding;

(i)
other Investments not described above provided that both at the time of and immediately after giving effect to any such Investment (i) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Investment and (ii) the aggregate amount of all such Investments shall not exceed $300,000 at any time outstanding.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 7.6 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.
7.7    Transactions with Affiliates. Except as set forth in Schedule 7.7, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates of the Credit Parties except: (a) transactions with Affiliates that are the Borrower or Guarantors; (b) transactions otherwise permitted under this Agreement; (c) transactions in the ordinary course of a Credit Party’s business and upon fair and reasonable terms no less favorable to such Credit Party than it would obtain in a comparable arm’s length transaction from unrelated third parties; and (d) this Section 7.7 shall not prohibit, so long as no Event of Default has occurred and is continuing or would occur as a result, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, equity compensation awards, and other benefit plans, (ii) loans or advances to employees, officers or other directors of the Credit Parties, (iii) the payment of fees and indemnities to directors, officers, employees and consultants of the Credit Parties in the ordinary course of business, (iv) any agreements with employees, officers and directors entered into by the Credit Parties in the ordinary course of business, (v) sales of Equity Interests to Affiliates, and (vii) reasonable and customary fees paid to directors of the Credit Parties.
7.8    Sale-Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by a Credit Party of real or personal property which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party, as the case may be.
7.9    Limitations on Other Restrictions. Except for this Agreement or any other Loan Document, enter into any agreement, document or instrument which would (i) restrict the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower or any Guarantor, to make loans, advances or other payments of whatever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party; or (ii) restrict or prevent any Credit Party from granting the Bank Liens upon, security interests in and pledges of their respective assets.
7.10    Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of any Credit Party or any Material Contract except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Bank as creditor and/or secured party under any Loan Document and (iii) could not reasonably be expected to have a Material Adverse Effect.
7.11    Management Fees. Except as set forth on Schedule 7.11, pay or otherwise advance, directly or indirectly, any management, consulting or other fees to an Affiliate.
7.12    Fiscal Year. Permit the Fiscal Year of any Credit Party to end on a day other than December 31.

8.	DEFAULTS.
8.1    Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)	non-payment when due of (i) the principal or interest on the Indebtedness under the Revolving Credit or (ii) any Reimbursement Obligation or (iii) any Fees;

(b)
non-payment of any other amounts due and owing by the Borrower under this Agreement or by any Credit Party under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above, within five (5) Business Days after the same is due and payable;

(c)
default in the observance or performance of any of the conditions, covenants or agreements of the Borrower set forth in Articles 6 or 7; provided that an Event of Default arising from a breach of Sections 6.1 or 6.2 shall be deemed to have been cured upon delivery of the required item; and provided further that any Event of Default arising solely due to a breach of Section 6.7 shall be deemed cured upon the giving of the notice required by Section 6.7;

(d)	default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan

Documents by any Credit Party and the continuance thereof for a period of thirty (30) consecutive days;

(e)
any representation or warranty made by any Credit Party herein or in any certificate, instrument or other document submitted pursuant hereto proves untrue or misleading in any material adverse respect when made;

(f)
(i) default by any Credit Party in the payment of any indebtedness for borrowed money, whether under a direct obligation or guaranty (other than Indebtedness hereunder) of any Credit Party in excess of Two Hundred Fifty Thousand Dollars ($250,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due and continuance thereof beyond any applicable period of cure and or (ii) failure to comply with the terms of any other obligation of any Credit Party with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of Two Hundred Fifty Thousand Dollars ($250,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money, or require the prepayment, repurchase, redemption or defeasance of such indebtedness;

(g)
the rendering of any judgment(s) (not covered by adequate insurance from a solvent carrier which is defending such action without reservation of rights) for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Credit Party, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry;

(h)
the occurrence of (i) a “reportable event”, as defined in ERISA, which is determined by the PBGC to constitute grounds for a distress termination of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of any Credit Party for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of the Bank’s other rights or remedies hereunder), or (ii) the termination or the institution of proceedings by the PBGC to terminate any such Pension Plan, or (iii) the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan, or (iv) the reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of Section 4245 of ERISA) of any Multiemployer Plan, or receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency, or the complete or partial withdrawal by any Credit Party from any Multiemployer Plan, which in the case of any of the foregoing, could reasonably be expected to have a Material Adverse Effect;

(i)
except as expressly permitted under this Agreement, any Credit Party shall be dissolved (other than a dissolution of a Subsidiary of the Borrower which is not a Guarantor or whose Equity Interests are not subject to a pledge hereunder or under the other Loan Documents and which is not otherwise material to the operations of any Credit Party) or liquidated (or any judgment, order or decree therefor shall be entered) except as otherwise permitted herein; or if a creditors’ committee shall have been appointed for the business of any Credit Party; or if any Credit Party shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by a Credit Party, it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Credit Party ) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of any Credit Party and shall not have been reversed or dismissed within sixty (60) days;

(j)	a Change of Control; or

(k)
any Loan Document shall at any time for any reason cease to be in full force and effect (other than in accordance with the terms thereof or the terms of any other Loan Document), as applicable, or the validity, binding effect or enforceability thereof shall be contested by any party thereto (other than the Bank), or any Person shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated (other than in accordance with the terms thereof or the terms of any other Loan Document), invalidated, revoked or set aside or in any way cease to give or provide to the Bank the benefits purported to be created thereby, or any Loan Document purporting to grant a Lien to secure any Indebtedness shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail to cease to be a perfected Lien with the priority required in the relevant Loan Document.

8.2    Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Bank may declare the Revolving Credit Commitment terminated; (b) the Bank may declare the entire unpaid principal Indebtedness, including the Revolving Credit Note, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower; (c)

upon the occurrence of any Event of Default specified in Section 8.1(i) and notwithstanding the lack of any declaration by the Bank under preceding clauses (a) or (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Revolving Credit Commitment shall be automatically and immediately terminated; (d) the Bank shall demand immediate delivery of cash collateral, and the Borrower agrees to deliver such cash collateral upon demand, in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, for deposit into an account controlled by the Bank; (e) the Bank may notify the Borrower or any Credit Party that interest shall be payable on demand on all Indebtedness (other than Revolving Credit Advances with respect to which Section 2.5 hereof shall govern) owing from time to time to the Bank, at a per annum rate equal to the then applicable PRR-based Rate plus three percent (3%); and (f) the Bank may exercise any remedy permitted by this Agreement, the other Loan Documents or law.
8.3    Rights Cumulative. No delay or failure of the Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of the Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.
8.4    Waiver by the Borrower of Certain Laws. To the extent permitted by applicable law, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Revolving Credit Note, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.
8.5    Waiver of Defaults. No Event of Default shall be waived by the Bank except in a writing signed by an officer of the Bank in accordance with Section 11.10 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by the Bank. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Bank in enforcing any of their rights shall constitute a waiver of any of their rights. Borrower expressly agrees that this Section may not be waived or modified by the Bank by course of performance, estoppel or otherwise.
8.6    Set Off. Upon the occurrence and during the continuance of any Event of Default, the Bank may at any time and from time to time, without notice to the Borrower (any requirement for such notice being expressly waived by the Borrower), setoff and apply against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether owing to the Bank, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower and any property of the Borrower from time to time in possession of the Bank, irrespective of whether or not such deposits held or indebtedness owing by the Bank may be contingent and unmatured and regardless of whether any Collateral then held by the Bank is adequate to cover the Indebtedness. Promptly following any such setoff, the Bank shall give written notice to the Borrower of the occurrence thereof. The Borrower hereby grants to the Bank a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the

Borrower under this Agreement. The rights of the Bank under this Section 8.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

9.	PAYMENTS, RECOVERIES AND COLLECTIONS.
9.1    Payment Procedure.
(a)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments made by the Borrower of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by the Bank not later than 1:00 p.m. (California time) (or such later time on such date as agreed to by the Bank) on the date such payment is required or intended to be made in Dollars in immediately available funds to the Bank at the Bank’s office located at 350 Tenth Avenue, Suite 700, San Diego, CA 92101. Any payment received by the Bank after 1:00 p.m. (California time) (or such later time on such date as agreed to by the Bank) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    Subject to the definition of “Interest Period” in Section 1 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.
(c)    All payments to be made by the Borrower under this Agreement or the Revolving Credit Note shall be made without setoff or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any Governmental Authority or of any political subdivision thereof or any federation or organization of which such Governmental Authority may at the time of payment be a member (other than any Excluded Taxes), unless the Borrower is compelled by law to make payment subject to such tax. In such event, the Borrower shall:

(i)
pay to the Bank for the Bank’s own account such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

(ii)
remit such tax to the relevant taxing authorities according to applicable law, and send to the Bank such certificates or certified copy receipts as the Bank shall reasonably require as proof of the payment by the Borrower of any such taxes payable by the Borrower.

As used herein, the terms “tax”, “taxes” and “taxation” include all taxes, levies, imposts, duties, fees, deductions and withholdings or similar charges together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 9.1(c)) thereon.
9.2    Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 8.1(i), immediately following the occurrence thereof, and in the case of any other Event of Default: (a) upon the termination of the Revolving Credit Commitment, (b) the acceleration of any Indebtedness arising under this Agreement,

(c) at the Bank’s option, or (d) after the commencement of any remedies hereunder, the Bank shall apply the proceeds of any Collateral, together with any offsets, voluntary payments by any Credit Party or others and any other sums received or collected in respect of the Indebtedness first, to pay all incurred and unpaid fees and expenses of the Bank under the Loan Documents and any protective advances made by the Bank with respect to the Collateral under or pursuant to the terms of any Loan Document, next, to pay principal and interest due under the Revolving Credit (including any Reimbursement Obligations), and to cash collateralize all outstanding Letters of Credit in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, on a pro rata basis, next to pay any obligations owing by any Credit Party under any Hedging Agreements on a pro rata basis, next, to pay any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Credit Parties, as the case may be.

10.	CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.
10.1    Reimbursement of Prepayment Costs. If (i) the Borrower makes any payment of principal with respect to any LIBOR-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, pursuant to any mandatory provisions hereof, by acceleration, or otherwise); (ii) the Borrower converts or refund (or attempt to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; (iii) the Borrower fails to borrow, refund or convert any LIBOR-based Advance after notice has been given by the Borrower to the Bank in accordance with the terms hereof requesting such Advance; or (iv) or if the Borrower fails to make any payment of principal in respect of a LIBOR-based Advance when due, the Borrower shall reimburse the Bank within ten (10) Business Days of written demand therefor for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by the Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not the Bank shall have funded or committed to fund such Advance. The amount payable hereunder by the Borrower to the Bank shall be deemed to equal an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by the Bank) which would have accrued to the Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any LIBOR-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of the Borrower, the Bank shall deliver to the Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.
10.2    LIBOR Lending Office. For any LIBOR-based Advance, if the Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of the Bank, the Bank shall have the option of maintaining and carrying the relevant Advance on the books of such LIBOR Lending Office.

10.3    Circumstances Affecting LIBOR Rate Availability. If the Bank shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Bank at the applicable LIBOR Rate, then the Bank shall forthwith give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that such circumstances no longer exist, (i) the obligation of Bank to make Advances which bear interest at or by reference to the LIBOR Rate, and the right of the Borrower to convert an Advance to or refund an Advance as an Advance which bear interest at or by reference to the LIBOR Rate shall be suspended, (ii) effective upon the last day of each LIBOR-Interest Period related to any existing LIBOR-based Advance, each such LIBOR-based Advance shall automatically be converted into an Advance which bears interest at or by reference to the PRR-based Rate (without regard to the satisfaction of any conditions to conversion contained elsewhere herein), and (iii) effective immediately following such notice, each Advance which bears interest at or by reference to the Daily Adjusting LIBOR Rate shall automatically be converted into an Advance which bears interest at or by reference to the PRR-based Rate (without regard to the satisfaction of any conditions to conversion contained elsewhere herein).
10.4    Laws Affecting LIBOR Rate Availability. If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to honor its obligations hereunder to make or maintain any Advance which bears interest at or by reference to the LIBOR Rate, Bank shall forthwith give notice thereof to the Borrower. Thereafter, (a) the obligations of the Bank to make Advances which bear interest at or by reference to the LIBOR Rate and the right of the Borrower to convert an Advance into or refund an Advance as an Advance which bears interest at or by reference to the LIBOR Rate shall be suspended and thereafter only the PRR-based Rate shall be available, and (b) if the Bank may not lawfully continue to maintain an Advance which bears interest at or by reference to the LIBOR Rate, the applicable Advance shall immediately be converted to an Advance which bears interest at or by reference to the PRR-based Rate.
10.5    Increased Cost of Advances Carried at the LIBOR Rate. If any Change in Law shall:

(a)
subject the Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to any Advance (except for any withholding taxes which are covered by Section 9.1(c) hereof) or shall change the basis of taxation of payments to the Bank (or its LIBOR Lending Office) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in any Excluded Taxes); or

(b)
impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or its LIBOR Lending Office) or shall impose on the Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing matters is to increase the costs to the Bank of maintaining any part of the Indebtedness hereunder as an Advance which bears interest at or by reference to the LIBOR Rate or to reduce the amount of any sum received or receivable by the Bank under this Agreement in respect of an Advance which bears interest at or by reference to the LIBOR Rate, then the Bank shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) Business Days after Borrower’s receipt of such written notice, the Borrower agrees to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction, provided that Bank agrees to take any reasonable action, to the extent such action could be taken without cost or administrative or other burden or restriction to Bank, to mitigate or eliminate such cost or reduction, within a reasonable time after becoming aware of the foregoing matters. The Bank will promptly notify the Borrower of any event of which it has knowledge which will entitle it to compensation pursuant to this Section, or which will cause the Borrower to incur additional liability under Section 10.1 hereof, provided that the Bank shall incur no liability whatsoever to the Borrower in the event it fails to do so. A certificate of the Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall accompany such demand and shall be conclusively presumed to be correct absent manifest error.
10.6    Capital Adequacy and Other Increased Costs.
If any Change in Law affects or would affect the capital or liquidity requirements of the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of required capital or liquidity is increased by, or based upon the existence of the Bank’s obligations or Advances hereunder, the effect of such Change in Law is to result in such an increase, and such increase has the effect of reducing the rate of return on the Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or Advances hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by the Bank to be material, then the Bank shall notify the Borrower, and thereafter the Borrower shall pay to the Bank, as the case may be, within ten (10) Business Days of written demand therefor from the Bank, additional amounts sufficient to compensate the Bank (or such controlling corporation) for any increase in the amount of capital and/or liquidity and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank’s obligations or Advances hereunder, including without limitation any obligations in respect of Letters of Credit. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by the Bank, as the case may be, shall be submitted by the Bank to the Borrower, reasonably promptly after becoming aware of any event described in this Section 10.6(a) and shall be conclusively presumed to be correct, absent manifest error.
10.7    Delay in Requests. Failure or delay on the part of the Bank to demand compensation pursuant to the foregoing provisions of this Article 10 shall not constitute a waiver of the Bank’s right to demand such compensation.

11.	MISCELLANEOUS.
11.1    Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP.
11.2    Consent to Jurisdiction. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT BANK’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE BANK ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER AND THE BANK WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.2.
11.3    Governing Law. THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.
11.4    Interest. In the event the obligation of the Borrower to pay interest on the principal balance of the Revolving Credit Note or on any other amounts outstanding hereunder or under the other Loan Documents is or becomes in excess of the maximum interest rate which the Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable thereto shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.
11.5    Closing Costs and Other Costs; Indemnification.
(a)    The Borrower shall pay or reimburse (a) the Bank and its Affiliates for payment of, on demand, all reasonable costs and expenses, including, by way of description and not limitation, reasonable in-house and outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by the Bank and its Affiliates in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto) or any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment or modification thereof requested by the Borrower, provided that the Borrower’s liability to Bank for such amounts related to the commitment, consummation and closing (but not administration or enforcement) of the loans contemplated hereby shall be limited to (i) $10,000 for due diligence and (ii) the first $25,000 in attorney fees and advances, one-half of the next $25,000 in attorney fees and advances and all amounts (provided, that the one-half of such attorney fees and advances for which the Borrower is not liable, if any, shall be paid by the Borrower on the Effective Date and credited against the amount of the Facility Fee that is payable by the Borrower after the Effective Date) in excess of $50,000 in attorney fees and advances, and (b) the Bank and its Affiliates for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, incurred by the Bank and its Affiliates in revising, preserving, protecting, exercising or enforcing any of its rights against the Borrower or any other Credit Party, or otherwise incurred by the Bank and its Affiliates in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against the Bank or its Affiliates, which would not have been asserted were it not for the Bank’s or such Affiliate’s relationship with the Borrower hereunder or otherwise, shall also be paid by the Borrower. All of said amounts required to be paid by the Borrower hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by the Bank, at the PRR-based Rate, plus three percent (3%).
(b)    The Borrower agrees to indemnify and hold the Bank (and its Affiliates) harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys’ fees and disbursements (but without duplication of such fees and disbursements for the same services), incurred by the Bank by reason of an Event of Default, or enforcing the obligations of any Credit Party under this Agreement or any of the other Loan Documents, as applicable, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses to the extent arising as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 11.5(b).
(c)    The Borrower agrees to defend, indemnify and hold harmless the Bank (and its Affiliates), and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by the Bank in connection with the violation of Hazardous Material Laws), court costs and litigation expenses, arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by any Credit Party in violation of or the non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, and/or (iv) complying or coming into compliance with all Hazardous Material Laws (including the cost of any remediation or monitoring required in connection therewith) or any other Requirement of Law; provided, however, that the Borrower shall have no obligations under this Section 11.5(c) with respect to claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses to the extent arising as a result of the gross negligence or willful misconduct of the Bank. The obligations of the

Borrower under this Section 11.5(c) shall be in addition to any and all other obligations and liabilities the Borrower may have to the Bank at common law or pursuant to any other agreement.
11.6    Notices.

(a)
Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Annex I or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 11.6 or posted to an E-System set up by or at the direction of the Bank (as set forth below). Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Bank may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. Any notice given by the Bank to the Borrower shall be deemed to be a notice to all of the Credit Parties.

(b)
Notices and other communications provided to the Bank party hereto under this Agreement or any other Loan Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Bank. The Bank or the Borrower may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and any E-System) pursuant to procedures approved by it. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return email, or other written acknowledgment) and (ii) notices and other communications posted to any E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefore.

11.7    Further Action. The Borrower, from time to time, upon written request of the Bank will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Revolving Credit Note, according to the intent and purpose herein and therein expressed.
11.8    Successors and Assigns.
(a)    This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.
(b)    The foregoing shall not authorize any assignment by the Borrower of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of Bank.
(c)    Nothing in this Agreement, the Revolving Credit Note or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assigns any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Revolving Credit Note or the other Loan Documents.
11.9    Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.
11.10    Amendment and Waiver. No amendment of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Bank and Borrower. No waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
11.11    Confidentiality. Bank agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, its Subsidiaries, or to its auditors, counsel or representatives) any information with respect to the Credit Parties which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by the Bank from any third party under no duty of confidentiality to any Credit Party, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation, ruling or other requirement of law applicable to Bank, and (e) to any prospective assignee or participant in accordance with Section 11.8 hereof.

11.12    WAIVER OF JURY TRIAL / JUDICIAL REFERENCE.
(a) JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND THE BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE BORROWER AND THE BANK REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(b)    Judicial Reference.

(i)	In the event the jury trial waiver set forth above is not enforceable, the parties elect to proceed under this judicial reference provision.
(ii)    With the exception of the items specified in clause (iii), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement, the Revolving Credit Note or the other Loan Documents, any other will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in this Agreement, the Revolving Credit Note or the other Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).
(iii)    The matters that shall not be subject to a reference are the following: (a) foreclosure of any security interests in real or personal property, (b) exercise of self-help remedies (including, without limitation, set-off), (c) appointment of a receiver and (d) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (a) and (b) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (c) and (d). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.
(iv)    The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).
(v)    The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.
(vi)    The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
(vii)    Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
(viii)    The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(ix)    If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
(x)    THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.
11.13    USA Patriot Act Notice. Pursuant to Section 326 of the USA Patriot Act, the Bank hereby notify the Credit Parties that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with the Bank, the Bank will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Bank to comply with the USA Patriot Act.
11.14    Complete Agreement; Conflicts. This Agreement, the Revolving Credit Note, any Requests for Advance, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.
11.15    Severability. In case any one or more of the obligations of the Credit Parties under this Agreement, the Revolving Credit Note or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Credit Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Credit Parties under this Agreement, the Revolving Credit Note or any of the other Loan Documents in any other jurisdiction.
11.16    Table of Contents and Headings; Section References. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof and references herein to “sections,” “subsections,” “clauses,” “paragraphs,” “subparagraphs,” “exhibits” and “schedules” shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.

11.17    Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.
11.18    Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.
11.19    Electronic Transmissions.

(a)
Each of the Bank, the Credit Parties, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. The Borrower and each other Credit Party hereby acknowledge and agree that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)
All uses of an E-System shall be governed by and subject to, in addition to Section 11.6 and this Section 11.19, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Bank and the Credit Parties in connection with the use of such E-System.

(c)
All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Bank or any of its Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Bank or any of its Affiliates in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Borrower and its Subsidiaries, agree that the Bank has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

11.20    Advertisements. Provided the Bank first obtains the consent of the Borrower, which consent shall not to be unreasonably withheld or delayed, the Bank may disclose the names of the Credit Parties and the existence of the Indebtedness in general advertisements and trade publications.
11.21    Reliance on and Survival of Provisions. All terms, covenants, agreements, representations and warranties of the Credit Parties to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Credit Party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank or on Bank’s behalf, and those covenants and agreements of the Borrower set forth in Sections 3.7 and 11.5 hereof (together with any other indemnities of any Credit Party contained elsewhere in this Agreement or in any of the other Loan Documents) shall survive the repayment in full of the Indebtedness and the termination of this Agreement and the other Loan Documents, including any commitment to extent credit thereunder.
[Signatures Follow On Succeeding Page]

WITNESS the due execution hereof as of the day and year first above written.

DIGIRAD CORPORATION

By:    /s/ Jeffry R. Keyes
Jeffry R. Keyes
Its:    Chief Financial Officer

COMERICA BANK

By:    /s/ J.P. Bouchereau
J.P. Bouchereau
Its:    Senior Vice President

[Signature Page to Revolving Credit Agreement]

Annex I
Notices

Borrower and its subsidiaries:

Digirad Corporation
1048 Industrial Court, Suite E
Suwanee, GA 30024
Attn: Jeffry Keyes
Fax No.: (858) 726-1546
Email: jeffry.keyes@digirad.com

with copies to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attn: Adam Finerman, Esq.
Fax No.: (212) 451-2222
Email: AFinerman@olshanlaw.com

Comerica Bank:

Comerica Bank
350 Tenth Avenue, Suite 700
San Diego, CA 92101
Attention: J.P. Bouchereau
Fax: (619) 652-5770

Schedule 1.1A
Compliance Information

Legal Name	Business Address	Type of Organization	Jurisdiction of Organization	Federal Taxpayer Identification Number
Digirad Corporation	1048 Industrial Court, Suite E Suwanee, GA 30024	Corporation	Delaware	33-0145723
Digirad Imaging Solutions, Inc.	1048 Industrial Court, Suite E Suwanee, GA 30024	Corporation	Delaware	33-0919092
MD Office Solutions	13100 Gregg Street Poway, CA, 92064	Corporation	California	94-3463544
Telerhythmics, LLC	60 Market Center Dr. Collierville, TN 38017	Limited Liability Company	Tennessee	62-1680840
Project Rendezvous Holding Corporation	1048 Industrial Court, Suite E Suwanee, GA 30024	Corporation	Delaware	45-4507876
Project Rendezvous Acquisition Corporation	1048 Industrial Court, Suite E Suwanee, GA 30024	Corporation	Delaware	45-4623146
DMS Health Technologies, Inc.	2101 North University Dr. Fargo, ND 58102	Corporation	North Dakota	45-0314852
DMS Imaging, Inc.	2101 North University Dr. Fargo, ND 58102	Corporation	North Dakota	45-0386364
DMS Health Technologies - Canada, Inc.	2101 North University Dr. Fargo, ND 58102	Corporation	North Dakota	27-0722481

Schedule 1.1B
Certain Liens

None.

Schedule 4.1(b)
Qualified Jurisdictions

Legal Name	Type of Entity	Jurisdiction of Formation	Foreign Qualifications
Digirad Corporation	Corporation	Delaware
Alabama, Arizona, Arkansas, California, Connecticut, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, West Virginia, Wisconsin

Digirad Imaging Solutions, Inc.	Corporation	Delaware
Alabama, California, Connecticut, Florida, Georgia, Illinois, Indiana, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, Tennessee, Texas, Virginia, Wisconsin

MD Office Solutions	Corporation	California	None
Telerhythmics, LLC	Limited Liability Company	Tennessee	Mississippi
Project Rendezvous Holding Corporation	Corporation	Delaware	None
Project Rendezvous Acquisition Corporation	Corporation	Delaware	None
DMS Health Technologies, Inc.	Corporation	North Dakota
Alaska, Alabama, California, Colorado, District of Columbia, Idaho, Illinois, Iowa, Kansas, Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Jersey, Ohio, Oregon, South Carolina, South Dakota, Texas, Washington, Wisconsin, Wyoming

DMS Imaging, Inc.	Corporation	North Dakota
Alaska, Alabama, Arkansas, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Maine, Maryland, Michigan, Minnesota, Missouri, Mississippi, Montana, North Carolina, Nebraska, New Hampshire, New Jersey, New Mexico, Nevada, New York, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin, West Virginia, Wyoming

DMS Health Technologies - Canada, Inc.	Corporation	North Dakota	Alberta, British Columbia, Manitoba, New Brunswick, Nova Scotia, Ontario, Prince Edward Island, Quebec, Saskatchewan

Schedule 4.1(c)
Jurisdictions of Financing Statements

DEBTOR	STATE	JURISDICTION	SERVICES
DAKOTA MEDICAL SYSTEMS, INC	ND	Cass County	FTL, STL, Pending Suit & Judgment Searches
DAKOTA MEDICAL SYSTEMS, INC	ND	Secretary of State	UCC/FTL/STL Searches - Central - Direct Access
DAKOTA MEDICAL SYSTEMS, INC	ND	USBC - North Dakota	Bankruptcy Search
DAKOTA MEDICAL SYSTEMS, INC	ND	USDC - North Dakota	Pending Suits and Judgments
DIGIRAD CORPORATION	CA	San Diego County Superior Court	Judgment Search
DIGIRAD CORPORATION	CA	San Diego County	FTL, STL/Judgments Searches
DIGIRAD CORPORATION	CA	Secretary of State	UCC, FTL, STL & Judgment Searches - Central - Direct Access
DIGIRAD CORP	CA	Secretary of State	UCC, FTL, STL & Judgment Searches - Central - Direct Access
DIGIRAD CORPORATION	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central
DIGIRAD CORPORATION	DE	Kent County	FTL, STL, Pending Suit & Judgment Searches
DIGIRAD CORPORATION	DE	USBC - Delaware	Bankruptcy Search
DIGIRAD CORPORATION	DE	USDC - Delaware	Pending Suits and Judgments
DIGIRAD CORPORATION	GA	Central Index	UCC Search - Central - Direct Access
DIGIRAD CORPORATION	GA	Gwinnett County State Court	Judgment Search
DIGIRAD CORPORATION	GA	Gwinnett County Superior Court	Judgment Search
DIGIRAD CORPORATION	GA	Gwinnett County	FTL, STL, Judgment Searches
DIGIRAD IMAGING SOLUTIONS, INC.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central
DIGIRAD IMAGING SOLUTIONS, INC.	DE	Kent County	FTL, STL, Pending Suit & Judgment Searches
DIGIRAD IMAGING SOLUTIONS, INC.	DE	USBC - Delaware	Bankruptcy Search
DIGIRAD IMAGING SOLUTIONS, INC.	DE	USDC - Delaware	Pending Suits and Judgments
DIGIRAD IMAGING SOLUTIONS, INC.	GA	Central Index	UCC Search - Central - Direct Access
DIGIRAD IMAGING SOLUTIONS, INC.	GA	Gwinnett County State Court	Judgment Search
DIGIRAD IMAGING SOLUTIONS, INC.	GA	Gwinnett County Superior Court	Judgment Search
DIGIRAD IMAGING SOLUTIONS, INC.	GA	Gwinnett County	FTL, STL,Judgment Searches
DIGIRAD ULTRASCAN SOLUTIONS, INC.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central
DIGIRAD ULTRASCAN SOLUTIONS, INC.	DE	Kent County	FTL, STL, Pending Suit & Judgment Searches
DIGIRAD ULTRASCAN SOLUTIONS, INC.	DE	USBC - Delaware	Bankruptcy Search
DIGIRAD ULTRASCAN SOLUTIONS, INC.	DE	USDC - Delaware	Pending Suits and Judgments

DIGIRAD ULTRASCAN SOLUTIONS, INC.	GA	Central Index	UCC Search - Central - Direct Access
DIGIRAD ULTRASCAN SOLUTIONS, INC.	GA	Gwinnett County State Court	Judgment Search
DIGIRAD ULTRASCAN SOLUTIONS, INC.	GA	Gwinnett County Superior Court	Judgment Search
DIGIRAD ULTRASCAN SOLUTIONS, INC.	GA	Gwinnett County	FTL, STL,Judgment Searches
DIGITAL IMAGING SOLUTIONS, INC.	CA	San Diego County Superior Court	Judgment Search
DIGITAL IMAGING SOLUTIONS, INC.	CA	San Diego County	FTL, STL,Judgment Searches
DIGITAL IMAGING SOLUTIONS, INC.	CA	Secretary of State	UCC, FTL, STL & Judgment Searches - Central - Direct Access
DIGITAL IMAGING SOLUTIONS, INC.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central
DIGITAL IMAGING SOLUTIONS, INC.	DE	Kent County	FTL, STL, Pending Suit & Judgment Searches
DIGITAL IMAGING SOLUTIONS, INC.	DE	USBC - Delaware	Bankruptcy Search
DIGITAL IMAGING SOLUTIONS, INC.	DE	USDC - Delaware	Pending Suits and Judgments
DIGITAL IMAGING SOLUTIONS, INC.	GA	Central Index	UCC Search - Central - Direct Access
DIGITAL IMAGING SOLUTIONS, INC.	GA	Gwinnett County State Court	Judgment Search
DIGITAL IMAGING SOLUTIONS, INC.	GA	Gwinnett County Superior Court	Judgment Search
DIGITAL IMAGING SOLUTIONS, INC.	GA	Gwinnett County	FTL, STL, Judgment Searches
DMS HEALTH TECHNOLOGIES, INC	ND	Cass County	FTL, STL, Pending Suit & Judgment Searches
DMS HEALTH TECHNOLOGIES, INC	ND	Secretary of State	UCC/FTL/STL Searches - Central - Direct Access
DMS HEALTH TECHNOLOGIES, INC	ND	USBC - North Dakota	Bankruptcy Search
DMS HEALTH TECHNOLOGIES, INC	ND	USDC - North Dakota	Pending Suits and Judgments
DMS HEALTH TECHNOLOGIES-CANADA, INC.	ND	Cass County	FTL, STL, Pending Suit & Judgment Searches
DMS HEALTH TECHNOLOGIES-CANADA, INC.	ND	Secretary of State	UCC/FTL/STL Searches - Central - Direct Access
DMS HEALTH TECHNOLOGIES-CANADA, INC.	ND	USBC - North Dakota	Bankruptcy Search
DMS HEALTH TECHNOLOGIES-CANADA, INC.	ND	USDC - North Dakota	Pending Suits and Judgments
DMS IMAGING, INC.	ND	Cass County	FTL, STL, Pending Suit & Judgment Searches
DMS IMAGING, INC.	ND	Secretary of State	UCC/FTL/STL Searches - Central - Direct Access
DMS IMAGING, INC.	ND	USBC - North Dakota	Bankruptcy Search
DMS IMAGING, INC.	ND	USDC - North Dakota	Pending Suits and Judgments
DMS TOPLINE MEDICAL, INC.	ND	Cass County	FTL, STL, Judgment Searches
DMS TOPLINE MEDICAL, INC.	ND	Secretary of State	UCC/FTL/STL Searches - Central - Direct Access
DMS TOPLINE MEDICAL, INC.	ND	USBC - North Dakota	Bankruptcy Search
DMS TOPLINE MEDICAL, INC.	ND	USDC - North Dakota	Pending Suits and Judgments

MD OFFICE SOLUTIONS	CA	San Diego County Superior Court	Pending Suits and Judgments
MD OFFICE SOLUTIONS	CA	San Diego County	FTL, STL, Judgment Searches
MD OFFICE SOLUTIONS	CA	Secretary of State	UCC, FTL, STL & Judgment Searches - Central - Direct Access
MD OFFICE SOLUTIONS	CA	USBC - Southern District of California	Bankruptcy Search
MD OFFICE SOLUTIONS	CA	USDC - Southern District of California	Pending Suits and Judgments
NUCLEAR IMAGING, LTD	ND	Cass County	FTL, STL, Pending Suit & Judgment Searches
NUCLEAR IMAGING, LTD	ND	Secretary of State	UCC/FTL/STL Searches - Central - Direct Access
NUCLEAR IMAGING, LTD	ND	USBC - North Dakota	Bankruptcy Search
NUCLEAR IMAGING, LTD	ND	USDC - North Dakota	Pending Suits and Judgments
PROJECT RENDEZVOUS ACQUISITION CORPORATION	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central
PROJECT RENDEZVOUS ACQUISITION CORPORATION	DE	Kent County	FTL, STL, Judgment Searches
PROJECT RENDEZVOUS ACQUISITION CORPORATION	DE	USBC - Delaware	Bankruptcy Search
PROJECT RENDEZVOUS ACQUISITION CORPORATION	DE	USDC - Delaware	Pending Suits and Judgments
PROJECT RENDEZVOUS ACQUISITION CORPORATION	GA	Central Index	UCC Search - Central - Direct Access
PROJECT RENDEZVOUS ACQUISITION CORPORATION	GA	Gwinnett County State Court	Judgment Search
PROJECT RENDEZVOUS ACQUISITION CORPORATION	GA	Gwinnett County Superior Court	Judgment Search
PROJECT RENDEZVOUS ACQUISITION CORPORATION	GA	Gwinnett County	FTL, STL, Judgment Searches
PROJECT RENDEZVOUS HOLDING CORPORATION	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central
PROJECT RENDEZVOUS HOLDING CORPORATION	DE	Kent County	FTL, STL, Judgment Searches
PROJECT RENDEZVOUS HOLDING CORPORATION	DE	USBC - Delaware	Bankruptcy Search
PROJECT RENDEZVOUS HOLDING CORPORATION	DE	USDC - Delaware	Pending Suits and Judgments
PROJECT RENDEZVOUS HOLDING CORPORATION	GA	Central Index	UCC Search - Central - Direct Access
PROJECT RENDEZVOUS HOLDING CORPORATION	GA	Gwinnett County State Court	Judgment Search
PROJECT RENDEZVOUS HOLDING CORPORATION	GA	Gwinnett County Superior Court	Judgment Search
PROJECT RENDEZVOUS HOLDING CORPORATION	GA	Gwinnett County	FTL, STL, Judgment Searches
TELERHYTHMICS, LLC	TN	Department of State	UCC Search - Central - Direct Access
TELERHYTHMICS, LLC	TN	Shelby County	FTL, STL, Judgment Searches
TELERHYTHMICS, LLC	TN	Shelby County Chancery Court	Pending Suits and Judgments

TELERHYTHMICS, LLC	TN	Shelby County Circuit Court	Pending Suits and Judgments
TELERHYTHMICS, LLC	TN	Shelby County Court of General Sessions	Pending Suits and Judgments
TELERHYTHMICS, LLC	TN	USBC - Western District of Tennessee	Bankruptcy Search
TELERHYTHMICS, LLC	TN	USDC - Western District of Tennessee	Pending Suits and Judgments

Schedule 5.3(f)
Vehicles

System Vendor	VIN
Hologic	XXXXXXXXXXXXX5959
Siemens	XXXXXXXXXXXXX1703
Siemens	XXXXXXXXXXXXX7902
Siemens	XXXXXXXXXXXXX7900
Siemens	XXXXXXXXXXXXX7901
Siemens	XXXXXXXXXXXXX7838
General Electric	XXXXXXXXXXXXX0864
General Electric	XXXXXXXXXXXXX0859
General Electric	XXXXXXXXXXXXX1174
General Electric	XXXXXXXXXXXXX3982
General Electric	XXXXXXXXXXXXX4274
General Electric	XXXXXXXXXXXXX1676
Philips	XXXXXXXXXXXXX1671
General Electric	XXXXXXXXXXXXX2149
Philips	XXXXXXXXXXXXX1669
Siemens	XXXXXXXXXXXXX4044
Siemens	XXXXXXXXXXXXX3937
Philips	XXXXXXXXXXXXX4045
General Electric	XXXXXXXXXXXXX4385
Philips	XXXXXXXXXXXXX2502
Philips	XXXXXXXXXXXXX2501
Siemens	XXXXXXXXXXXXX2398
Siemens	XXXXXXXXXXXXX2404
Siemens	XXXXXXXXXXXXX2433
Siemens	XXXXXXXXXXXXX2442
Siemens	XXXXXXXXXXXXX2805
Siemens	XXXXXXXXXXXXX2426
Philips	XXXXXXXXXXXXX2153
Philips	XXXXXXXXXXXXX2508
Philips	XXXXXXXXXXXXX4417
Philips	XXXXXXXXXXXXX4025
Philips	XXXXXXXXXXXXX4031
Philips	XXXXXXXXXXXXX4046
Philips	XXXXXXXXXXXXX4043
Philips	XXXXXXXXXXXXX4009
Philips	XXXXXXXXXXXXX4008
Philips	XXXXXXXXXXXXX4029
General Electric	XXXXXXXXXXXXX3012
Philips	XXXXXXXXXXXXX2674
Philips	XXXXXXXXXXXXX2756
Philips	XXXXXXXXXXXXX2518
General Electric	XXXXXXXXXXXXX2567

Siemens	XXXXXXXXXXXXX2494
Siemens	XXXXXXXXXXXXX2505
Philips	XXXXXXXXXXXXX2758
General Electric	XXXXXXXXXXXXX2860
Philips	XXXXXXXXXXXXX2888
Philips	XXXXXXXXXXXXX2671
Siemens	XXXXXXXXXXXXX3047
General Electric	XXXXXXXXXXXXX2875
Philips	XXXXXXXXXXXXX2785
General Electric	XXXXXXXXXXXXX2804
General Electric	XXXXXXXXXXXXX2934
General Electric	XXXXXXXXXXXXX3016
General Electric	XXXXXXXXXXXXX2845
General Electric	XXXXXXXXXXXXX3107
Philips	XXXXXXXXXXXXX2354
Siemens	XXXXXXXXXXXXX2876
General Electric	XXXXXXXXXXXXX2949
Siemens	XXXXXXXXXXXXX2975
General Electric	XXXXXXXXXXXXX2815
General Electric	XXXXXXXXXXXXX2864
General Electric	XXXXXXXXXXXXX2945
General Electric	XXXXXXXXXXXXX2923
Philips	XXXXXXXXXXXXX3198
General Electric	XXXXXXXXXXXXX3189
General Electric	XXXXXXXXXXXXX2910
Siemens	XXXXXXXXXXXXX3037
General Electric	XXXXXXXXXXXXX2978
Philips	XXXXXXXXXXXXX0496
General Electric	XXXXXXXXXXXXX8693
Siemens	XXXXXXXXXXXXX2639
Siemens	XXXXXXXXXXXXX9087
Siemens	XXXXXXXXXXXXX3048
Siemens	XXXXXXXXXXXXX8908
Siemens	XXXXXXXXXXXXX7904
Lorad	XXXXXXXXXXXXX3483
Lorad	XXXXXXXXXXXXX3484
Lorad	XXXXXXXXXXXXX1326
Lorad	XXXXXXXXXXXXX7790
Lorad	XXXXXXXXXXXXX5401
Siemens	XXXXXXXXXXXXX2084
Philips	XXXXXXXXXXXXX9012

Schedule 5.3(b)
Real Property; Warehouse; Bailees

a.	Real property locations at which books and records are kept or where Collateral with an aggregate value of $250,000 or more is located:

Location	Owned, Leased or Controlled by Bailee
13100 Gregg Street, Suite A Poway, CA 92064	Leased
1048 Industrial Court, Suite E Suwanee, GA 30024	Leased

b.	Other locations:

Location	Owned, Leased or Controlled by Bailee
4395 E. Lowell Street, Suite B Ontario, CA 91761	Leased
12632 Hoover Street Garden Grove, CA 92841	Leased
302 W. Fallbrook Avenue, Suite 104 Fresno, CA 93711	Leased
23595 Cabot Boulevard, Suite 113 Hayward, CA 94545	Leased
1304 Langham Creek Drive, #216 & #218 Houston, TX 77084	Leased
2156 W. Northwest Highway, Suite 314 Dallas, TX 75220	Leased
8150 W. 185th Street, Suite L Tinley Park, IL 60477	Leased
10752 Trenton Industrial Boulevard St. Louis, MO 63132	Leased
1680 Southeast Avenue, Suite 102 Tallmadge, OH 44278	Leased
5363-5365 West Minnesota Road Indianapolis, IN 46241	Leased
24301 Catherine Industrial Drive, #112 Novi, MI 48375	Leased
1097 & 1099 Investment Boulevard Apex, NC 27502	Leased
2804 S. Charles Boulevard, Suite A Greenville, NC 27858	Leased
8432 Old Statesville Road, Suite 600 Charlotte, NC 28269	Leased
5215 Monticello Avenue, Suite A Williamsburg, PA 23188	Leased
295 Industrial Drive, Suites J & K Christiansburg, VA 24073	Leased

1529 Mulberry Street, Suite B Little River, SC 29566	Leased
889 Airport Park Road, Suites F-G Glen Burnie, PA 21061	Leased
10275 Windhorst Road Tampa, FL 33619	Leased
11316 Boggy Creek Road, #126 Orlando, FL 32824	Leased
941 Marcon Boulevard, Suite 401 Allentown, PA 18109	Leased
700 Braen Avenue, Unit #1 Wyckoff, NJ 07481	Leased
3226 & 3227 Sylon Boulevard Hainesport, NJ 08036	Leased
36-09 Vernon Boulevard Long Island City, NY 11105	Leased
169 Merrimac Street Woburn, MA 01801	Leased
33 Barber Court, Suite 123 Birmingham, AL 35209	Leased
6669 Peachtree Industrial Boulevard, Suite C & D Norcross, GA 30092	Leased
3903 Volunteer Drive, Suite 100 Chattanooga, TN 37416	Leased
60 Market Center Drive, Suite 101 Collierville, TN 38017	Leased
2101 North University Drive (Building 1) Fargo, ND 58102	Owned
2217 North University Drive (Building 2) Fargo, ND 58102	Owned
2217 North University Drive (Building 3) Fargo, ND 58102	Owned
109 South Petro Avenue Sioux Falls, SD 57107	Owned
4172 Thunderchief Lane, Suites 202 & 204 Hermantown, MN 55811	Leased
3344 Saratoga Avenue, Unit 1126 Bismarck, ND 58503	Leased
3400 South Highway 79, Unit B-205 Rapid City, SD 57701	Leased
768 Louise Lane NW, Suite 700 Bemidji, MN 56601	Leased
38 Silos Road Townsend, MT 59644	Leased
71st Avenue Beltway Storage, LLP 7101 North 19th Street Bismarck, NA 58503	Bailee

ATI 2850 North Woodford Street Decatur, IL 62526	Bailee
Central Iowa Self Storage 1673 NE 70th Avenue Ankeny, IA 50021	Bailee
Double S Properties 38403 133rd Street Aberdeen, SD 57401	Bailee
Larry R. Ewer 1131 South 22nd Street Bismarck, ND 58504	Bailee
E-Z Stor 305 7th Avenue SE Watertown, SD 57201	Bailee
Curt & Darla Jost 510 Colton Avenue Burlington, ND 58722	Bailee
Gerald Klocke 370 2nd Avenue North Carrington, ND 58421	Bailee
Milender’s Mail Service 14076 140th Avenue NE Thief River Falls, MN 56701	Bailee
Allan Radel 350 26th Street NW Owatonna, MN 55060	Bailee
James Steinke 1814 South 19th Street Grand Forks, ND 58201	Bailee
Silos Boat & Lift Storage 39 Silos Road, Unit 47 Townsend, MT 59644	Bailee
Denny’s Storage 3138 N. 10th Street Bismarck, ND	Bailee
AAA Rapid Storage 625 E. Cantron Boulevard Rapid City, SD 57701	Bailee
Boone County Hospital 1015 Union Street Boone, IA 50036	Bailee/Customer Location
Garrison Memorial Hospital 407 3rd Avenue SE Garrison, ND 58543	Bailee/Customer Location
Johnson Memorial Health Services 1282 Walnut Street Dawsom, MN 56232	Bailee/Customer Location
Kittson Memorial Healthcare Center 1010 Birch Avenue Hallock, MN 56728	Bailee/Customer Location

Madison Hospital 900 2nd Avenue Madison, MN 56256	Bailee/Customer Location
Prairie Ridge Hospital and Health Services Morris 24 E. 7th Street Morris, MN 56267	Bailee/Customer Location
Essentia Health Wahpeton Clinic 275 11th Street S. Wahpeton, ND 58075	Bailee/Customer Location
Marin General Hospital 250 Bon Air Road Greenbrae, CA 94904	Bailee/Customer Location
Metro Health Hospital MR 5900 Byron Center Avenue SW Wyoming, MI 49519	Bailee/Customer Location
Sanford Medical Center Bismarck 300N. Seventh Street Bismarck, ND 58501	Bailee/Customer Location
Ventura County Medical Center 3291 Loma Vista Road Ventura, CA 93003	Bailee/Customer Location

Schedule 5.4
Taxes

1.    On April 21, 2017, Digirad Imaging Solutions, Inc. received notice from Mecklenburg County, NC to conduct a routine Business Personal Property Audit for the fiscal years ending December 31, 2015 and December 31, 2016.

Schedule 5.7
Laws

None.

Schedule 5.10
Consents and Approvals

None.

Schedule 5.13
ERISA Matters

None.

Schedule 5.15
Environmental and Safety Matters

None.

Schedule 5.16
Subsidiaries

The Subsidiaries of the Credit Parties are listed on Schedule 5.19 and are incorporated by reference.

Schedule 5.17
Material Contracts

1.	Agreement to Provide Services, dated April 28, 2017, between BDO USA, LLP and Digirad Corporation.

2.	Heartrak ECAT License Agreement, dated February 24, 2011, between Universal Medical Inc. and Telerhythmics, LLC.

a.	First Amendment to License Agreement, dated October 9, 2014, between Universal Medical Inc. and Telerhythmics, LLC.

3.	Consolidated Agreements, dated April 1, 2014 between DMS Health Technologies, Inc. and Philips Healthcare, a division of Philips Electronics North America Corporation.

4.	Philips Service Agreement, dated May 22, 2015, between DMS Health Technologies, Inc. and Philips Healthcare, a division of Philips Electronics North America Corporation.

5.	Radiopharmaceutical Supply Agreement, dated August 28, 2015, between DMS Health Technologies, Inc. and TrillaMed, LLC.

6.	Radiopharmaceutical Supply Agreement, effective September 1, 2015, between Cardinal Health 414, LLC and DMS Imaging, Inc.

7.	Radiopharmaceutical Supply Agreement, effective dates November 11, 2016 and January 1, 2017, between Cardinal Health 414, LLC and Digirad Corporation.

8.	Agreement (Billing Account No. 1776964), dated February 20, 2015, between GE Healthcare and DMS Technologies, Inc.

a.	GE Healthcare Addendum to Quotation, dated February 6, 2015, between DMS Service Technologies, Inc. and GE Healthcare, a division of General Electric Company.

9.	Proposal # 1-BG1QHR, dated March 23, 2015, between DMS Health Technologies Inc. and Siemens Medical Solutions USA, Inc.

10.	Transport Provider Contract, dated December 6, 2010, between DelMed, Inc. and DMS Imaging.

11.	WEX Business Charge Account Agreement and Wright Express Account Application, dated February 22, 2012, by DMS Health Technologies, Inc.

12.	Lease and Fleet Management Services Agreement, dated May 9, 2007, among ARI Fleet LT, Automotive Rentals, Inc. and DMS Health Technologies, Inc.

a.	First Amendment to Lease and Fleet Management Services Agreement, dated May 21, 2009, among ARI Fleet LT, Automotive Rentals, Inc. and DMS Health Technologies.

b.	Second Amendment to Lease and Fleet Management Services Agreement, dated June 10, 2010, among ARI Fleet LT, Automotive Rentals, Inc. and DMS Health Technologies, Inc.

c.	Third Amendment to Lease and Fleet Management Services Agreement, dated June 24, 2011, among ARI Fleet LT, Automotive Rentals, Inc. and DMS Health Technologies, Inc.

13.	Motor Carrier Transportation Agreement, dated October 30, 2012, between DMS Imaging, Inc. and S&A Operations.

Schedule 5.18
Franchises, Patents, Copyrights, Tradenames

a.	Other legal names each Credit Party has had in the past five years, together with the date of the relevant name change:

Credit Party	Prior Name	Date of Change
DMS Health Technologies, Inc.	DMS Topline Medical	Trade name registered in North Dakota from 12/03/2008 - 12/03/2013

b.	Other names used by each Credit Party in connection with any business or organization to which such Credit Party became the successor by merger, consolidation or acquisition:

Credit Party	Name of Entity	Action	Date of Action
Digirad Imaging Solutions, Inc.	Digirad Ultrascan Solutions, Inc.	Merger	November 15, 2012
DMS Health Technologies, Inc.	DMS Topline Medical, Inc.	Dissolved	December 31, 2013
DMS Health Technologies, Inc.	Dakota Medical Systems, Inc.	Name change	April 28, 1983: Name change to Diagnostic Medical Systems, Inc. January 22, 2001: Name change to DMS Health Technologies, Inc. Still entity of record for owned real property.
DMS Imaging, Inc.	Nuclear Imaging, Ltd.	Merger	December 31, 2002 Still entity of record for owned real property.

Schedule 5.19
Capital Structure

Credit Party	Shares Authorized	Par Value	Record Owner	Number of Shares/Interest Issued and Outstanding	Other Rights Outstanding (preemptive rights, options, warrants, conversion rights, etc.)
Digirad Corporation	Common: 80,000,000	$0.0001 per share	N/A - Public	19,977,984 (net of treasury shares) as of May 16, 2017	Options: 953,722 RSUs: 476,661 (Including unvested rights).
Digirad Corporation	Preferred Stock: 10,000,000 Designated Series B Participating Preferred Stock: 500,000	$0.0001 per share	N/A	0 (unissued)	None.
*Digirad Imaging Solutions, Inc.	1,000 (one class of capital stock)	$0.01 per share	Digirad Corporation	1,000	None.
*MD Office Solutions	1,000 (one class of capital stock)	$0.0001 per share	Digirad Corporation	1,000 Shares	None
*Telerhythmics, LLC	N/A	N/A	Digirad Imaging Solutions, Inc.	100%	None
*Project Rendezvous Holding Corporation	Common: 1,000	$0.01 per share	Digirad Corporation	100 Shares	None
*Project Rendezvous Acquisition Corporation	Common: 1,000	$0.01 per share	Project Rendezvous Holding Corporation	100 Shares	None
*DMS Health Technologies, Inc.	Class A: 50,000	$0.50 per share	Project Rendezvous Acquisition Corporation	8,500 - Class A Shares	None
*DMS Health Technologies, Inc.	Class B: 50,000	$0.50 per share	Project Rendezvous Acquisition Corporation	5,100 - Class B Shares	None
*DMS Imaging, Inc.	Voting: 5,000	$1.00 per share	DMS Health Technologies, Inc.	1,606 Shares	None
*DMS Imaging, Inc.	Nonvoting: 5,000	$1.00 per share	N/A	0 (unissued)	None
*DMS Health Technologies - Canada, Inc.	Common: 50,000	$1.00 per share	DMS Imaging, Inc.	1,000 Shares	None
*Subsidiary

Other Equity Interests: See Schedule 7.6 for Existing Investments.

Schedule 5.22
Employee Matters

None.

Schedule 7.1
Existing Debt

1. $233,443.47 Irrevocable Standby Letter of Credit No. XXXXXXX8768 issued by Silicon Valley Bank for the account of Digirad Corporation in favor of First Industrial, L.P., dated January 31, 2014, as amended by Advice of Debit Letter dated February 6, 2015.
2. $100,000.00 Irrevocable Clean Letter of Credit No. XXXXXXX7201 issued by JP Morgan Chase Bank, N.A. for the account of DMS Health Technologies, Inc. for the benefit of Zurich American Insurance Company, dated May 24, 2014, as amended.
3. Capital leases for Digirad Corporation and Subsidiaries.

Capital Leases As of April 30, 2017

Subsidiary	Financing Party	Item	Identifier	Total Balance	Current	Non-Current Portion
Digirad Corp	De Lage Landen	Hardware		$3,599.74	$3,599.74	$—
DIS	Highland 3	Holters (50)		6,699.21	6,699.21	—
DIS	Highland 4	Phillips Ultrasound IE33		10,032.59	10,032.59	—
DIS	Highland 5	Holters (35)		5,779.27	5,779.27	—
DIS	Highland 6	RythmStar (100)		12,960.26	12,960.26	—
DIS	Highland 7	RythmStar (100)		25,822.95	25,822.95	—
DIS	Highland 8	Northeast Holters		26,305.65	26,305.65	—
DIS	Balboa 1	Cardiac Monitors		178,896.72	167,944.83	10,951.89
DIS	Balboa 2	Cardiac Monitors		170,428.03	163,477.09	6,950.94
DIS	Enterprise	Yaris	LALF51	2,904.39	2,904.39	—
DIS	Enterprise	Yaris	LALD78	2,894.36	2,894.36	—
DIS	Enterprise	Yaris	LALK32	4,114.31	4,114.31	—
DIS	Enterprise	Yaris	LANJ13	4,467.25	4,467.25	—
DIS	Enterprise	Yaris	LANK33	5,231.09	5,231.09	—
DIS	Enterprise	ProMaster	FS9Q39	17,358.97	8,655.80	8,703.17
DIS	Enterprise	ProMaster	FS0P46	16,258.49	7,731.65	8,526.84
DIS	Enterprise	Yaris	FS6P23	10,566.83	4,392.27	6,174.56
DIS	Enterprise	ProMaster	FS6P24	18,287.27	7,566.19	10,721.08
DIS	Enterprise	ProMaster	FS6P25	18,208.99	7,598.28	10,610.71
DIS	Enterprise	ProMaster	FS6P26	18,259.27	7,594.19	10,665.08
DIS	Enterprise	ProMaster	222HM8	20,824.54	7,936.30	12,888.24
DIS	Enterprise	Yaris	FS4R21	11,617.56	4,317.84	7,299.72
DIS	Enterprise	Yaris	FS4R07	11,782.05	4,235.29	7,546.76
DIS	Enterprise	Yaris	FS4R20	12,475.60	4,224.34	8,251.26
DIS	Enterprise	ProMaster	225BPD	25,141.04	8,345.56	16,795.48
DIS	Enterprise	ProMaster	225BPH	25,790.01	8,268.28	17,521.73
DIS	Enterprise	ProMaster	225BPG	24,878.28	7,969.37	16,908.91
DIS	Enterprise	Versa	225F7J	12,124.38	3,766.89	8,357.49
DIS	Enterprise	ProMaster	225BPC	24,660.98	7,905.55	16,755.43
DIS	Enterprise	Versa	225BP4	12,073.99	3,807.25	8,266.74
DIS	Enterprise	Versa	225BP5	12,771.90	3,681.31	9,090.59
DIS	Enterprise	ProMaster	227DQB	25,868.91	7,780.23	18,088.68
DIS	Enterprise	Versa	2264QG	12,723.74	3,780.74	8,943.00
DIS	Enterprise	ProMaster	227FPS	27,050.59	7,696.49	19,354.10
DIS	Enterprise	ProMaster	225BP7	26,730.86	6,937.96	19,792.90
DIS	Enterprise	ProMaster	225F7G	27,089.31	7,037.11	20,052.20

DMSI	Alliance Funding Group	Philips Ingenia MRI	MR-164	1,371,456.49	261,158.07	1,110,298.42
DMSI	Enterprise	Fusion	22DP52	25,184.00	4,686.04	20,497.96
DMSI	Enterprise	Fusion	22G5TC	27,720.50	4,543.60	23,176.90

			Total	$2,297,040.37	$853,849.59	$1,443,190.78

Schedule 7.2
Other Liens

1.

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
DIGIRAD CORPORATION	CA	Secretary of State	11/26/2013 13-7388394238	Highland Capital Corporation
DIGIRAD CORPORATION	CA	Secretary of State	8/28/2014 14-7426160374	Highland Capital Corporation
DIGIRAD CORPORATION	CA	Secretary of State	9/9/2014 14-7427474383	Highland Capital Corporation
DIGIRAD CORPORATION	CA	Secretary of State	9/16/2014 14-7428457274	Highland Capital Corporation
DIGIRAD CORP	CA	Secretary of State	10/17/2014 14-7432839162	Power & Environment, Intl
DIGIRAD CORPORATION	CA	Secretary of State	10/27/2014 14-7434161859	Highland Capital Corporation
DIGIRAD CORPORATION	CA	Secretary of State	3/3/2015 15-7452907494	Highland Capital Corporation
DIGIRAD CORPORATION	CA	Secretary of State	4/3/2015 15-7458058790	Highland Capital Corporation
DIGIRAD CORPORATION	CA	Secretary of State	6/1/2015 15-7467272304	MB Financial Bank, N.A.
DIGIRAD CORPORATION	DE	Department of State: Division Of Corporations	1/24/2013 2013 0321035	Dell Financial Services L.L.C.
DIGIRAD CORPORATION	DE	Department of State: Division Of Corporations	4/19/2013 2013 15006808	Dell Financial Services L.L.C.
DIGIRAD CORPORATION	DE	Department of State: Division Of Corporations	6/18/2013 2013 2333400	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association
DIGIRAD CORPORATION	DE	Department of State: Division Of Corporations	3/21/2014 2014 119718	De Lage Financial Services,Inc.
DIGIRAD CORPORATION	DE	Department of State: Division Of Corporations	6/2/2015 2015 2559846	MB Financial Bank, N.A.
DIGIRAD CORPORATION	DE	Department of State: Division Of Corporations	7/21/2015 2015 3158598	MB Financial Bank, N.A.
DMS IMAGING, INC.	ND	Secretary of State	12/28/2011 11-000714076-6	Phillips Medical Capital, LLC
DMS IMAGING, INC.	ND	Secretary of State	1/20/2012 12-000719864-2	General Electric Capital Corporation
MD OFFICE SOLUTIONS	CA	Secretary of State	4/3/2013 13-7354412878	All-Guard Alarm Systems, Inc.
TELERHYTHMICS, LLC	TN	Department of State	1/5/2011 211-050488	Dell Financial Services L.L.C.

DMS HEALTH TECHNOLOGIES, INC	ND	Secretary of State	8/23/2016 16-000090387-6	U.S.Bank Equipment Finance
DMS IMAGING, INC.	ND	Secretary of State	2/21/2017 17-000171773-0	TCF Equipment Financial, a division of TCF National Bank
DMS IMAGING, INC.	ND	Secretary of State	3/7/2017 17-000179497-7	Corporation Service Company, as Representative

2. Control Agreements to be terminated within 5 Business Days following the Effective Date:
a. Deposit Account Control Agreement among Silicon Valley Bank, Wells Fargo Bank, N.A., as creditor, and Digirad Corporation, as customer, dated as of December 31, 2015.
b. Blocked Account Control Agreement, by and among DMS Health Technologies, Wells Fargo Bank, N.A., as agent, and JP Morgan Chase Bank, N.A., as depository, dated as January 4, 2016
c. Securities Account Control Agreement, by and between Raymond James & Associates, Inc., Wells Fargo Bank, National Association, as agent, and Digirad Corporation, dated as December 23, 2015

d. Deposit Account Control Agreements and Collection Account Control Agreements between Wells Fargo Bank, N.A. and Credit Parties:

#	“Credit Party”	“Collateral Account(s)”	Agreement Date
1.	Digirad Corporation	XXXXXX5750	January 8, 2016
2.	Digirad Corporation	XXXXXX9907	June 14, 2016
3.	Digirad Corporation DMS Health Technologies, Inc.	XXXXXX3103 XXXXXX3111	June 14, 2016
4.	Telerhythmics, LLC	XXXXXX3137	June 14, 2016

Schedule 7.6
Existing Investments

1.	Digirad owns 71,429 shares of Perma-Fix Medical, S.A. (“Perma-Fix Medical”), which constituted approximately 5.4% of the outstanding common shares of Perma-Fix Medical at the time of investment.

2.	Investments held in the following account on the Closing Date.
Account Holder: Digirad Corporation
Type: Common Stock
Account Number: XXXXXX1342
Bank: Continental Stock Transfer & Trust Company

3.	Investments held in the following account on the Closing Date:
Account Holder: Digirad Corporation
Type: Common Stock
Account Number: CXXXXXX0931
Bank: Computershare Trust Company, N.A.

4.	Investments held in the following account on the Closing Date:

Account Holder: Digirad Corporation
Type: Common Stock
Account Number: CXXXXXX4493
Bank: Computershare Trust Company, N.A.

5.	Investments held in the following account on the Closing Date:

Account Holder:    Digirad Corporation
Account Number:     XXXX8705
Bank:             Raymond James
Address:         880 Carillon Parkway, St. Petersburg, FL 33716

Schedule 7.7
Transactions with Affiliates

None.

Schedule 7.11
Management Fees

None.

EXHIBIT A

FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

No.______________________                             Dated:_____, 20_

TO:        Comerica Bank

RE:     Revolving Credit Agreement made as of the 21st day of June, 2017 (as amended, restated
or otherwise modified from time to time, the “Credit Agreement”), by and between
Comerica Bank (“Bank”) and Digirad Corporation (“Borrower”).

Pursuant to the terms and conditions of the Credit Agreement, Borrower hereby requests an Advance from Bank, as described herein:

(A)	Date of Advance: __________________

(B)	☐ (check if applicable)

This Advance is or includes a whole or partial refunding/conversion of:

Advance No(s).___________________

(C)	Type of Advance (check only one):
☐ PRR-based Advance
☐ LIBOR-based Advance

(D)	Amount of Advance:

$_____________________

(E)	Interest Period (applicable to LIBOR-based Advances)

_____________months (insert 1, 2 or 3)

(F)	Disbursement Instructions

☐ Comerica Bank Account No. __________
☐ Other: ______________

Borrower certifies to the matters specified in Section 2.3(f) of the Credit Agreement.
Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

DIGIRAD CORPORATION

By:_____________________

Its:_____________________

Bank Approval:__________________________

EXHIBIT B

REVOLVING CREDIT NOTE

$25,000,000.00                                    June 21, 2017

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Digirad Corporation, a Delaware corporation (“Borrower”), promises to pay to the order of Comerica Bank (“Bank”) at any office of the Bank in the State of California, in lawful money of the United States of America, so much of the sum of Twenty Five Million and 00/100 Dollars ($25,000,000.00), as may from time to time have been advanced by Bank and then be outstanding hereunder pursuant to the Revolving Credit Agreement made as of the 21st day of June, 2017 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and between Bank and Borrower. Each of the Revolving Credit Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable on the unpaid principal amount of each Revolving Credit Advance made by the Bank from the date of such Revolving Credit Advance until paid at the rate and at the times set forth in the Credit Agreement.

This Note is a note under which Revolving Credit Advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of California.

The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

*    *    *

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

Nothing herein shall limit any right granted Bank by any other instrument or by law.

DIGIRAD CORPORATION

By:________________________________

Its:________________________________

EXHIBIT C-1

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT
THIS SECURITY AGREEMENT (the “Agreement”) dated as of June 21, 2017, is entered into by and among Digirad Corporation, a Delaware corporation (“Borrower”), Digirad Imaging Solutions, Inc., a Delaware corporation, Telerhythmics, LLC, a Tennessee limited liability company, MD Office Solutions, a California corporation, Project Rendezvous Holding Corporation, a Delaware corporation, Project Rendezvous Acquisition Corporation, a Delaware corporation, DMS Health Technologies, Inc., a North Dakota corporation, DMS Imaging, Inc., a North Dakota corporation, DMS Health Technologies-Canada, Inc., a North Dakota corporation, and such other entities which from time to time become parties hereto (collectively, including Borrower, the “Debtors” and individually each a “Debtor”), and Comerica Bank, a Texas banking association (“Bank”). The addresses for the Debtors and the Bank, as of the date hereof, are set forth on the signature pages attached hereto.
R E C I T A L S:
A.Borrower has entered into that certain Revolving Credit Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with Bank pursuant to which Bank has agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrower, as provided therein.
B.    Pursuant to the Credit Agreement, the Bank has required that each of the Debtors grant (or cause to be granted) certain Liens to the Bank, all to secure the obligations of the Borrower under the Credit Agreement or any related Loan Document (including any Guaranty).
C.    The Debtors have granted certain Liens to the Bank pursuant to an Intellectual Property Security Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time the “IP Security Agreement”).
D.    The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Definitions

Section 1.1    Definitions. As used in this Agreement, capitalized terms not otherwise defined herein have the meaning provided for such terms in the Credit Agreement. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Bank pursuant to this Agreement.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:
“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.
“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.
“Collateral” has the meaning specified in Section 2.1 of this Agreement.
“Collateral Compliance Report” shall mean a report in the form attached hereto as Exhibit C.
“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.
“Copyright Collateral” shall mean all Copyrights and Copyright Licenses of the Debtors.
“Copyright Licenses” shall mean all license agreements with any other Person in connection with any of the Copyrights or such other Person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.
“Copyrights” shall mean all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.
“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property, investment accounts or accounts evidenced by an instrument.
“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s Intellectual Property Collateral; (b) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all tax refunds and tax refund claims of such Debtor; (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities, (i) all health care receivables; and (j) all rights of such Debtor under any insurance, surety or similar contract or arrangement.
“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Instrument” shall mean any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.
“Insurance Proceeds” shall have the meaning set forth in Section 4.4 of this Agreement.
“Intellectual Property Collateral” shall mean Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule 1.1 attached hereto and incorporated herein by reference.
“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Domestic Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, but excluding any shares of stock or other equity, partnership or membership interests in any Foreign Subsidiaries of such Debtor.
“Patent Collateral” shall mean all Patents and Patent Licenses of the Debtors.
“Patent Licenses” shall mean all license agreements with any other Person in connection with any of the Patents or such other Person’s patents, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.
“Patents” shall mean all letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.
“Perma-Fix Investment” means the investment by Borrower in 71,429 shares of Perma-Fix Medical, S.A., a publicly traded company listed on the NewConnect market of the Warsaw Stock Exchange.
“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule 1.2 attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity, partnership or membership interests (other than in an entity which is not a Subsidiary or is a Foreign Subsidiary) acquired by any Debtor after the date hereof.
“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Records” are defined in Section 3.2 of this Agreement.
“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.
“Trademark Collateral” shall mean all Trademarks and Trademark Licenses of the Debtors.
“Trademark Licenses” shall mean all license agreements with any other Person in connection with any of the Trademarks or such other Person’s names or trademarks, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses.
“Trademarks” shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.
“UCC” means the Uniform Commercial Code as in effect in the State of California; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.
“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
ARTICLE 2
Security Interest

Section 2.1    Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges to the Bank as collateral, and grants the Bank a continuing Lien on and security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all General Intangibles;

(d)	all Equipment;

(e)	all Inventory;

(f)	all Documents;

(g)	all Instruments;

(h)
all Deposit Accounts and any other cash collateral, deposit or investment accounts, including all cash collateral, deposit or investment accounts established or maintained pursuant to the terms of this Agreement or the other Loan Documents;

(i)	all Computer Records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(j)	all Investment Property;

(k)	the Pledged Shares; and

(l)
the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (j) and all Liens, security, rights, remedies and claims of such Debtor with respect thereto (provided that the grant of a security interest in Proceeds set forth is in this subsection (k) shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted pursuant to the terms of the Credit Agreement);

provided, however, that “Collateral” shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted Assets”), provided that (A) the Proceeds of any Restricted Asset shall be continue to be deemed to be “Collateral”, and (B) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto). Concurrently with any such Restricted Asset being entered into or arising after the date hereof, the applicable Debtor shall be obligated to obtain any waiver or consent (in form and substance acceptable to the Bank) necessary to allow such Restricted Asset to constitute Collateral hereunder if the failure of such Debtor to have such Restricted Asset would have a Material Adverse Effect. “Collateral” shall not include rights under or with respect to the Perma-Fix Investment, provided that the Proceeds of the Perma-Fix Investment shall be continue to be deemed to be “Collateral.”
Section 2.2    Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Bank of any of its respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) Bank shall not have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and shall not be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
ARTICLE 3
Representations and Warranties
To induce Bank to enter into this Agreement and the Credit Agreement, each Debtor represents and warrants to the Bank as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement:
Section 3.1    Title. Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens and the other Liens permitted under Section 9.2 of the Credit Agreement, provided that, other than the Lien established hereby and Permitted Liens described in Section 7.2(c) of the Credit Agreement, no Lien on any Pledged Shares shall constitute a Permitted Lien or a Lien otherwise permitted under Section 7.2 of the Credit Agreement.
Section 3.2    Change in Form or Jurisdiction; Successor by Merger; Location of Books and Records. As of the date hereof, each Debtor (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number and tax identification number set forth on Schedule 3.2 attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2; (d) except as set forth on such Schedule 3.2 attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule 3.2.
Section 3.3    Representations and Warranties Regarding Certain Types of Collateral.

(a)
Location of Inventory and Equipment. As of the date hereof, (i) all Inventory (except Inventory in transit) and Equipment (except trailers, rolling stock, vessels, aircraft and Vehicles) of each Debtor are located at the places specified on Schedule 3.3(a) attached hereto, (ii) the name and address of the landlord leasing any location to any Debtor is identified on such Schedule 3.3(a), and (iii) the name of and address of each bailee or warehouseman which holds any Collateral and the location of such Collateral is identified on such Schedule 3.3(a).

(b)
Account Information. As of the date hereof, all Deposit Accounts, cash collateral account or investment accounts of each Debtor (except for those Deposit Accounts located with the Bank) are located at the banks specified on Schedule 3.3(b) attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank’s address, the type of account and the account number.

(c)
Documents. As of the date hereof, except as set forth on Schedule 3.3(c), none of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and Vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title).

(d)
Intellectual Property. Set forth on Schedule 1.1 (the same may be amended from time to time) is a true and correct list of the registered Patents, Patent Licenses, registered Trademarks, Trademark Licenses, registered Copyrights and Copyright Licenses owned by the Debtors (including, in the case of the Patents, Trademarks and Copyrights, the applicable name, date of registration (or of application if registration not completed) and application or registration number).

Section 3.4    Pledged Shares.

(a)
Duly Authorized and Validly Issued. The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “securities” within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become “securities” for purposes of Article 8 of the UCC.

(b)
Valid Title; No Liens; No Restrictions. Each Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares. None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c)
Description of Pledged Shares; Ownership. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 (as the same may be amended from time to time) and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor.

Section 3.5    Intellectual Property. As of the date hereof and as of the date of each update of the schedules hereto in accordance with the terms hereof:

(a)
Filings and Recordation. Except as set forth on Schedule 1.1, each Debtor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks, Patents and Copyrights set forth on Schedule 1.1 (as the same may be amended from time to time), including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office and United States Copyright Office to the extent such Trademarks, Patents and Copyrights are material to such Debtor’s business. Also set forth on Schedule 1.1 (as the same may be amended from time to time) is a complete and accurate list of all of the material Trademark Licenses, Patent Licenses and Copyright Licenses owned by the Debtors as of the date hereof.

(b)
Trademarks and Trademark Licenses Valid. (i) Each Trademark of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, registrable and enforceable, (ii) each of the Trademark Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Bank in writing of all uses of any material item of Trademark Collateral of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(c)
Patents and Patent Licenses Valid. (i) Each Patent of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule 1.1 (as the same may be amended from time to time), (ii) each of the Patent Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Bank in writing of all uses of any item of Patent Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(d)
Copyright and Copyright Licenses Valid. (i) Each Copyright of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, copyrightable and enforceable, (ii) each of the Copyright Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Bank in writing of all uses of any item of Copyright Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(e)
No Assignment. The Debtors have not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Intellectual Property Collateral, except with respect to non-exclusive licenses granted in the ordinary course of business or as permitted by this Agreement or the Loan Documents. No Debtor has granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property Collateral, except as set forth on Schedule 1.1 or as otherwise disclosed to the Bank in writing.

(f)	Products Marked. Each Debtor has marked its products with the trademark registration symbol, copyright notices, the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that such Debtor, in good faith, believes is reasonably and commercially practicable.

(g)
Other Rights. Except for the Trademark Licenses, Patent Licenses and Copyright Licenses listed on Schedule 1.1 hereto under which a Debtor is a licensee, no Debtor has knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property Collateral contained on Schedule 1.1 to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(h)
No Claims. Except as set forth on Schedule 1.1 or as otherwise disclosed to the Bank in writing, no claim has been made and is continuing or, to any Debtor’s knowledge, threatened that the use by any Debtor of any item of Intellectual Property Collateral is invalid or unenforceable or that the use by any Debtor of any Intellectual Property Collateral does or may violate the rights of any Person. To the Debtors’ knowledge, there is no infringement or unauthorized use of any item of Intellectual Property Collateral contained on Schedule 1.1 or as otherwise disclosed to the Bank in writing.

(i)
No Consent. No consent of any party (other than such Debtor) to any Patent License, Copyright License or Trademark License constituting Intellectual Property Collateral is required, or purports to be required, to be obtained by or on behalf of such Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the applicable Debtor and (to the knowledge of the Debtors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), except to the extent the failure of any such Patent License, Copyright License or Trademark License to be in full force and effect or valid or legally enforceable would not be reasonably expected, in the aggregate, to have a Material Adverse Effect on the value of the Collateral. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses, Copyright Licenses or Trademark Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain would not be reasonably expected, in the aggregate to, have a Material Adverse Effect on the value of the Collateral. Neither the Debtors nor (to the knowledge of any Debtor) any other party to any Patent License, Copyright License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Intellectual Property Collateral. To the knowledge of such Debtor, the right, title and interest of the applicable Debtor in, to and under each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is not subject to any defense, offset, counterclaim or claim, which would be the expected, either individually or in the aggregate, have a Material Adverse Effect on the value of the Collateral.

Section 3.6    Priority. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Bank pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens and other Liens permitted under Section 7.2 of the Credit Agreement (which shall not, in any event, grant a Lien over the Pledged Shares).
Section 3.7    Perfection. Upon (a) the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 3.7 attached hereto, and (b) the recording of the IP Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, the security interest in favor of the Bank created herein or therein will constitute a valid and perfected Lien upon and security interest in the Collateral to the extent such security interest may be created and perfected either under the UCC by filing financing statements or by a filing with the United States Patent and Trademark Office and the United States Copyright Office.
ARTICLE 4
Covenants
Each Debtor covenants and agrees with the Bank, until termination of this Agreement in accordance with the provisions of Section 7.12 hereof, as follows:
Section 4.1    Covenants Regarding Certain Kinds of Collateral.

(a)
Promissory Notes and Tangible Chattel Paper. If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $10,000, the applicable Debtors shall promptly notify the Bank in writing thereof and forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Bank indicating that the Bank has a security interest in such Chattel Paper.

(b)
Electronic Chattel Paper and Transferable Records. If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of $10,000, the applicable Debtors shall promptly notify the Bank thereof and, at the request and option of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(c)
Letter-of-Credit Rights. If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of $10,000, the applicable Debtors shall promptly notify the Bank thereof and, at the request of the Bank, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Bank either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Bank of the proceeds of the letters of credit or (ii) for the Bank to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Bank to perfect its first priority Lien in such letter of credit rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until a Default or Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Bank and applied as set forth in the Credit Agreement.

(d)
Commercial Tort Claims. If Debtors, now or at any time hereafter, collectively hold or acquire any commercial tort claims, which, the reasonably estimated value of which are in aggregate excess of $10,000, the applicable Debtors shall immediately notify the Bank in a writing signed by such Debtors of the particulars thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Bank.

(e)
Pledged Shares. All certificates or instruments representing or evidencing the Pledged Shares or any Debtor’s rights therein shall be delivered to the Bank promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Bank.

(f)	Equipment and Inventory.

(i)
Location. Each Debtor shall keep the Equipment (other than Vehicles) and Inventory (other than Inventory in transit) which is in such Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule 3.3(a) attached hereto or as otherwise disclosed in writing to the Bank from time to time, subject to compliance with the other provisions of this Agreement, including subsection (ii) below.

(ii)
Landlord Consents and Bailee’s Waivers. Each Debtor shall provide, as applicable, a bailee’s waiver or landlord consent, in form and substance acceptable to the Bank, for each non-Debtor owned location of Collateral disclosed on Schedule 3.3(a) (or otherwise disclosed to the Bank in writing) at which books and records of the Debtor are kept or where Collateral with an aggregate value of $250,000 or more is located, promptly after leasing such location, and shall take all other actions required by the Bank to perfect the Bank’s security interest in the Equipment and Inventory with the priority required by this Agreement.

(iii)	Maintenance. Each Debtor shall maintain the Equipment and Inventory in such condition as may be specified by the terms of the Credit Agreement.

(g)	Intellectual Property.

(i)
Trademarks. Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Trademark registration and each Trademark License identified on Schedule 1.1 hereto, and (y) pursue each trademark application now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Trademark registration, Trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(ii)
Patents. Each Debtor to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule 1.1 hereto, and (y) pursue each patent application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iii)
Copyrights. Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Copyright Office or in any court, to (x) defend, enforce, and preserve the validity and ownership of each Copyright and each Copyright License identified on Schedule 1.1 hereto, and (y) pursue each Copyright and mask work application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the payment of applicable fees, and the participation in infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Copyright, Copyright and mask work application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iv)
No Abandonment. The Debtors shall not abandon any Trademark, Patent, Copyright or any pending Trademark, Copyright, mask work or Patent application, without the written consent of the Bank, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or the pursuit or maintenance of such Trademark registration, Patent, Copyright registration or pending Trademark, Copyright, mask work or Patent application is not of material economic value to it, in which case, the Debtors shall give notice of any such abandonment to the Bank promptly in writing after the determination to abandon such Intellectual Property Collateral is made.

(v)
No Infringement. In the event that a Debtor becomes aware that any item of the Intellectual Property Collateral which such Debtor has determined, using its commercially reasonable judgment, to be material to its business is infringed or misappropriated by a third party, such Debtor shall promptly notify the Bank promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Bank deems reasonably appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Bank promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any material item of the Intellectual Property Collateral.

(h)
Accounts and Contracts. Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. So long as no Default or Event of Default has occurred and is continuing and except as otherwise provided in Section 6.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of the Credit Agreement.

(i)
Vehicles; Aircraft and Vessels. Notwithstanding any other provision of this Agreement, no Debtor shall be required to make any filings as may be necessary to perfect the Bank’s Lien on its Vehicles, aircraft and vessels, unless (i) a Default or an Event of Default has occurred and is continuing, whereupon the Bank may require such filings be made or (ii) on or after January 1, 2018, such Debtor, either singly, or together with the other Debtors, owns Vehicles, aircraft and vessels (other than Vehicles provided for use by such Debtor’s executive employees and Vehicles described in clause (iii) below) which have a fair market value of at least $200,000, in aggregate amount, whereupon the applicable Debtors shall provide prompt notice to the Bank, and the Bank, at its option, may require the applicable Debtors to execute such agreements and make such filings as may be necessary to perfect the Bank’s Lien and ensure the priority thereof on the applicable Vehicles, aircraft and vessels, or (iii) on or after January 1, 2018, such Debtor, either singly, or together with the other Debtors, owns any Vehicle having an original cost (including the original cost of any Equipment affixed thereto) of $200,000 or more, whereupon the applicable Debtors shall provide prompt notice to the Bank shall execute such agreements and make such filings as may be necessary to perfect the Bank’s Lien and ensure the priority thereof on the applicable Vehicles and the Equipment affixed thereto.

(j)
Life Insurance Policies. If any Debtor, now or any time hereafter, is the beneficiary of a “key man life insurance policy”, it shall promptly notify the Bank thereof, provide the Bank with a true and correct list of the Persons insured, the name and address of the insurance company providing the coverage, the amount of such insurance and the policy number, and, unless otherwise waived by the Bank in writing, take such actions as Bank may deem necessary or the Bank shall deem reasonably desirable to collaterally assign policy to the Bank.

(k)
Deposit Accounts. Each Debtor agrees to promptly notify the Bank in writing of all Deposit Accounts, cash collateral accounts or investments accounts opened after the date hereof (except with Bank), and such Debtor shall take such actions as may be necessary or deemed desirable by the Bank (including the execution and delivery of an account control agreement in form and substance satisfactory to the Bank) to grant the Bank a perfected, first priority Lien over each of the Deposit Accounts, cash collateral accounts or investment accounts disclosed on Schedule 3.3(b) and over each of the additional accounts disclosed pursuant to this Section 4.1(k). Bank acknowledges that as of the date hereof, it has not requested that any Debtor execute and deliver an account control agreement or similar agreement in order for the Bank to have a perfected, first priority Lien over the existing Deposit Accounts, cash collateral accounts or investment accounts disclosed on Schedule 3.3(b).

Section 4.2    Encumbrances. Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than the Permitted Liens and the other Liens permitted under Section 7.2 of the Credit Agreement, provided that no Lien, other than the Lien created hereunder, shall exist over the Pledged Shares) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in the Credit Agreement), and shall defend such Debtor’s title to and other rights in the Collateral and the Bank’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Credit Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Bank in the Collateral.
Section 4.3    Disposition of Collateral. Except as otherwise permitted under the Credit Agreement or this Agreement, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.
Section 4.4    Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Credit Agreement. In the case of all such insurance policies, each such Debtor shall designate the Bank, as mortgagee or lender loss payee and such policies shall provide that any loss be payable to the Bank, as mortgagee or lender loss payee, as its interests may appear. Further, upon the request of the Bank, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to the Bank; and each such Debtor assigns to the Bank, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days’ prior written notice to the Bank of such cancellation. Each Debtor further shall provide the Bank upon request with evidence reasonably satisfactory to the Bank that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of a Default or an Event of Default, the Bank may, at its option, act as each such Debtor’s attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon such Debtor’s failure to insure the Collateral as required in this covenant, the Bank may, at its option, procure such insurance and its costs therefor shall be charged to such Debtor, payable on demand, with interest at the highest rate set forth in the Credit Agreement and added to the Indebtedness secured hereby. The disposition of proceeds payable to such Debtor of any insurance on the Collateral (the “Insurance Proceeds”) shall be governed by the following:

(a)
provided that no Default or Event of Default has occurred and is continuing hereunder, (i) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed Ten Thousand Dollars ($10,000), such Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor’s business (provided that such assets shall be subjected to a first priority Lien in favor of the Bank and such repurchase of assets shall occur within 30 days of such Debtor receiving the Insurance Proceeds); and (ii) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds Ten Thousand Dollars ($10,000), such Insurance Proceeds shall be applied to prepay the Indebtedness in the manner specified in the Credit Agreement; and

(b)
if a Default or Event of Default has occurred or is continuing and is not waived as provided in the Credit Agreement, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by the Bank, to be applied by the Bank against the Indebtedness in the manner specified in the Credit Agreement and/or to be held by the Bank as cash collateral for the Indebtedness, as the Bank shall determine in its sole discretion.

Section 4.5    Corporate Changes; Books and Records; Inspection Rights. (a) Each Debtor shall not change its respective name, identity, corporate structure or jurisdiction of organization, or identification number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Bank thirty (30) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Bank under the circumstances to protect its Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 3.2 as the location of such books and records or as otherwise specified in writing to the Bank and (c) the Debtors shall permit the Bank and its agents and representatives to conduct inspections, discussion and audits of the Collateral in accordance with the terms of the Credit Agreement.
Section 4.6    Notification of Lien; Continuing Disclosure. (a) Each Debtor shall promptly notify the Bank in writing of any Lien, encumbrance or claim (other than a Permitted Lien, to the extent not otherwise subject to any notice requirements under the Credit Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim; and (b) at closing on the date of this Agreement and concurrently with delivery of the Covenant Compliance Report for each fiscal quarter, Debtors shall execute and deliver to the Bank a Collateral Compliance Report in the form attached hereto as Exhibit C.
Section 4.7    Covenants Regarding Pledged Shares

(a)	Voting Rights and Distributions.

(i)
So long as no Default or Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):

(A)
Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Bank which would violate any provision of this Agreement or the Credit Agreement; and

(B)
Except as otherwise provided by the Credit Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(ii)	Upon the occurrence and during the continuance of a Default or an Event of Default:

(A)
The Bank may, after giving notice to such Debtor, transfer or register in the name of the Bank or any of its nominees, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Bank hereunder, and the Bank or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Bank were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Bank of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer Bank, registrar or other designated agency upon such terms and conditions as the Bank may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Bank shall not be responsible for any failure to do so or delay in so doing.

(B)
All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.7(a)(i)(A) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.7(a)(i)(B) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in the Bank which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

(C)
All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Section 4.7(a)(ii) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary endorsement).

(D)
Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Bank all such proxies and other instruments as the Bank may reasonably request for the purpose of enabling the Bank to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.7(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.7(a)(ii). The foregoing shall not in any way limit the Bank’s power and authority granted pursuant to the other provisions of this Agreement.

(b)
Possession; Reasonable Care. Regardless of whether a Default or an Event of Default has occurred or is continuing, the Bank shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Bank may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Bank, of any or all of the Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Bank accords its own property, it being understood that the Bank shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence and continuance of an Event of Default, the Bank shall be entitled to take ownership of the Collateral in accordance with the UCC.

Section 4.8    New Subsidiaries; Additional Collateral

(a)
With respect to each Person which becomes a Subsidiary of a Debtor subsequent to the date hereof, execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, within the time periods set forth therein.

(b)
Each Debtor agrees that, (i) except with the written consent of the Bank, it will not permit any Domestic Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Bank under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Bank, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Bank (A) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor or (B) if reasonably required by the Bank, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Bank a first priority security interest, pledge and Lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Bank may reasonably request. Such Debtor hereby (x) authorizes the Bank to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Bank shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in Section 3.4 of this Agreement with respect to the Collateral covered thereby.

(c)
With respect to any Intellectual Property Collateral owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any Patent, Trademark or Copyright which is not registered or filed with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office at the time such Collateral is pledged by a Debtor to the Bank pursuant to this Security Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office, such Debtor shall promptly after the acquisition or registration thereof execute or cause to be executed and delivered to the Bank, (i) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto, in respect of such additional or newly registered collateral or (ii) at the Bank’s option, a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to the Bank, a first priority security interest, pledge and Lien thereon (subject only to the Permitted Liens), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon the Bank’s request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the U.S. Patent and Trademark Office and/or the U.S. Copyright Office in connection with any such additional or newly registered collateral) granting or otherwise evidencing a Lien over such new Intellectual Property Collateral. Each Debtor hereby (x) authorizes the Bank to attach each amendment to this Agreement, (y) agrees that all such additional collateral listed in any amendment delivered to the Bank shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Section 3.3(d) and Section 3.5 of this Agreement with respect to the Collateral covered thereby.

Section 4.9    Further Assurances (1) At any time and from time to time, upon the request of the Bank, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Bank may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Bank’s security interest in and pledge and collateral assignment of the Collateral (including causing the Bank’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Bank’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens and other Liens permitted under Section 7.2 of the Credit Agreement (except for Pledged Shares, over which the only Lien shall be that Lien established under this Agreement), each Debtor agrees to maintain and preserve the Bank’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.

(a)
Each Debtor hereby irrevocably authorizes the Bank at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien, and (ii) provide any other information required by Part 5 of Article 9 of the UCC, including organizational information and in the case of a fixture filing or a filing for Collateral consisting of as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information required by the preceding paragraph to the Bank promptly upon request.

ARTICLE 5
Rights of the Bank
Section 5.1    Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all appropriate action, and to execute any and all documents and instruments which the Bank at any time and from time to time deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Bank the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)
to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)
to pay or discharge taxes, Liens (other than Permitted Liens and the other Liens permitted under Section 7.2 of the Credit Agreement) or other encumbrances levied or placed on or threatened against the Collateral;

(c)
(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Bank or as the Bank shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Bank may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (ix) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (x) subject to any pre-existing rights or licenses, to assign any Patent, Copyright or Trademark constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright or Trademark pertains), for such term or terms, on such conditions and in such manner, as the Bank shall in its sole discretion determine, and (xi) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Bank’s security interest therein.
This power of attorney is a power coupled with an interest and shall be irrevocable. The Bank shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Bank in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Bank solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Bank shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.
Section 5.2    Setoff. In addition to and not in limitation of any rights of Bank under applicable law, the Bank shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Indebtedness owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with Bank; provided, however, that any such amount so applied by Bank on any of the Indebtedness owing to it shall be subject to the provisions of the Credit Agreement.
Section 5.3    Assignment by the Bank. The Bank may at any time assign or otherwise transfer all or any portion of its rights and obligations as Bank under this Agreement and the other Loan Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Bank herein or otherwise.
Section 5.4    Performance by the Bank. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Bank may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Bank shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Bank, promptly pay any reasonable amount expended by the Bank in connection with such performance or attempted performance to the Bank, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Bank shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.
Section 5.5    Certain Costs and Expenses. The Debtors shall pay or reimburse the Bank within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Indebtedness (including in connection with any “workout” or restructuring regarding the Indebtedness, and including in any insolvency proceeding or appellate proceeding). The agreements in this Section 5.5 shall survive the payment in full of the Indebtedness.
Section 5.6    Indemnification. The Debtors shall indemnify, defend and hold the Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Indebtedness) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document relating to or arising out of or referred to in this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy proceeding or appellate proceeding) related to or arising out of this Agreement or the Indebtedness or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Debtors shall have no obligation under this Section 5.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 5.6 shall survive payment of all other Indebtedness.
ARTICLE 6
Default
Section 6.1    Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Bank shall have the following rights and remedies:

(a)
The Bank may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 5 hereof), in the Credit Agreement, or in any other Loan Document, or by applicable law.

(b)
In addition to all other rights and remedies granted to the Bank in this Agreement, the Credit Agreement or by applicable law, the Bank shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Bank may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Bank’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Bank may (i) without demand or notice to the Debtors (except as required under the Credit Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Bank (and/or its Banks, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Bank’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Bank shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. The Bank may require the Debtors to assemble the Collateral and make it available to the Bank at any place designated by the Bank to allow the Bank to take possession or dispose of such Collateral. The Debtors agree that the Bank shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. The Bank shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Bank may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Bank in connection with the collection of the Indebtedness and the enforcement of the Bank’s rights under this Agreement and the Credit Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness are insufficient to pay the Indebtedness in full. The Bank shall apply the proceeds from the sale of the Collateral hereunder against the Indebtedness in such order and manner as provided in the Credit Agreement.

(c)	The Bank may cause any or all of the Collateral held by it to be transferred into the name of the Bank or the name or names of the Bank’s nominee or nominees.

(d)
The Bank may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)
On any sale of the Collateral, the Bank is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Bank’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)
The Bank may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Bank or as the Bank shall direct.

(g)
In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Collateral subject to such disposition shall be included, and the Debtors shall supply to the Bank or its designee the Debtors’ know-how and expertise related to the Intellectual Property

Collateral subject to such disposition, and the Debtors’ notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

(h)
For purposes of enabling the Bank to exercise its rights and remedies under this Section 6.1 and enabling the Bank and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Bank an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Intellectual Property Collateral, Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of a Default or an Event of Default (and thereafter if Bank succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Bank.

(i)
If and to the extent that any Debtor is permitted to license the Intellectual Property Collateral, Bank shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Debtor’s request and expense, with such Debtor and any licensee of any Intellectual Property Collateral permitted hereunder, such non-disturbance or similar agreement to be in form and substance reasonably satisfactory to Bank pursuant to which (i) Bank shall agree to assume the rights of Debtor under such non-exclusive license, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Bank and other terms of this Agreement.

(j)
In addition to any other remedy available to it, to the extent permitted by applicable law, the Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the immediate appointment of a receiver to take possession of and operate and/or dispose of the business and assets of any Debtor and any costs and expenses incurred by the Bank in connection with such receivership shall bear interest at the highest rate set forth in the Credit Agreement, at Bank’s option, and shall be secured by all Collateral.

Section 6.2    Private Sales.

(a)
In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, the Bank may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution. In so doing, the Bank may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Bank hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Bank’s acceptance of the highest offer (including its own offer) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Bank shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b)
The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3    Establishment of Cash Collateral Account; and Lock Box.

(a)
Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 8.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, upon the termination of any commitments to extend credit under the Credit Agreement, the acceleration of any Indebtedness arising under the Credit Agreement and/or the exercise of any other remedy in each case by the Bank under Section 8.2 of the Credit Agreement, there shall be established by each Debtor with the Bank a segregated non-interest bearing cash collateral account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Bank. Furthermore, in connection with the establishment of a Cash Collateral Account under the first sentence of this Section 6.3 (and on the terms and within the time periods provided thereunder), (i) each Debtor agrees to establish and maintain (and the Bank may establish and maintain) at Debtor’s sole expense a United States Post Office lock box (the “Lock Box”), to which the Bank shall have exclusive access and control. Each Debtor expressly authorizes the Bank, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Bank to establish and maintain the Lock Box and the Cash Collateral Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with the Bank may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

(b)
Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 8.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, upon the termination of any commitments to extend credit under the Credit Agreement, the acceleration of any Indebtedness arising under the Credit Agreement and/or the exercise of any other remedy in each case by the Bank under Section 8.2 of the Credit Agreement, any and all cash (including amounts received by electronic funds transfer), checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Bank, properly endorsed, where required, so that such items may be collected by the Bank. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Bank until delivery is made to the Bank. All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Bank on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Bank’s option, be applied to any of the Indebtedness, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Bank a first security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Bank to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction.
Section 6.4    Default Under Credit Agreement. Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.
ARTICLE 7
Miscellaneous
Section 7.1    No Waiver; Cumulative Remedies. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.
Section 7.2    Successors and Assigns. Subject to the terms and conditions of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Bank and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Bank.
Section 7.3    AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE CREDIT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS

AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.
Section 7.4    Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices in the Credit Agreement; or, as directed to the Debtors or the Bank, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Bank shall not be effective until actually received by the Bank.
Section 7.5    GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(b)
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTOR AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTOR AND THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.6    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 7.7    Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Bank shall affect the representations and warranties or the right of the Bank to rely upon them.
Section 7.8    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 7.9    Waiver of Bond. In the event the Bank seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10    Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.11    Construction. Each Debtor and the Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Bank.
Section 7.12    Termination; Reinstatement. If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Bank shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Bank and has not previously been sold or otherwise applied pursuant to this Agreement; provided however that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event: (a) that any payment received or credit given by the Bank is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Agreement shall thereafter be enforceable against the Debtors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Bank, and whether or not the Bank relied upon such payment or credit or changed its position as a consequence thereof or (b) that any liability is imposed, or sought to be imposed against the Bank relating to the environmental condition of any of property mortgaged or pledged to the Bank by any Debtor, the Borrower or other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Agreement, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Bank of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Bank, or any person other than the Borrower, the Subsidiaries, or any Affiliates of the Borrower or the Subsidiaries), and this Agreement shall thereafter be enforceable against the Debtors to the extent of all such liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Bank as the direct or indirect result of any such environmental condition but only for which the Borrower is obligated to the Bank pursuant to the Credit Agreement. For purposes of this Agreement “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.
Section 7.13    Release of Collateral. The Bank shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral (other than the Pledged Shares): (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement, or (c) if such release has been approved by the Bank.

Section 7.14    WAIVER OF JURY TRIAL. EACH DEBTOR AND THE BANK WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR AND THE BANK AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
Section 7.15    Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.
Section 7.16    Continuing Lien. The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and the Bank’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Indebtedness are repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.
DEBTORS:

DIGIRAD CORPORATION

By:

Its:

Address:
1048 Industrial Court, Suite E
Suwanee, GA 30024

DIGIRAD IMAGING SOLUTIONS, INC.

By:

Its:

Address:
1048 Industrial Court, Suite E
Suwanee, GA 30024

TELERHYTHMICS, LLC

By:

Its:

Address:
60 Market Center Dr.
Collierville, TN 38017

MD OFFICE SOLUTIONS

By:

Its:

Address:
13100 Gregg Street
Poway, CA 92064

[Signature Page to Security Agreement]
PROJECT RENDEZVOUS HOLDING CORPORATION

By:

Its:

Address:
1048 Industrial Court, Suite E
Suwanee, GA 30024

PROJECT RENDEZVOUS ACQUISITION CORPORATION

By:

Its:

Address:
1048 Industrial Court, Suite E
Suwanee, GA 30024

DMS HEALTH TECHNOLOGIES, INC.

By:

Its:

Address:
2101 North University Dr.
Fargo, ND 58102

DMS IMAGING, INC.

By:

Its:

Address:
2101 North University Dr.
Fargo, ND 58102

[Signature Page to Security Agreement]

DMS HEALTH TECHNOLOGIES-CANADA, INC.

By:

Its:

Address:
2101 North University Dr.
Fargo, ND 58102

BANK:

COMERICA BANK

By:

Its:

Address:
Comerica Bank
350 Tenth Avenue, Suite 700
San Diego, California 92101
Attention:

[Signature Page to Security Agreement]

EXHIBIT A
TO
SECURITY AGREEMENT
FORM OF AMENDMENT
This Amendment, dated             , 20__, is delivered pursuant to Section 4.8[(b)/(c)] of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Security Agreement dated as of June 21, 2017, between the undersigned and Comerica Bank (the “Security Agreement”), and (a) [that the intellectual property listed on Schedule A]/[that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule A] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement and (b) that Schedule A shall be deemed to amend [Schedule 1.2/Schedule 1.1] by supplementing the information provided on such Schedule with the information set forth on Schedule A.
Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.
DIGIRAD CORPORATION

By:

Its:

DIGIRAD IMAGING SOLUTIONS, INC.

By:

Its:

TELERHYTHMICS, LLC

By:

Its:

MD OFFICE SOLUTIONS

By:

Its:

PROJECT RENDEZVOUS HOLDING CORPORATION

By:

Its:

PROJECT RENDEZVOUS ACQUISITION CORPORATION

By:

Its:

DMS HEALTH TECHNOLOGIES, INC.

By:

Its:

DMS IMAGING, INC.

By:

Its:

DMS HEALTH TECHNOLOGIES-CANADA, INC.

By:

Its:

COMERICA BANK

By:

Its:

EXHIBIT B
JOINDER AGREEMENT
(Security Agreement)
THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of ______________, ____ by                 , a              (“New Debtor”).
WHEREAS, pursuant to Section 6.13 of that certain Revolving Credit Agreement dated as of June 21, 2017 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Digirad Corporation, a Delaware corporation (the “Borrower”), and Comerica Bank (“Bank”), the New Debtor is required to execute and deliver a joinder agreement to the Security Agreement.
WHEREAS, in order to comply with the Credit Agreement, New Debtor executes and delivers this Joinder Agreement in accordance therewith.
NOW THEREFORE, as a further inducement to Bank to continue to provide credit accommodations to the Borrower, New Debtor hereby covenants and agrees as follows:
A.    All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.
B.    New Debtor hereby enters into this Joinder Agreement in order to comply with Section 6.13 of the Credit Agreement and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement and the other Loan Documents.
C.    Schedule [insert appropriate Schedule] attached to this Joinder Agreement is intended to supplement Schedule [insert appropriate Schedule] of the Security Agreement with the respective information applicable to New Debtor.
D.    New Debtor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Security Agreement.
E.    No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.
F.    This Joinder Agreement shall be governed by the laws of the State of California and shall be binding upon New Debtor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of             ,     .
[NEW DEBTOR]

By:

Its:

Accepted:

COMERICA BANK

By:

Its:

EXHIBIT C

FORM OF COLLATERAL COMPLIANCE CERTIFICATE

To:    Comerica Bank (the “Bank”)

Re:
Security Agreement dated as of June 21, 2017, by and among Digirad Corporation, a Delaware corporation, Digirad Imaging Solutions, Inc., a Delaware corporation, Telerhythmics, LLC, a Tennessee limited liability company, MD Office Solutions, a California corporation, Project Rendezvous Holding Corporation, a Delaware corporation, Project Rendezvous Acquisition Corporation, a Delaware corporation, DMS Health Technologies, Inc., a North Dakota corporation, DMS Imaging, Inc., a North Dakota corporation, DMS Health Technologies-Canada, Inc., a North Dakota corporation, and such other entities which from time to time become parties thereto (each a “Debtor” and collectively, the “Debtors”) and Bank, (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement).

Reference is made to Section 4.6 of the Security Agreement. The undersigned hereby represents and warrants to Bank, in consideration of the loans extended to Borrower, as follows:

1.    Locations. No Debtor has any leased or owned location, or any Collateral located with a warehousemen or bailee, which has not been previously disclosed in writing to Bank, or is not set forth on Schedule 1 attached hereto, which sets forth the information required by Section 3.3(a)(ii) and Section 3.3(a)(iii) of the Security Agreement, as applicable, for all previously undisclosed locations.

2.    Deposit Accounts. No Debtor has any Deposit Accounts, cash collateral accounts or investment accounts (other than with Bank) which have not been previously disclosed in writing to Bank, or are not set forth on Schedule 2 attached hereto, which sets forth the information required by Section 3.3(b) of the Security Agreement as to each previously undisclosed account.

3.    Intellectual Property. No Debtor has any registered Patents, Patent Licenses, registered Trademarks, Trademark Licenses, registered Copyrights and Copyright Licenses which have not been previously disclosed in writing to Bank, or are not set forth on Schedule 3 attached hereto, which sets forth the information required by Section 3.3(d) of the Security Agreement for such previously undisclosed Intellectual Property Collateral.

4.    Pledged Shares. None of the Debtors, singly or collectively, hold any Pledged Shares which have not been previously disclosed to Bank in writing except as set forth on Schedule 4 attached hereto, which sets forth the information required by Section 3.4(c) of the Security Agreement for such previously undisclosed Pledged Shares.

5.    Promissory Notes; Tangible Chattel Paper. None of the Debtors, singly or collectively, have promissory notes or tangible Chattel Paper for which the principal amount or obligations evidenced thereunder are, in aggregate, in excess of $10,000 which promissory notes and/or Chattel Paper have not been previously disclosed to Bank in writing, assigned and delivered to Bank in accordance with Section 4.1(a) of the Security Agreement, except as set forth on Schedule 5 attached hereto.

6.    Electronic Chattel Paper. None of the Debtors, singly or collectively, have electronic Chattel Paper or any “transferable record” evidencing obligations, in the aggregate, in excess of $10,000, which have not previously been disclosed to Bank in writing, and over which Bank has not been granted control in accordance with Section 4.1(b) of the Security Agreement, except as set forth on Schedule 6 attached hereto.

7.    Letters of Credit. None of the Debtors, singly or collectively, are beneficiaries under letters of credit, with an aggregate face amount in excess of $10,000, which have not previously been disclosed to Bank in writing, and over which Bank has not been granted a Lien in compliance with the terms of Section 4.1(c) of the Security Agreement, except as set forth on Schedule 7 attached hereto.

8.    Commercial Tort Claims. None of the Debtors, singly or collectively, have any commercial tort claims which, in the aggregate, are reasonably estimated to have a value in excess of $10,000, which claims have not previously been disclosed to Bank in writing and over which Bank has not been granted a Lien in compliance with Section 4.1(d) of the Security Agreement, except as set forth on Schedule 8 attached hereto.

9.    Vehicles, Aircraft and Vessels. None of the Debtors, singly or collectively, own Vehicles (other than Vehicles used by executive employees), aircraft or vessels with a fair market value in excess of $10,000 which have not been previously disclosed in writing to Bank, except as set forth on Schedule 9 attached hereto.

10.    Life Insurance. None of the Debtors are beneficiaries of any key man life insurance policies which have not been previously disclosed in writing to Bank, except as set forth on Schedule 10 attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Collateral Compliance Report, as of this ____ day of             ,     .
DIGIRAD CORPORATION

By:

Its:

EXHIBIT C-2

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (the “Agreement”) is made as of June 21, 2017 by and among Digirad Corporation, a Delaware corporation (“Borrower”), Telerhythmics, LLC, a Tennessee limited liability company, DMS Health Technologies, Inc., a North Dakota corporation, DMS Health Technologies-Canada, Inc., a North Dakota corporation, and such other entities which from time to time become parties hereto (collectively, including Borrower, the “Grantors” and individually each a “Grantor”), and Comerica Bank (“Secured Party”).

RECITALS

A.     Secured Party has agreed to lend to Borrower certain funds (the “Loan”), and Borrower desires to borrow such funds from Secured Party pursuant to the terms of that certain Revolving Credit Agreement dated as of the date hereof between Borrower and Bank, as amended, restated or otherwise modified from time to time (the “Loan Agreement”). All initially capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement).

B.     In order to induce Secured Party to enter into the Loan Agreement, Grantors have agreed to grant a security interest in certain intangible property to Secured Party for purposes of securing the obligations of Grantors to Secured Party.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.     Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of the Indebtedness (as defined in the Loan Agreement), each Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor’s entire right, title and interest in, to and under the following (all of which shall collectively be called the “Intellectual Property Collateral”):

         (a)    Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

    (b)     Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

    (c)     Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

    (d)     All patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

    (e)     Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

    (f)     Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

    (g)     All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

    (h)     All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

    (i)     All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2.     Authorization and Request. Each Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this security agreement against any relevant registrations, applications, and/or issued patents.

3.     Covenants and Warranties. Each Grantor represents, warrants, covenants and agrees as follows:

    (a)     Grantor is now the sole owner of the Intellectual Property Collateral;

    (b)     Performance of this Agreement does not conflict with or result in a breach of any agreement to which Grantor is party or by which Grantor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor’s or other party’s consent and this Agreement constitutes an assignment;

    (c)     During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for licenses granted by Grantor in the ordinary course of business or as set forth in this Agreement;

    (d)     To Grantor’s knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

    (e)     For any Intellectual Property Collateral not yet registered, or applied to be registered, with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, Grantor shall file applications to register those intellectual property rights listed on Exhibits A, B and C hereto within thirty (30) days of the date of this Agreement. Grantor shall apply to register with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Grantor from time to time in connection with any product prior to the sale or licensing of such product to any third party (including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C);

    (f)     Grantor shall promptly give Secured Party written notice of any applications or registrations of any additional intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

    (g)     Grantor shall (i) give Secured Party not less than thirty (30) days prior written notice of the filing of any applications or registrations of any additional intellectual property rights with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Secured Party may reasonably request for Secured Party to maintain its perfection in such intellectual property rights to be registered by Grantor, and upon the request of Secured Party, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Grantor shall promptly provide Secured Party with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Secured Party to be filed for Secured Party to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

    (h)     Grantor shall deliver to Secured Party within thirty (30) days of the last day of each fiscal quarter, a report signed by Grantor, in form reasonably acceptable to Secured Party, listing any applications or registrations that Grantor has made or filed in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations. Grantor shall promptly advise Secured Party of any material change in the composition of the Intellectual Property Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent or Copyright not specified in Exhibits A, B and C to this Agreement;

    (i)     Grantor shall promptly execute, deliver or file such additional instruments and documents and take such further actions as Secured Party may reasonably request from time to time to perfect, continue the perfection or maintain the priority of Secured Party’s security interest in the Intellectual Property Collateral;

    (j)     Grantor shall: (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights; (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected; and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate;

    (k)     Secured Party may audit Grantor’s Intellectual Property Collateral to confirm compliance with this Section 3, provided such audit may not occur more often than once in any 12-month period, unless an Event of Default has occurred and is continuing. Secured Party shall have the right, but not the obligation, to take, at Grantor’s sole expense, any actions that Grantor is required under this Section 3 to take but which Grantor fails to take within fifteen (15) days of notice thereof to Grantor. Grantor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 3.

    (l)     This Agreement creates in favor of Secured Party, and in the case of after acquired Intellectual Property Collateral, at the time Grantor first has rights in such after acquired Intellectual Property Collateral this Agreement will create in favor of Secured Party, a valid and perfected first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement upon making the filings referred to in clause (i) above;

    (m)     Except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights such documents as are necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor in the U.S. or (ii) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder;

    (n)     All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects;

    (o)     Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Secured Party’s prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts if Grantor is required, in its commercially reasonable judgment, to accept such provisions; and

    (p)     Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any Intellectual Property Collateral, the ability of Grantor to dispose of any Intellectual Property Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

4.     Secured Party’s Rights. Secured Party shall have the right, but not the obligation, to take, at Grantors’ sole expense, any actions that any Grantor is required under this Agreement to take but which such Grantor fails to take, after fifteen (15) days’ notice to Grantors. Grantors shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 4.

5.     Further Assurances; Attorney-in-Fact.

    (a)     On a continuing basis, Grantors will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to perfect Secured Party’s security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Intellectual Property Collateral.

    (b)     Each Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its sole discretion, without first obtaining Grantor’s approval of or signature to such modification, Exhibit A, Exhibit B and Exhibit C, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Grantor where permitted by law, and (iii) after the occurrence of an Event of Default, to transfer the Intellectual Property Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code.

7.     Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Agreement:

    (a)     An Event of Default occurs under the Loan Documents; or

    (b)     Any Grantor breaches any warranty or agreement made by Grantor in this Agreement and, as to any breach that is capable of cure, Grantor fails to cure such breach within five (5) days after the earlier of (i) notice from Bank to Grantor of the occurrence of such breach or (ii) the date on which Grantor otherwise became aware of such breach.

8.     Remedies. Upon the occurrence and continuance of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantors to assemble the Intellectual Property Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence of an Event of Default. Grantors will pay any expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with the exercise of any of Secured Party’s rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral. All of Secured Party’s rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

9.     Indemnity. Each Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Agreement or otherwise (including without limitation reasonable attorneys’ fees and reasonable expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

10.     Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

11.     Attorneys’ Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements.

12.     Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.

13.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

14.     California Law and Jurisdiction; Jury Waiver. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions. Grantors and Secured Party consent to the exclusive jurisdiction of any state or federal court located in Santa Clara County, California. GRANTORS AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN DOCUMENTS, THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Intellectual Property Security Agreement on the day and year first above written.

GRANTORS:

Address of Grantors:	Digirad Corporation, a Delaware corporation
13100 Gregg Street, Suite A
Poway, CA 92064
By:
Its:

Telerhythmics, LLC, a Tennessee limited liability company

By:
Its:

DMS Health Technologies, Inc., a North Dakota corporation

By:
Its:

DMS Health Technologies-Canada, Inc., a North Dakota corporation         By:
Its:

SECURED PARTY:

Address of Secured Party:    Comerica Bank

39200 Six Mile Road, MC 7578    By:
Livonia, MI 48152
Its:

EXHIBIT A

Copyrights

EXHIBIT B

Patents

EXHIBIT C

Trademarks

EXHIBIT D

FORM OF GUARANTY

GUARANTY
THIS GUARANTY dated as of June 21, 2017 (as amended and otherwise modified from time to time, this “Guaranty”), is made by the undersigned Guarantors (collectively, the “Guarantors” and each, individually, a “Guarantor”) to Comerica Bank, a Texas banking association (“Bank”).
RECITALS:
A.Digirad Corporation, a Delaware corporation (together with any other Persons that may from time to time become parties to the Credit Agreement as borrowers, the “Borrowers”), have entered into that certain Revolving Credit Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with the Bank, pursuant to which the Bank has agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrowers, as provided therein.
B.    As a condition to entering into and performing their respective obligations under the Credit Agreement, the Bank has required that each of the Guarantors provide to the Bank, this Guaranty.
C.    Each of the Guarantors desires to see the success of the Borrowers. Furthermore, each of the Guarantors shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to the Borrowers.
D.    The business operations of the Borrowers and the Guarantors are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes, and the proceeds of advances under the credit facilities extended under the Credit Agreement will directly or indirectly benefit the Borrowers and the Guarantors hereunder, severally and jointly.
NOW, THEREFORE, to induce Bank to enter into and perform its obligations under the Credit Agreement, each of the Guarantors has executed and delivered this Guaranty.
1.    Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement. In addition, the following term shall have the following meaning:

“Guaranteed Obligations” shall mean, collectively, all Indebtedness (as defined in the Credit Agreement) (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after maturity thereof and accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Credit Parties or any one of them, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding and including, without limitation, interest at the highest allowable per annum rate specified in any document, instrument or agreement applicable to any of the Indebtedness), and all other liabilities and obligations of any Credit Party, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, this Guaranty and the other Loan Documents. Notwithstanding anything to the contrary in this Guaranty, with respect to any Guarantor, the term “Guaranteed Obligations” shall not include any obligation of any Credit Party with respect to a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”), entered into on or after October 12, 2012, if at the time that swap is entered into, such Guarantor is not an “eligible contract participant,” as defined in Section 1(a)(18) of the CEA.
2.    Guaranty. Each of the Guarantors hereby, jointly and severally, guarantees to the Bank the due and punctual payment to the Bank when due, whether by acceleration or otherwise, and performance of the Guaranteed Obligations. Each of such Guarantors further jointly and severally agrees to pay any and all expenses (including reasonable attorneys’ fees), that may be paid or incurred by the Bank in enforcing or preserving rights with respect to or collecting any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against the Guarantors under this Guaranty.
3.    Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty and any other Loan Document shall be in accordance with the terms hereof and thereof, as applicable), the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of any Credit Party under the Credit Agreement or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantors. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Credit Agreement or any of the other Loan Documents, any right to require a proceeding first against the Borrowers or any one of them or against any other Guarantor or other Person providing collateral, or to exhaust any security for the performance of the obligations of the Borrowers or any one of them, any protest, presentment, notice or demand whatsoever, and each Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released until, subject to Section 15 hereof, final payment in full of all of the Guaranteed Obligations due or to become due and the termination of any and all commitments of Bank to extend credit (whether optional or obligatory) under the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any other Loan Document, and only to the extent of any such payment, performance and discharge. Each Guarantor hereby further covenants that no security now or subsequently held by the Bank for the payment of the Guaranteed Obligations (including, without limitation, any security for any of the foregoing), whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of the Bank in respect of such security, shall affect in any manner whatsoever the unconditional obligations of this Guaranty, and that the Bank in its sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security, including, without limit, a nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as the Bank in its discretion may determine, without affecting in any manner the unconditional obligations of this Guaranty.
Without limiting the generality of the foregoing, the obligations of the Guarantors under this Guaranty, and the rights of the Bank to enforce the same, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Borrowers or any one of them, any or all of the Guarantors or any other Person or any of their respective Affiliates including any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations in or as a result of any such proceeding; (ii) any change in the ownership of any of the capital stock (or other ownership interests) of the Borrower or any or all of the Guarantors, or any other Person providing collateral for any of the Guaranteed Obligations, or any of their respective Affiliates; (iii) the election by the Bank, in any bankruptcy proceeding of any Person, to apply or not apply Section 1111(b)(2) of the Bankruptcy Code; (iv) any extension of credit or the grant of any security interest or lien under the Bankruptcy Code; (v) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (vi) the avoidance of any security interest or lien in favor of the Bank for any reason; (vii) any action taken by the Bank that is authorized by this paragraph or any other provision of this Guaranty; or (viii) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.
4.    Waivers.
(a)    Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

(1)
any defense based upon the doctrine of marshaling of assets or upon an election of remedies by Bank, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

(2)	any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(3)
any duty on the part of Bank to disclose to such Guarantor any facts Bank may now or hereafter know about the Borrowers, regardless of whether Bank has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor;

(4)
any other event or action (excluding compliance by such Guarantor with the provisions hereof) that would result in the discharge by operation of law or otherwise of such Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; and

(5)	all rights to participate in any security now or hereafter held by the Bank.
(b)    Each of the Guarantors hereby waives any defense based upon or arising by reason of (i) any disability or other defense of the Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full, of the Indebtedness; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of the Borrower; (iv) the application by the Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by the Borrower to the Bank or intended or understood by the Bank or the Guarantors; (v) any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrower or any Indebtedness by operation of law or otherwise; or (vi) any modification of the Indebtedness, in any form whatsoever including without limit any modification made after effective termination, and including without limit, the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of any Indebtedness, including without limit increase or decrease of the interest rate. Each of the Guarantors understands that, absent this waiver, Bank’s election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bank from obtaining a deficiency judgment against Borrower and the Guarantors pursuant to California Code of Civil Procedure sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which each of the Guarantors has against Borrower. Each of the Guarantors further understands that, absent this waiver, California law, including without limitation, California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford the Guarantors one or more affirmative defenses to any action maintained by Bank against the Guarantors on this Guaranty.
Each of the Guarantors hereby waives any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (i) may limit the time period for Bank to commence a lawsuit against Borrower or the Guarantors to collect any Indebtedness owing by Borrower or the undersigned to Bank; (ii) may entitle Borrower or the Guarantors to a judicial or nonjudicial determination of any deficiency owed by Borrower or the Guarantors to Bank, or to otherwise limit Bank’s right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bank’s right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; (iv) may require Bank to take only one action to collect the Indebtedness or that may otherwise limit the remedies available to Bank to collect the Indebtedness.
Each of the Guarantors hereby waives all rights and defenses arising out of an election of remedies by Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the each of the Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.
(c)    Each of the Guarantors acknowledges and agrees that this is a knowing and informed waiver of such Guarantor’s rights as discussed above and that Bank is relying on this waiver in extending credit to the Borrowers.
(d)    Each of the Guarantors warrants and agrees that each of the waivers set forth above are made with such Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any applicable law or public policy, these waivers shall be effective only to the extent permitted by law.
5.    Waiver of Subrogation. Each Guarantor hereby waives any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which such Guarantor may have or obtain against the Borrowers or any one of them, by reason of the existence of this Guaranty, or by reason of the payment by such Guarantor of any of the Guaranteed Obligations or the performance of this Guaranty, the Credit Agreement or any of the other Loan Documents, until the Guaranteed Obligations have been repaid and discharged in full, no Letters of Credit shall remain outstanding and all commitments to extend credit under the Credit Agreement or any of the other Loan Documents (whether optional or obligatory) have been terminated. Any amounts paid to such Guarantor on account of any such claim at any time when the obligations of such Guarantor under this Guaranty shall not have been fully and finally paid shall be held by such Guarantor in trust for Bank, segregated from other funds of such Guarantor, and forthwith upon receipt by such Guarantor shall be turned over to Bank in the exact form received by such Guarantor (duly endorsed to Bank by such Guarantor, if required), to be applied to such Guarantor’s obligations under this Guaranty, whether matured or unmatured, in such order and manner as Bank may determine.
Each of the Guarantors agrees to indemnify and hold harmless the Bank from and against any and all claims, actions, damages, costs and expenses, including without limit reasonable attorneys’ fees, incurred by the Bank in connection with such Guarantor’s exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. The Bank has no duty to enforce or protect any rights which such Guarantor may have against the Borrower or any other person and each of the Guarantors assumes full responsibility for enforcing and protecting these rights.

Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any of the Guarantors is or becomes an “insider” or “affiliate” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to the Borrower, then that any Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Borrower (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that the Guarantors shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of the Borrower (or any other guarantor) by reason of the existence of this Guaranty in the event that the Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce the Bank to enter into certain written contracts with the Borrower included in the Indebtedness. Each of the Guarantors warrants and agrees that none of Bank’s rights, remedies or interests shall be directly or indirectly impaired because of any of the Guarantors’ status as an “insider” or “affiliate” of the Borrower, and each of the Guarantors shall take any action, and shall execute any document, which the Bank may request in order to effectuate this warranty to the Bank.
Each of the Guarantors acknowledges and agrees that this is a knowing and informed waiver of such Guarantor’s rights as discussed above and that the Bank is relying on this waiver in extending credit to the Borrowers.
6.    Other Transactions. The Bank may deal with the Borrowers and any security held by them for the obligations of the Borrowers in the same manner and as freely as if this Guaranty did not exist and the Bank shall be entitled, without notice to any of the Guarantors, among other things, to grant to the Borrowers or any one of them such extension or extensions of time to perform any act or acts as may seem advisable to the Bank at any time and from time to time, and to permit the Borrowers or any one of them to incur additional indebtedness to the Bank, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder.
7.    Remedies; Right to Offset. The Bank may proceed, either in its own name or in the name of each or any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Bank shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.
At the option of the Bank, any or all of the Guarantors may be joined in any action or proceeding commenced by the Bank against the Borrowers or any one of them or any of the other parties providing Collateral for any of the Guaranteed Obligations, and recovery may be had against any or all of the Guarantors in such action or proceeding or in any independent action or proceeding against any of them, without any requirement that the Bank first assert, prosecute or exhaust any remedy or claim against the Borrowers or any one of them and/or any of the other parties providing Collateral for any of the Guaranteed Obligations.

Each of the Guarantors acknowledges the rights of the Bank, subject to the applicable terms and conditions of the Credit Agreement, to offset against the Guaranteed Obligations of any Guarantor to the Bank under this Guaranty, any amount owing by the Bank to such Guarantors, whether represented by any deposit of such Guarantors (or any of them) with the Bank or otherwise.
8.    Borrowers’ Financial Condition. Each Guarantor delivers this Guaranty based solely on its own independent investigation of (or decision not to investigate) the financial condition of the Borrowers and is not relying on any information furnished by Bank. Each Guarantor assumes full responsibility to keep itself informed concerning the financial condition of the Borrowers and all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligation, the status of the Guaranteed Obligations or any other matter which such Guarantor may deem necessary or appropriate, now or later.
9.    Representations and Warranties; Covenants. Each Guarantor (a) ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Article 5 of the Credit Agreement to the extent applicable to such Guarantor and those matters set forth in the recitals hereto, and such representations and warranties shall be deemed to be continuing representations and warranties true and correct in all material respects so long as this Guaranty shall be in effect; and (b) agrees (i) to comply with the covenants set forth in Article 6 and Article 7 of the Credit Agreement, to the extent reasonably applicable to such Guarantor and not already addressed through compliance therewith by Borrowers, and (ii) not to otherwise engage in any action or inaction, the result of which would cause a violation of any term or condition of the Credit Agreement.
10.    Governing Law; Severability. This Guaranty has been delivered in California and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of California. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.
11.    Notices. All notices or other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given as provided in Section 11.6 of the Credit Agreement; or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.
12.    Amendments; Future Subsidiaries. The terms of this Guaranty may not be altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed by or on behalf of the Bank. Any Person at any time required to become a Guarantor pursuant to Section 6.13 of the Credit Agreement or otherwise shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Bank that certain joinder agreement in the form attached hereto as Exhibit A.
13.    No Waiver. No waiver or release shall be deemed to have been made by the Bank of any of its rights hereunder unless the same shall be in writing and signed by or on behalf of the

Bank, and any such waiver shall be a waiver or release only with respect to the specific matter and Guarantor or Guarantors involved, and shall in no way impair the rights of the Bank or the obligations of the Guarantors under this Guaranty in any other respect at any other time.
14.    Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. The Bank may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, the Bank may, without notice to any Guarantors, extend or renew any part or all of the obligations of the Borrowers or any one of them under the Credit Agreement or otherwise, and may permit any such Person to incur additional indebtedness, without affecting in any manner the unconditional obligation of each of the Guarantors hereunder. Such action shall not affect any right of contribution among the Guarantors.
15.    Release; Reinstatement. Upon the final payment and discharge in full of all Guaranteed Obligations and the termination of any and all commitments of Bank to extend credit (whether optional or obligatory) under the Credit Agreement or any other Loan Document, the Bank shall deliver to such Guarantors, upon written request therefor, (a) a written release of this Guaranty and (b) appropriate discharges of any Collateral provided by the Guarantors for this Guaranty; provided however that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Bank is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Bank, and whether or not the Bank relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Bank, relating to the environmental condition of any of property mortgaged or pledged to the Bank by any Guarantor, Borrower or other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Bank of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Bank, or any person other than the Borrowers or any one of them, the Subsidiaries, or Affiliates of the Borrowers or the Subsidiaries), and this Guaranty shall thereafter be enforceable against the Guarantors to the extent of all such liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Bank as the direct or indirect result of any such environmental condition but only for which the Borrowers are, or any one of them is, obligated to the Bank pursuant to the Credit Agreement. For purposes of this Guaranty “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

16.    Consent to Jurisdiction. Each of the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or California state court sitting in Los Angeles County in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents and Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States federal or California state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of California (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Guarantors at their respective addresses identified in Section 11 hereof in the manner set forth therein.
17.    Headings. The headings, captions, and arrangements used in this Guaranty are for convenience only and shall not affect the interpretation of this Guaranty.
18.    Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
19.    WAIVER OF JURY TRIAL. EACH GUARANTOR (AND THE BANK BY ACCEPTING THE BENEFITS HEREOF) WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AND THE BANK AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
20.    Judicial Reference.

(i)	In the event the jury trial waiver set forth above is not enforceable, the parties elect to proceed under this judicial reference provision.

(ii)
With the exception of the items specified in clause (iii), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement, the Notes or the other Loan Documents, any other will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in this Agreement, the Notes or the other Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(iii)
The matters that shall not be subject to a reference are the following: (a) foreclosure of any security interests in real or personal property, (b) exercise of self-help remedies (including, without limitation, set-off), (c) appointment of a receiver and (d) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (a) and (b) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (c) and (d). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(iv)
The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(v)
The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(vi)
The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(vii)
Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(viii)
The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(ix)
If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(x)
THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR

AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.
21.    Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors and the Bank that the amount of the respective Guarantor’s obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that the Guarantor’s respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantor’s respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor’s respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 21, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Bank upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of the Bank hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers nor any one of them, nor any Guarantor nor any other Person shall have any right or claim under this Section 21 that would not otherwise be available under Applicable Insolvency Laws.

[SIGNATURES FOLLOW ON SUCCEEDING PAGES]

IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Guaranty as of the date first above written.

GUARANTORS:

DIGIRAD IMAGING SOLUTIONS, INC.

By:

Its:

TELERHYTHMICS, LLC

By:

Its:

MD OFFICE SOLUTIONS

By:

Its:

PROJECT RENDEZVOUS HOLDING CORPORATION

By:

Its:

PROJECT RENDEZVOUS ACQUISITION CORPORATION

By:

Its:

DMS HEALTH TECHNOLOGIES, INC.

By:

Its:

DMS IMAGING, INC.

By:

Its:

DMS HEALTH TECHNOLOGIES-CANADA, INC.

By:

Its:

EXHIBIT A

JOINDER AGREEMENT
(Guaranty)

THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of _________________, ____ by _______________________________ (“New Guarantor”).
WHEREAS, pursuant to Section 6.13 of that certain Revolving Credit Agreement dated as of June 21, 2017 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Digirad Corporation and the other borrowers from time to time parties to the Credit Agreement as borrowers (collectively, the “Borrowers”), and Comerica Bank (the “Bank”), the Bank has agreed to extend credit to the Borrowers on the terms set forth in the Credit Agreement and pursuant to Section 12 of that certain Guaranty dated as of June 21, 2017 (as amended or otherwise modified from time to time, the “Guaranty”) executed and delivered by the Guarantors named therein (“Guarantors”) in favor of Bank, the New Guarantor must execute and deliver a Joinder Agreement in accordance with the Credit Agreement and the Guaranty.
NOW THEREFORE, as a further inducement to the Bank to continue to provide credit accommodations to the Borrowers, New Guarantor hereby covenants and agrees as follows:
a.All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.
B.     New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 6.13 of the Credit Agreement and Section 12 of the Guaranty and does so in consideration of the extension of the Indebtedness, from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guaranty).
C.     New Guarantor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Guaranty and the other Loan Documents, a Guarantor under the Guaranty and hereby ratifies and confirms its obligations under the Guaranty, all in accordance with the terms thereof.
D.     No Default or Event of Default (each term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.
E.    This Joinder Agreement shall be governed by the laws of the State of California and shall be binding upon New Guarantor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of __________________, _____.
[NEW GUARANTOR]

By: ________________________________

Its: ________________________________

EXHIBIT E
FORM OF COVENANT COMPLIANCE REPORT

TO: Comerica Bank

RE: Revolving Credit Agreement made as of the 21st day of June, 2017 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and between Comerica Bank (“Bank”) and Digirad Corporation (“Borrower”).

This Covenant Compliance Report (“Report”) is furnished pursuant to Section 6.2(a) of the Credit Agreement and sets forth various information as of ___________, 20__ (the “Computation Date”).

1.
Fixed Charge Coverage Ratio (Section 6.9(a)). On the Computation Date, the Fixed Charge Coverage Ratio, which is required to be not less than 1.25 to 1.00, was_____ to 1.00, as computed in the supporting documents attached hereto as Schedule 1.

2.
Funded Debt to Adjusted EBITDA (Section 6.9(b)). On the Computation Date, the Funded Debt to Adjusted EBITDA, which is required to not greater than 2.25 to 1.00, was ____    to 1.00, as computed in the supporting documents attached hereto as Schedule 2.

The Responsible Officers hereby certifies (in a capacity as an officer of the applicable Borrower and not in any individual or personal capacity) that:

A.To the best of my knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B.I have reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

C.To the best of my knowledge, except as stated in Schedule 3 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrower or any other Credit Party), no Default or Event of Default has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the Schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

*    *    *

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

IN WITNESS WHEREOF, Borrower has caused this Report to be executed and delivered by the a Responsible Officer of Borrower this_________ day of________,_______.

DIGIRAD CORPORATION

By:_________________________________

Its:_________________________________